UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American Safety Insurance Holdings, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

The Boyle Building, 2nd Floor

31 Queen Street

Hamilton HM 11, Bermuda

Telephone (441) 296-8560

July 16, 2013

Dear Shareholder:

American Safety Insurance Holdings, Ltd. (“American Safety” or “we”), Fairfax Financial Holdings Limited (“Fairfax”), and Fairfax Bermuda Holdings, Ltd., an indirect wholly-owned subsidiary of Fairfax (“merger sub”), have entered into an Agreement and Plan of Merger, dated as of June 2, 2013 (together with the Bermuda merger agreement set forth on Exhibit A thereto and the other exhibits and annexes thereto, the “merger agreement”). Pursuant to the terms of the merger agreement, merger sub will be merged with and into American Safety, with American Safety continuing as the surviving company and becoming an indirect wholly-owned subsidiary of Fairfax (the “merger”).

If the merger is completed, shareholders will be entitled to receive $29.25 in cash, without interest and less any applicable withholding taxes, for each common share, par value $0.01 per share, of American Safety (“common shares”) that they own immediately prior to the effective time.

We will hold a special general meeting of our shareholders (the “special general meeting”) in connection with the proposed merger on August 26, 2013 at 9:00 a.m., local time, at the Hyatt Regency Aruba, J. E. Irausquin Blvd. #85, Palm Beach, Aruba, Dutch Caribbean. At the special general meeting, shareholders will be asked to vote on the proposal to approve and adopt the merger agreement and to approve the merger. The affirmative vote of 66 2/3% of the votes cast at the special general meeting at which a quorum is present, in accordance with American Safety’s bye-laws, is required to approve and adopt the merger agreement and to approve the merger.

The board of directors of American Safety (the “board”) has unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby are fair to, and in the best interests of, American Safety and has unanimously approved and declared advisable the merger agreement, the merger and the transactions contemplated thereby. After careful consideration, the board unanimously recommends that shareholders vote “FOR” the proposal to approve and adopt the merger agreement and to approve the merger.

We cannot complete the merger unless shareholders approve and adopt the merger agreement and approve the merger. Your vote is very important, regardless of the number of common shares you own. Whether or not you expect to attend the special general meeting in person, please vote or otherwise submit a proxy to vote your common shares as promptly as possible so that your shares may be represented and voted at the special general meeting.

The board also unanimously recommends that shareholders vote “FOR” the proposal to approve an adjournment or recess of the special general meeting, if necessary or appropriate in the view of the chairman of the special general meeting, to allow the board to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and to approve the merger if there are not sufficient votes at the time of such adjournment or recess to approve and adopt the merger agreement and to approve the merger.

In addition, the Securities and Exchange Commission (the “SEC”) has adopted rules that require us to seek a non-binding, advisory vote with respect to the agreements or understandings with, and items of compensation payable to, or which may become payable to, American Safety’s named executive officers that are based on or otherwise relate to the merger. The board unanimously recommends that shareholders vote “FOR” the merger-related compensation proposal described in the accompanying proxy statement.

The obligations of American Safety and Fairfax to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement provides you with detailed information about the special general meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully. You may also obtain additional information about American Safety from documents we have filed with the SEC at www.sec.gov.

If you have questions about the merger or other matters in the accompanying proxy statement, need assistance in submitting your proxy or voting your common shares, or need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please contact MacKenzie Partners, Inc., American Safety’s proxy solicitor, at (800) 322-2885 (toll free) or (212) 929-5500 (collect) or by email at proxy@MacKenziepartners.com.

Thank you in advance for your cooperation and continued support.

Sincerely,

Stephen R. Crim

President and Chief Executive Officer

Neither the SEC nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

This proxy statement will not be filed with any government or regulatory authority in Bermuda. Neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for American Safety’s financial soundness or the correctness of any of the statements made or opinions expressed in this proxy statement.

This proxy statement is dated July 16, 2013, and is first being mailed to American Safety’s shareholders on or about July 17, 2013.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

The Boyle Building, 2nd Floor

31 Queen Street

Hamilton HM 11, Bermuda

Telephone (441) 296-8560

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 26, 2013

To the shareholders of American Safety Insurance Holdings, Ltd.:

A special general meeting (the “special general meeting”) of the shareholders of American Safety Insurance Holdings, Ltd. (“American Safety”) will be held on August 26, 2013, at 9:00 a.m., local time, at the Hyatt Regency Aruba, J. E. Irausquin Blvd. #85, Palm Beach, Aruba, Dutch Caribbean, for the following purposes:

•

to consider and vote on a proposal (i) to approve and adopt the Agreement and Plan of Merger, dated as of June 2, 2013, including the Bermuda merger agreement set forth on Exhibit A thereto, (the “merger agreement”), by and among American Safety, Fairfax Financial Holdings Limited (“Fairfax”) and Fairfax Bermuda Holdings, Ltd., an indirect wholly-owned subsidiary of Fairfax (“merger sub”), a copy of which is included as Annex A to this proxy statement, of which this notice forms a part, and (ii) to approve the merger of American Safety and merger sub upon the terms and conditions of the merger agreement (the “merger”);

•

to approve an adjournment or recess of the special general meeting, if necessary or appropriate in the view of the chairman of the special general meeting, to allow the board of directors of American Safety (the “board”) to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and to approve the merger if there are not sufficient votes at the time of such adjournment or recess to approve and adopt the merger agreement and to approve the merger (the “adjournment proposal”); and

•

to consider and vote on a proposal to approve, on a non-binding, advisory basis, the agreements or understandings with, and items of compensation payable to, or which may become payable to, American Safety’s named executive officers that are based on or otherwise relate to the merger (the “merger-related compensation proposal”).

Only shareholders that owned our common shares at the close of business on July 15, 2013, the record date fixed by the board for the special general meeting, are entitled to notice of, and to vote at, such meeting.

The affirmative vote of 66 2/3% of the votes cast at the special general meeting at which a quorum is present, in accordance with American Safety’s bye-laws, is required to approve and adopt the merger agreement and to approve the merger. The board unanimously recommends that shareholders vote “FOR” the proposal to approve and adopt the merger agreement and to approve the merger.

The affirmative vote of a simple majority of the votes cast at the special general meeting at which a quorum is present, in accordance with American Safety’s bye-laws, is required to approve the adjournment proposal and the merger-related compensation proposal. The board unanimously recommends that shareholders vote “FOR” the adjournment proposal and the merger-related compensation proposal.

Under Bermuda law, in the event of a merger of a Bermuda company with another company or corporation, each shareholder of the Bermuda company is entitled to receive fair value for its shares (determined on a stand-alone basis). For these purposes, the board considers the fair value for each common share to be $29.25 per share.

Any holder of common shares who is not satisfied that it has been offered fair value for its common shares and whose shares are not voted in favor of the merger agreement and the merger may exercise appraisal rights under Bermuda law to have the fair value of his common shares appraised by the Supreme Court of Bermuda (the

“court”). Persons owning beneficial interests in the common shares but who are not shareholders of record should note that only persons who are shareholders of record at the close of business on July 15, 2013 may be able to make an application for appraisal. Any holder of common shares intending to exercise appraisal rights MUST file an application for appraisal of the fair value of its common shares with the court within ONE MONTH after the date of this notice of the special general meeting (not later than August 16, 2013).

Your vote is important. Whether or not you plan to attend the special general meeting, please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided at your earliest convenience. Holders may also vote by telephone or via the Internet by following the instructions printed on your proxy card. If you hold your common shares through a bank, brokerage firm or other nominee, you may vote your common shares in accordance with the voting instruction form received from your bank, brokerage firm or other nominee.

The accompanying proxy statement provides a detailed description of the merger and the merger agreement. We urge you to read this proxy statement, including any documents incorporated by reference, and the attached annexes carefully and in their entirety.

If you have questions about the merger or other matters in the accompanying proxy statement, need assistance in submitting your proxy or voting your common shares, or need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please contact MacKenzie Partners, Inc., American Safety’s proxy solicitor, at (800) 322-2885 (toll free) or (212) 929-5500 (collect) or by email at proxy@MacKenziepartners.com.

Please do not send any common share certificates at this time.

Please note that we intend to limit attendance at the special general meeting to shareholders as of the record date (or their authorized representatives). If your common shares are held by broker, bank or other nominee, please bring to the special general meeting your account statement evidencing your beneficial ownership of common shares as of the record date. All shareholders are required to bring photo identification to be admitted to the special general meeting. Please read carefully the sections in this proxy statement regarding attending and voting at the special general meeting to ensure that you comply with these requirements.

By Order of the Board of Directors,

Randolph L. Hutto

Secretary

Dated: July 16, 2013

Hamilton, Bermuda

-i-

Annex A	Agreement and Plan of Merger, dated as of June 2, 2013, among Fairfax Financial Holdings Limited, Fairfax Bermuda Holdings Ltd. and American Safety Insurance Holdings, Ltd.
Annex B	Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated June 2, 2013
Annex C	Voting Agreement, dated as of June 2, 2013, between Fairfax Financial Holdings Limited and David V. Brueggen
Annex D	Voting Agreement, dated as of June 2, 2013, among Fairfax Financial Holdings Limited, Cody W. Birdwell and The Cody Birdwell Family Limited Partnership
Annex E	Voting Agreement, dated as of June 2, 2013, between Fairfax Financial Holdings Limited and Harris R. Chorney
Annex F	Voting Agreement, dated as of June 2, 2013, between Fairfax Financial Holdings Limited and Lisbeth Lee Crim
Annex G	Voting Agreement, dated as of June 2, 2013, between Fairfax Financial Holdings Limited and Stephen R. Crim
Annex H	Voting Agreement, dated as of June 2, 2013, between Fairfax Financial Holdings Limited and Lawrence I. Geneen
Annex I	Voting Agreement, dated as of June 2, 2013, between Fairfax Financial Holdings Limited and Steven L. Groot
Annex J	Voting Agreement, dated as of June 2, 2013, between Fairfax Financial Holdings Limited and Mark W. Haushill
Annex K	Voting Agreement, dated as of June 2, 2013, between Fairfax Financial Holdings Limited and Randolph L. Hutto
Annex L	Voting Agreement, dated as of June 2, 2013, between Fairfax Financial Holdings Limited and Ambuj Jain
Annex M	Voting Agreement, dated as of June 2, 2013, among Fairfax Financial Holdings Limited, Thomas W. Mueller and The Mark C. Mueller Trust
Annex N	Voting Agreement, dated as of June 2, 2013, between Fairfax Financial Holdings Limited and The Thomas W. Mueller Trust
Annex O	Voting Agreement, dated as of June 2, 2013, between Fairfax Financial Holdings Limited and Nicholas J. Pascall
Annex P	Voting Agreement, dated as of June 2, 2013, between Fairfax Financial Holdings Limited and Joseph D. Scollo, Jr.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL GENERAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the special general meeting. These questions and answers only highlight some of the information contained in this proxy statement and may not address all questions that may be important to you as a shareholder of American Safety. Please refer to the section entitled “Summary” beginning on page 7 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully. See the section entitled “Where You Can Find More Information” beginning on page 69.

Q.	Why am I receiving this proxy statement?

A.	You are receiving this proxy statement in connection with the proposed acquisition of American Safety Insurance Holdings, Ltd. (“American Safety,” “us,” “our” or “we”) by Fairfax Financial Holdings Limited (“Fairfax”). The proposed acquisition is contemplated by the merger agreement, which, unless otherwise indicated or as the context otherwise requires, refers in this proxy statement to the Agreement and Plan of Merger, dated as of June 2, 2013, among American Safety, Fairfax and Fairfax Bermuda Holdings Ltd., an indirect wholly-owned subsidiary of Fairfax (“merger sub”), and including the Bermuda merger agreement set forth on Exhibit A thereto and the other exhibits and annexes thereto.

The merger agreement provides for the merger of merger sub with and into American Safety upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the Companies Act 1981 of Bermuda (the “Companies Act”). American Safety will be the surviving company in the merger and will continue to do business following the merger as an indirect wholly-owned subsidiary of Fairfax. As a result of the merger, American Safety will cease to be a publicly-traded company. In addition, as a result of the merger, the common shares, par value $0.01 per share, of American Safety (the “common shares”) will be delisted from the New York Stock Exchange (the “NYSE”) and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, we will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) on account of the common shares and you will no longer have any interest in our future earnings or growth.

For a summary of certain provisions of the merger agreement, see the section entitled “The Merger Agreement” beginning on page 47. In addition, a copy of the merger agreement is attached to this proxy statement as Annex A. We urge you to read carefully this proxy statement and the merger agreement in their entirety.

Q.	What is the purpose of the special general meeting?

A.	At the special general meeting of shareholders of American Safety (the “special general meeting”), the holders of common shares of American Safety (the “shareholders”) will consider and vote on the following proposals:

•	to approve and adopt the merger agreement and to approve the merger;

•

to approve an adjournment or recess of the special general meeting, if necessary or appropriate in the view of the chairman of the special general meeting, to allow the board of directors of American Safety (the “board”) to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and to approve the merger if there are not sufficient votes at the time of such adjournment or recess to approve and adopt the merger agreement and to approve the merger (the “adjournment proposal”); and

•

to approve, on a non-binding, advisory basis, the agreements or understandings with, and items of compensation payable to, or which may become payable to, American Safety’s named executive officers that are based on or otherwise relate to the merger (the “merger-related compensation proposal”).

Q.	What is the vote required to approve the proposals?

A.	The proposal to approve and adopt the merger agreement and to approve the merger requires the affirmative vote of 66 2/3% of the votes cast at the special general meeting at which a quorum is present, in accordance with American Safety’s bye-laws. The adjournment proposal and the merger-related compensation proposal each requires the affirmative vote of a simple majority of the votes cast at the special general meeting at which a quorum is present.

Q.	What will I receive if the merger is completed?

A.	Upon completion of the merger, you will be entitled to receive $29.25 in cash, without interest (the “merger consideration”) and less any applicable withholding taxes, for each common share that you own.

Q.	How does the merger consideration compare to the market price of American Safety’s common shares prior to the announcement of the merger?

A.	The merger consideration represents a premium of 22.1% to the closing price of the common shares on May 31, 2013, the last trading day prior to the public announcement of the execution of the merger agreement. On July 15, 2013, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for the common shares on the NYSE was $29.10 per common share. You are encouraged to obtain current market quotations for the common shares in connection with voting your common shares at the special general meeting.

Q.	Is the merger expected to be taxable to me?

A.	The exchange of common shares for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. If you are a “U.S. holder,” as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” you will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and your adjusted tax basis in your common shares. If you are a “non-U.S. holder,” as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” any gain that you realize generally will not be subject to U.S. federal income tax, subject to certain exceptions discussed in that section, subject to the discussion in the section entitled “The Merger— Material U.S. Federal Income Tax Consequences of the Merger—Passive Foreign Investment Company.” You should read the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 42, which provides a discussion of the U.S. federal income tax consequences of the merger for “U.S. holders” and “non-U.S. holders.” You should also consult your tax adviser for a complete analysis of the effect of the merger on your U.S. federal, state, local and foreign taxes.

Q.	How does the board recommend that I vote?

A.	The board unanimously recommends that you vote as follows:

•	“FOR” the approval and adoption of the merger agreement and the approval of the merger;

•	“FOR” the adjournment proposal; and

•	“FOR” the merger-related compensation proposal.

Q:	Why am I being asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the agreements or understandings with, and items of compensation payable to, or which may become payable to, American Safety’s named executive officers that are based on or otherwise relate to the merger?

A:	Under the rules of the SEC, we are required to seek a non-binding, advisory vote with respect to the agreements or understandings with, and items of compensation payable to, or which may become payable to, American Safety’s named executive officers that are based on or otherwise relate to the merger (the “golden parachute compensation”).

Q:	What will happen if shareholders do not approve the agreements or understandings with, and items of compensation payable to, or which may become payable to, American Safety’s named executive officers that are based on or otherwise relate to the merger?

A:	Approval of the agreements or understandings with, and items of compensation payable to, or which may become payable to, American Safety’s named executive officers that are based on or otherwise relate to the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on American Safety. Therefore, if the merger agreement is approved and adopted by shareholders and the merger is consummated, the golden parachute compensation could still be payable regardless of the outcome of the advisory vote.

Q.	Am I entitled to exercise appraisal rights instead of receiving the merger consideration?

A.	Shareholders who do not vote in favor of the merger agreement and who are not satisfied that they have been offered fair value for their common shares may exercise, within one month after the date of the giving of notice convening the special general meeting (that is, no later than August 16, 2013), appraisal rights under Bermuda law to have the fair value of their common shares appraised by the Supreme Court of Bermuda (the “court”) subject to compliance with all of the required procedures, as described in the section entitled “Appraisal Rights” beginning on page 67. Failure to follow exactly the procedures specified under the Companies Act, will result in the loss of appraisal rights. Because of the complexity of the Companies Act relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel.

Q.	When and where is the special general meeting?

A.	The special general meeting will be held on August 26, 2013, at 9:00 a.m., local time, at the Hyatt Regency Aruba, J. E. Irausquin Blvd. #85, Palm Beach, Aruba, Dutch Caribbean.

Q.	Who can vote at the special general meeting?

A.	Shareholders of record as of the close of business on July 15, 2013 (the “record date”) are entitled to receive notice of, and to vote at, the special general meeting or any adjournments or postponements thereof. Each shareholder of record as of the record date is entitled to cast one vote on each matter properly brought before the special general meeting for each common share that such holder owns as of the record date.

Q.	What is the quorum requirement?

A.	At least three persons representing not less than 33 1/3% of the outstanding common shares entitled to vote, present in person or represented by proxy, at the special general meeting constitutes a quorum for the purposes of the special general meeting. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

Q.	What do I need to do now?

A.	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the annexes. Whether or not you expect to attend the special general meeting in person, please submit a proxy to vote your common shares as promptly as possible so that your common shares may be represented and voted at the special general meeting.

Q.	How do I vote?

A.	If you are a shareholder of record as of the record date, you may vote your common shares on matters presented at the special general meeting in any of the following ways:

•	in person—you may attend the special general meeting and cast your vote there;

•	by proxy—shareholders of record have a choice of voting by proxy:

•	over the Internet (the website address for Internet voting is printed on your proxy card);

•	by using the toll-free telephone number noted on your proxy card; or

•	by signing, dating and returning the enclosed proxy card or voting instruction card in the accompanying prepaid reply envelope.

If you are a beneficial owner of common shares and your common shares are held in street name by your bank, brokerage firm or other nominee as of the record date, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special general meeting, you must have a legal proxy from your bank, brokerage firm or other nominee and your account statement evidencing your beneficial ownership of common shares as of the record date.

The control number located on your proxy card is designed to verify your identity and allow you to vote your common shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone.

Q.	Can I change or revoke my vote?

A.	You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with our Secretary at least two hours before the vote being taken, or by attending the special general meeting and voting in person.

Q.	If my common shares are held in street name by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my common shares for me?

A.	Your bank, brokerage firm or other nominee will not vote your common shares unless you provide instructions on how to vote. You should follow the directions and instructions provided by your bank, brokerage firm or other nominee regarding how to instruct your bank, brokerage firm or other nominee to vote your common shares.

Q.	Should I send in my common share certificates now?

A.	No. If the merger is approved by shareholders, you will receive a letter of transmittal shortly after the completion of the merger describing how you may exchange your common shares for the merger consideration. If your common shares are held in street name by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your street name common shares in exchange for the merger consideration. Please do NOT return your common share certificate(s) with your proxy.

Q.	What effect do abstentions and “broker non-votes” have on the proposals?

A.	Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the special general meeting. Because the vote required to approve the proposals is the affirmative vote of a percentage of the votes cast, assuming a quorum is present, an abstention or “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Q:	Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the Internet or in person at the special general meeting?

A:

If you are a record holder of common shares and you do not sign and return your proxy card or vote by telephone or over the Internet or in person at the special general meeting, your common shares will not be voted at the special general meeting. Questions concerning common share certificates and record holders of common shares may be directed to MacKenzie Partners, Inc., American Safety’s proxy solicitor, at (800) 322-2885 (toll free) or (212) 929-5500 (collect) or by email at proxy@MacKenziepartners.com. If you are a beneficial owner and your common shares are held in street name and you do not issue instructions to your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee may vote your common shares at its discretion only on routine matters, but may not vote your common shares on non-routine matters. Under NYSE rules, all of the proposals in this proxy statement are non-routine matters. If a bank, brokerage firm or other nominee who holds common shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the common shares, then a “broker non-vote” will occur.

Q:	Do any of American Safety’s directors or executive officers have interests in the merger that may be different from or be in addition to my interests as a shareholder?

A:	Yes. In considering the recommendation of the board to vote in favor of the approval and adoption of the merger agreement and the approval of the merger, you should be aware that American Safety’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. The board considered the interests of these persons, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved and adopted, and the merger be approved, by the shareholders. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 39.

Q.	How many votes are already committed to be voted in favor of the approval and adoption of the merger agreement and the approval of the merger?

A.	Each director, certain officers, certain relatives and certain related family trusts of such directors and officers have each agreed to vote all of the common shares held by them in favor of the approval and adoption of the merger agreement and the approval of the merger. Such directors, executive officers, relatives and related family trusts have also appointed Fairfax, and each executive officer of Fairfax, as their sole and exclusive attorney-in-fact and proxy to vote their common shares in accordance with the foregoing if such directors, officers, relatives and related family trusts fails to do so. See the section entitled “Voting Agreements” beginning on page 62 for more information. As of July 15, 2013, the record date for the special general meeting, such directors, officers, relatives and related family trusts collectively were entitled to vote 1,001,301 shares, or approximately 10.40%, of American Safety’s outstanding common shares.

Q.	What happens if I sell my common shares before the special general meeting?

A.	The record date for shareholders entitled to vote at the special general meeting is prior to both the date of the special general meeting and the consummation of the merger. If you transfer your common shares before the record date, you will not be entitled to vote at the special general meeting and will not be entitled to receive the merger consideration. If you transfer your common shares after the record date but before the special general meeting, you will, unless special arrangements are made, retain your right to vote at the special general meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your common shares. The person to whom you transfer your common shares after the record date will not have a right to vote those common shares at the special general meeting.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you hold common shares in street name, or through more than one bank, brokerage firm or other nominee, and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the special general meeting. These should each be voted and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your common shares are voted.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.	The board is soliciting your proxy for the special general meeting, and American Safety will bear the cost of soliciting proxies. In addition, we have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies. We will pay MacKenzie approximately $75,000 to $125,000, plus reasonable out-of-pocket expenses, for its assistance. Our directors, executive officers and employees also may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We also will request that banks, brokerage firms and other nominees forward proxy solicitation materials to the beneficial owners of common shares that the banks, brokerage firms and other nominees hold of record, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses.

Q.	When do you expect the merger to be completed?

A.	We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, we anticipate that the merger will be completed in the fourth quarter of 2013. If our shareholders vote to approve and adopt the merger agreement and to approve the merger, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger.

Q.	What happens if the merger is not completed?

A.	If the merger agreement is not approved and adopted, and the merger is not approved, by the shareholders or if the merger is not completed for any other reason, the shareholders will not receive any payment for their common shares in connection with the merger. Instead, American Safety will remain an independent public company and the common shares will continue to be listed and traded on the NYSE. Under specified circumstances, American Safety may be required to reimburse Fairfax for its expenses or pay Fairfax a fee with respect to the termination of the merger agreement, as described in the section entitled “The Merger Agreement—Termination Fee” beginning on page 59.

Q.	Who can help answer my other questions?

A.	If you have additional questions about the merger, need assistance in submitting your proxy or voting your common shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@MacKenziepartners.com

For media inquiries, please contact:

American Safety Insurance Holdings, Ltd.

The Boyle Building, Second Floor

31 Queen Street

Hamilton HM11, Bermuda

Attention: Investor Relations

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger agreement, you should carefully read this entire proxy statement and the other documents to which we refer you, including in particular the copies of the merger agreement and the voting agreements that are attached as annexes to this proxy statement. See also the section entitled “Where You Can Find More Information” beginning on page 69. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

Parties to the Merger (Page 16)

American Safety is a Bermuda-based specialty insurance and reinsurance underwriter with U.S. insurance and international reinsurance operations offering solutions for specialty risks. American Safety was formed in Bermuda on January 2, 1986. American Safety’s principal executive offices are located at The Boyle Building, 2nd Floor, 31 Queen Street, Hamilton HM11, Bermuda, and the telephone number at that address is (441) 296-8560.

Fairfax is a financial services holding company which, through its subsidiaries, is engaged in property and casualty insurance and reinsurance and investment management. Fairfax was incorporated under the Canada Corporations Act on March 13, 1951 and continued under the Canada Business Corporations Act in 1976. Fairfax’s registered and head office is located at 95 Wellington Street West, Suite 800, Toronto, Ontario M5J 2N7, and the telephone number at that address is (416) 367-4941.

Merger sub, a Bermuda exempted company and indirect wholly-owned subsidiary of Fairfax, was formed on May 30, 2013, solely for the purpose of effecting the merger. To date, merger sub has not conducted any activities other than those in connection with its formation and in connection with the transactions contemplated by the merger agreement. Merger sub’s registered office is located at Claredon House, 2 Church Street, Hamilton HM11, Bermuda, and the telephone number at that address is (416) 367-4941.

Structure of the Merger (Page 47)

The merger agreement provides for the merger of merger sub with and into American Safety upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the Companies Act. American Safety will be the surviving company in the merger and will continue to do business following the merger as an indirect wholly-owned subsidiary of Fairfax. As a result of the merger, American Safety will cease to be a publicly-traded company.

Merger Consideration (Page 48)

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger (the “effective time”), each common share (other than (i) common shares held in the treasury of American Safety and (ii) common shares owned by merger sub, Fairfax or any direct or indirect wholly-owned subsidiary of Fairfax immediately prior to the effective time) issued and outstanding immediately prior to the effective time will be converted into the right to receive the merger consideration, less any applicable withholding taxes.

At the effective time, each option to purchase common shares under the Company incentive plans that is outstanding and unexercised as of immediately prior to the effective time will become fully vested and exercisable. Each holder of an option to purchase common shares that is outstanding and unexercised as of the effective time will have the right to receive, in exchange for the cancellation of such option, a cash payment equal to the aggregate number of common shares issuable upon the exercise of such option multiplied by the amount (if any) by which $29.25 exceeds the exercise price of such option, without interest and less any applicable withholding taxes.

At the effective time, each restricted common share outstanding immediately prior to the effective time will become fully vested and canceled and converted into the right to receive $29.25 in cash, without interest, less any applicable withholding taxes.

The Special General Meeting (Page 17)

The special general meeting will be held on August 26, 2013, at 9:00 a.m., local time, at the Hyatt Regency Aruba, J. E. Irausquin Blvd. #85, Palm Beach, Aruba, Dutch Caribbean. The special general meeting is being held in order to consider and vote on the following proposals:

•	to approve and adopt the merger agreement and to approve the merger;

•	to approve the adjournment proposal; and

•	to approve the merger-related compensation proposal.

No other business will be presented at the special general meeting.

Shareholders of record as of the close of business on July 15, 2013, the record date for the special general meeting, are entitled to receive notice of, and to vote at, the special general meeting or any adjournments or postponements thereof.

Only holders of record of common shares at the close of business on the record date are entitled to notice of, and to vote at, the special general meeting or any adjournment or postponement thereof. As of the close of business on the record date, 9,623,413 common shares were issued and outstanding, approximately 10.32% of which were held by American Safety’s directors and executive officers. We currently expect that American Safety’s directors and executive officers will vote their common shares in favor of the proposal to approve and adopt the merger agreement and to approve the merger, in accordance with the voting agreements that such directors and executive officers have entered into with Fairfax. See the section entitled “Voting Agreements” beginning on page 62.

The presence of at least three persons at the start of the special general meeting representing in person or by proxy not less than 33 1/3% of the outstanding common shares carrying the right to vote will constitute a quorum for the transaction of business at the special general meeting.

You are entitled to cast one vote for each common share you owned at the close of business on the record date. The proposal to approve and adopt the merger agreement and to approve the merger requires the affirmative vote of 66 2/3% of the votes cast at the special general meeting at which a quorum is present, in accordance with American Safety’s bye-laws. The adjournment proposal and the merger-related compensation proposal each require the affirmative vote of a simple majority of the votes cast at the special general meeting at which a quorum is present.

Although your failure to vote, or failure to instruct your bank, brokerage firm or other nominee to vote, will not affect the passage of the proposal to approve and adopt the merger agreement and to approve the merger, assuming a quorum is present, the adjournment proposal or the merger-related compensation proposal, any such failure will have the practical effect of reducing the number of affirmative votes required to achieve the required percentage by reducing the total number of common shares from which such percentage is calculated.

Reasons for the Merger; Recommendation of the Board of Directors (Page 28 through 31)

After careful consideration, the board has unanimously determined that the merger consideration constitutes fair value for each common share in accordance with the Companies Act and that the merger agreement, the merger and the other transactions contemplated thereby are fair to, and in the best interests of, American Safety and has unanimously approved and declared advisable the merger agreement, the merger and the transactions contemplated thereby. For the factors considered by the board in reaching its decision to approve the merger agreement, the merger and the transactions contemplated thereby, see the section entitled “The Merger—Reasons for the Merger” beginning on page 27.

After careful consideration, the board unanimously recommends that you vote “FOR” the proposal to approve and adopt the merger agreement and to approve the merger, “FOR” the adjournment proposal and “FOR” the merger-related compensation proposal.

Opinion of American Safety’s Financial Advisor (Page 31)

In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), American Safety’s financial advisor, delivered to American Safety’s board a written opinion, dated June 2, 2013, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of American Safety common shares. The full text of the written opinion, dated June 2, 2013, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to American Safety’s board (in its capacity as such) for the benefit and use of American Safety’s board in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to American Safety or in which American Safety might engage or as to the underlying business decision of American Safety to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

No Financing Condition (Page 38)

Consummation of the merger is not conditioned on the receipt of financing by Fairfax. We anticipate that the total funds needed to consummate the merger will be approximately $306 million. Fairfax has informed us that it will fund this amount from internally available sources.

In connection with the merger, Fairfax has also entered into a stock purchase agreement with Tower Group International, Ltd. (“Tower”), pursuant to which Fairfax intends to sell all of its interests in American Safety Reinsurance, Ltd. to Tower following the completion of the merger subject to the terms and conditions of the stock purchase agreement. The consummation of the sale of American Safety Reinsurance, Ltd. is not a condition to the consummation of the merger.

Interests of Certain Persons in the Merger (Page 39)

When considering the recommendation by the board, you should be aware that our executive officers and directors have interests in the merger that are different from, or in addition to, your interests as a shareholder. The board considered the interests of these persons, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the shareholders approve and adopt the merger agreement and approve the merger. These interests include the following:

•	the vesting and cash-out of all restricted common shares and options to purchase common shares held by our executive officers and directors;

•

our executive officers are entitled to receive severance or enhanced severance payments and benefits if their employment is terminated in connection with or within two years of the merger; pursuant to the merger agreement the employment of each of our executive officers, with the current exception of Mr. Pascall, will be terminated within two years following the merger; and

•

from and after the effective time, our present and former executive officers and directors are indemnified against any and all losses in connection with any action arising out of the fact that such person is or was a director or officer of American Safety at or prior to the effective time, including any such losses arising out of or pertaining to the merger agreement or the transactions contemplated thereby. The surviving company is also required under the merger agreement to maintain in its organizational documents for a period of six years after the effective time, provisions with respect to the exculpation and indemnification of the current and former directors and executive officers of American Safety that are the same as those currently set forth in American Safety’s bye-laws.

Material U.S. Federal Income Tax Consequences of the Merger (Page 42)

The exchange of common shares for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Shareholders who are U.S. holders and who exchange their common shares in the merger will, subject to the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—Passive Foreign Investment Company” below, generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and their adjusted tax basis in their common shares. Shareholders who are non-U.S. holders and who realize gain on the exchange of their common shares in the merger generally will not be subject to U.S. federal income tax on the realized gain, subject to certain exceptions. You should read the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 42, which provides a discussion of tax consequences of the merger for “U.S. holders” and “non-U.S. holders” as defined in that section. You should consult your tax adviser for a complete analysis of the effect of the merger on your U.S. federal, state, local and foreign taxes.

Regulatory Approvals (Page 45)

American Safety and Fairfax have each agreed to use their reasonable best efforts in order to obtain regulatory clearances required to consummate the merger, except where such action would constitute a “burdensome condition,” as such term is defined in the section entitled “The Merger Agreement—Efforts to Complete the Merger.” Regulatory clearances include expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), following required notifications and review by the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) or the Federal Trade Commission (the “FTC”). The parties filed the required notifications with the Antitrust Division and the FTC on June 14, 2013. On June 26, 2013, the FTC granted early termination of the required waiting period under the HSR Act.

In addition to those filings required by the HSR Act, certain insurance regulatory filings are also required to consummate the merger. State insurance laws in the United States generally require that, before the acquisition of an insurance company, the acquiring party must obtain approval from the insurance commission of the insurance company’s state of domicile, and the parties have and will make the required filings in accordance with such laws. In addition, approval applications or notifications have been or will be filed with various insurance regulatory authorities outside of the United States (including, without limitation, Bermuda) in connection with the changes in control that may be deemed to occur as a result of the transactions contemplated by the merger agreement.

While American Safety and Fairfax expect to obtain all required regulatory clearances, we cannot assure you that these regulatory clearances will be obtained or that the granting of these regulatory clearances will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied. See the section entitled “Regulatory Approvals” beginning on page 45.

Expected Timing of the Merger (Page 47)

We expect to complete the merger during the fourth quarter of 2013, although American Safety cannot assure completion by any particular date, if at all. The merger is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of the parties to the merger agreement could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special general meeting and the completion of the merger. We expect to complete the merger promptly following the satisfaction or waiver of the conditions to the merger. If the merger is not completed by December 2, 2013 (which date may be extended in certain circumstances), the merger agreement may be terminated by American Safety or Fairfax.

Conditions to Completion of the Merger (Page 57)

As more fully described in this proxy statement and in the merger agreement, each party’s obligation to complete the merger depends on a number of conditions being satisfied or, where legally permissible, waived, including:

•

approval and adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement by the affirmative vote of 66 2/3% of the votes cast at the special general meeting at which a quorum is present, in accordance with American Safety’s bye-laws;

•	no decision, injunction, decree, ruling, law or order (whether temporary, preliminary or permanent) being in effect that enjoins or otherwise prohibits the consummation of the merger;

•	receipt of certain required regulatory consents and approvals (subject to certain conditions with respect to Fairfax and merger sub);

•	the expiration or termination of the waiting periods (and any extensions thereof) under the HSR Act;

•	accuracy of all representations and warranties made by the other party in the merger agreement, subject to materiality thresholds set forth therein; and

•	performance by the other party of its obligations under the merger agreement subject to materiality thresholds set forth therein.

No Solicitation of Acquisition Proposals (Page 54)

As more fully described in this proxy statement and in the merger agreement, subject to certain exceptions, the merger agreement prohibits American Safety from:

•	soliciting, encouraging or initiating any inquiries or the implementation or submission of an acquisition proposal;

•

participating in discussions or negotiations regarding, or furnishing to any person any non-public information regarding American Safety and its subsidiaries in connection with, any acquisition proposal;

•	otherwise knowingly facilitating any effort or attempt to make an acquisition proposal;

•

withholding, withdrawing or modifying, in a manner adverse to Fairfax or merger sub, the recommendation by the board that the shareholders vote in favor of the adoption of the merger agreement and the merger and the other transactions contemplated by the merger agreement;

•	approving or recommending or otherwise declaring advisable any acquisition proposal; or

•	causing or permitting American Safety to enter into an alternative acquisition agreement.

American Safety may, however, prior to the approval and adoption of the merger agreement and the approval of the merger by the shareholders, under certain circumstances, respond to an unsolicited written acquisition proposal or terminate the merger agreement and enter into an alternative acquisition agreement with respect to a superior proposal, so long as American Safety complies with certain terms of the merger agreement described in the sections entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” and “The Merger Agreement—Change in Recommendation by the Board” beginning on page 54 and 55, respectively, including paying a termination fee of $9,186,000, as described in the section entitled “The Merger Agreement—Termination Fee” beginning on page 59.

Termination of the Merger Agreement (Page 58)

As more fully described in this proxy statement and in the merger agreement, American Safety and Fairfax may mutually agree to terminate the merger agreement at any time prior to the effective time. In addition, American Safety or Fairfax may terminate the merger agreement if:

•	the merger has not been consummated on or before December 2, 2013 (the “end date”) subject to an additional three month extension in certain circumstances;

•	any governmental order or action has enjoined or otherwise prohibited, or any law has prohibited, the consummation of the merger and the transactions contemplated by the merger agreement;

•	the shareholders have not approved and adopted the merger agreement; or

•

there has been a breach, subject to certain materiality thresholds, by the other party of any representation, warranty, covenant or agreement contained in the merger agreement, which would result in a failure of the related conditions to the non-breaching party’s obligation to close to be satisfied and such breach cannot be cured prior to the end date.

The merger agreement may also be terminated by Fairfax if:

•

there has been a change in board recommendation or American Safety were to fail to include in this proxy statement the recommendation by the board that the shareholders vote in favor of the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

•	American Safety has entered into any alternative acquisition agreement with respect to an acquisition proposal;

•

a tender offer or exchange offer (other than by Fairfax or its affiliates) for any outstanding common shares has commenced and not been withdrawn or terminated and the board has failed to recommend against acceptance of such offer within a certain specified time period; or

•	the liquidation of all non-cash investments held by or on behalf of American Safety or its subsidiaries has not been completed in accordance with the merger agreement.

American Safety may also terminate the merger agreement, subject to the terms set forth in the merger agreement, at any time prior to the adoption of the merger agreement by the shareholders, if concurrently with such termination, American Safety enters into a definitive agreement with respect to a superior proposal in compliance with the “no-solicitation” provision of the merger agreement and pays Fairfax a termination fee in the amount of $9,186,000.

See the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 58 for a more complete discussion of the rights of each of Fairfax and American Safety to terminate the merger agreement.

Expenses and Termination Fee (Pages 59 through 60)

As more fully described in this proxy statement and in the merger agreement, all expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated. However, American Safety and Fairfax will share equally the filing fees and the cost of printing and mailing this proxy statement and the filing fees incurred in connection with the filings made pursuant to the HSR Act.

If the merger agreement is terminated in certain circumstances described in the section entitled “The Merger Agreement—Termination Fee” beginning on page 59, American Safety will be required to pay to Fairfax a termination fee in the amount of $9,186,000. In addition, if Fairfax terminates the merger agreement in certain circumstances where American Safety has materially breached its covenants under the merger agreement, then American Safety will be required to pay up to $1.5 million of Fairfax’s documented out-of-pocket expenses in connection with the merger, and, if American Safety, within 12 months after such termination, enters into, or the board recommends to the shareholders of American Safety, an alternative acquisition agreement, or an acquisition proposal (as further described in the section entitled “The Merger Agreement—Termination Fee”) is consummated, American Safety will be required to pay the termination fee in the amount of $9,186,000, less the amount of any out-of-pocket expense reimbursement paid to Fairfax.

Specific Performance; Remedies (Page 61)

As more fully described in this proxy statement and in the merger agreement, in addition to any other right or remedy which Fairfax, merger sub or American Safety may have, each party will be entitled to enforce any provision of the merger agreement by a decree of specific performance and an injunction to prevent a breach or threatened breach of any provisions of the merger agreement, without posting any bond or similar instrument.

Voting Agreements (Page 62)

Each director, certain officers and certain relatives of such directors and officers and certain related family trusts have each agreed to vote all of the common shares held by them in favor of the approval and adoption of the merger agreement and the approval of the merger. Such directors, executive officers, relatives and related family trusts have also appointed Fairfax, and each executive officer of Fairfax, as their sole and exclusive attorney-in-fact and proxy to vote their common shares in accordance with the foregoing if such directors, officers, relatives and related family trusts fail to do so.

Market Price of Common Shares (Page 63)

The closing price of the common shares on the NYSE on May 31, 2013, the last trading day prior to the public announcement of the execution of the merger agreement, was $23.96 per common share. On July 15, 2013, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for the common shares on the NYSE was $29.10 per common share. You are encouraged to obtain current market quotations for the common shares in connection with voting your common shares at the special general meeting.

Appraisal Rights (Page 67)

Shareholders who do not vote in favor of the merger agreement and who are not satisfied that they have been offered fair value for their common shares may exercise, within one month after the date of the giving of notice convening the special general meeting (that is, no later than August 16, 2013), appraisal rights under Bermuda law to have the fair value of their common shares appraised by the court subject to compliance with all of the required procedures, as described in the section entitled “Appraisal Rights” beginning on page 67. Failure to follow exactly the procedures specified under the Companies Act, will result in the loss of appraisal rights. Because of the complexity of the Companies Act relating to appraisal rights, if you are considering exercising your appraisal right we encourage you to seek the advice of your own legal counsel.

Delisting and Deregistration of Common Shares (Page 69)

If the merger is completed, the common shares will be delisted from the NYSE and deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC on account of our common shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements within the meaning of the United States securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential” and “intend.” Forward-looking statements contained in this proxy statement include information regarding possible or assumed future results of operations of American Safety, the expected completion and timing of the merger and other information relating to the merger. Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include:

•	the shareholders of American Safety may not approve and adopt the merger agreement or approve the merger;

•	litigation in respect of the merger could delay or prevent the closing of the merger;

•

the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger;

•	the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived;

•	the possibility of disruption from the merger making it more difficult to maintain business and operational relationships;

•	the ability of American Safety to retain and hire key personnel and maintain relationships with customers or other business partners pending the consummation of the transaction;

•

developments beyond the parties’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments and technological developments; and

•	the “risk factors” and other factors referred to in American Safety’s reports filed with or furnished to the SEC.

Consequently, all of the statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, the information contained under this heading and the information contained under the headings “Risk Factors” and that is otherwise disclosed in our annual report on Form 10-K for the year ended December 31, 2012, as amended, filed with the SEC on March 15, 2013 and amended on April 30, 2013, and each quarterly report on Form 10-Q filed thereafter (see “Where You Can Find More Information” beginning on page 69). The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, shareholders and others should carefully consider the foregoing factors and other uncertainties and potential events. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, we cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this proxy statement. Except as required by applicable law or regulation, we do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

PARTIES TO THE MERGER

American Safety Insurance Holdings, Ltd.

American Safety is a Bermuda-based specialty insurance and reinsurance underwriter with U.S. insurance and international reinsurance operations offering solutions for specialty risks. Through our domestic operating subsidiaries and affiliates, we market and underwrite a variety of specialty insurance products to small and medium-sized businesses in the United States. Through our Bermuda operating subsidiaries, we offer reinsurance products primarily to U.S. and international insurance companies. We compete in three specialty divisions: “excess and surplus lines” and “alternative risk transfer” in the U.S. and reinsurance in Bermuda. We believe that our market and specialty product focus has allowed us to develop underwriting expertise in the markets that we serve. We utilize a solution oriented approach to underwriting while focusing on underwriting profitability. We believe that our underwriting expertise, flexible platform and customer orientation set us apart from our competitors. Our goal is to offer a broad base of specialty insurance and reinsurance products for which we can build scale and consistently produce underwriting profits.

American Safety’s common shares are publicly traded under the symbol “ASI” in the United States on the NYSE.

American Safety was formed in Bermuda on January 2, 1986. American Safety’s principal executive offices are located at The Boyle Building, 2nd Floor, 31 Queen Street, Hamilton HM 11, Bermuda, and the telephone number at that address is (441)  296-8560.

Fairfax Financial Holdings Limited

Fairfax is a financial services holding company which, through its subsidiaries, is engaged in property and casualty insurance and reinsurance and investment management.

Fairfax’s subordinate voting shares are publicly traded in Canadian dollars under the symbol “FFH” and in U.S. dollars under the symbol “FFH.U” in Canada on the Toronto Stock Exchange.

Fairfax was incorporated under the Canada Corporations Act on March 13, 1951 and continued under the Canada Business Corporations Act in 1976. Fairfax’s registered and head office is located at 95 Wellington Street West, Suite 800, Toronto, Ontario M5J 2N7, and the telephone number at that address is (416) 367-4941.

Fairfax Bermuda Holdings Ltd.

Merger sub, a Bermuda exempted company and indirect wholly-owned subsidiary of Fairfax, was formed on May 30, 2013, solely for the purpose of effecting the merger. At the effective time, merger sub will merge with and into American Safety, whereupon the separate existence of merger sub will cease to exist.

To date, merger sub has not conducted any activities other than those in connection with its formation and the transactions contemplated by the merger agreement. Merger sub’s registered office is located at Claredon House, 2 Church Street, Hamilton HM11, Bermuda, and the telephone number at that address is (416) 367-4941.

THE SPECIAL GENERAL MEETING

This proxy statement is being furnished in connection with the solicitation of proxies from shareholders by our board for use at the special general meeting of our shareholders relating to the merger or any adjournment or postponement thereof.

Date, Time, and Place

The special general meeting will be held on August 26, 2013, at 9:00 a.m., local time, at the Hyatt Regency Aruba, J. E. Irausquin Blvd. #85, Palm Beach, Aruba, Dutch Caribbean, unless postponed or adjourned.

Purpose of the Special General Meeting

At the special general meeting, the shareholders will be asked to consider and vote on the following proposals:

•

to approve and adopt the merger agreement and to approve the merger, which is further described in the sections entitled “The Merger” and “The Merger Agreement” beginning on pages 22 and 47, respectively;

•

to approve an adjournment or recess of the special general meeting, if necessary or appropriate in the view of the chairman of the special general meeting, to allow the board to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and to approve the merger if there are not sufficient votes at the time of such adjournment or recess to approve and adopt the merger agreement and to approve the merger; and

•

to approve, on a non-binding, advisory basis, the agreements or understandings with, and items of compensation payable to, or which may become payable to, American Safety’s named executive officers that are based on or otherwise relate to the merger.

Recommendation of the Board

After careful consideration, the board unanimously determined that the terms of the merger agreement are fair to and in the best interests of American Safety and unanimously approved the merger agreement, the merger and the other transactions contemplated thereby.

The board unanimously recommends that you vote “FOR” the proposal to approve and adopt the merger agreement and to approve the merger, “FOR” the adjournment proposal and “FOR” the merger-related compensation proposal.

Our shareholders must approve the proposal to approve and adopt the merger agreement and to approve the merger in order for the merger to occur. If our shareholders fail to approve the proposal to approve and adopt the merger agreement and to approve the merger, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully in its entirety.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of common shares at the close of business on July 15, 2013, the record date, are entitled to notice of, and to vote at, the special general meeting or any postponements or adjournments thereof. Holders of record of common shares are entitled to one vote for each common share they own on each matter submitted to a vote at the special general meeting. On the record date, 9,623,413 common shares were issued and outstanding and held by 668 holders of record.

The presence of at least three persons at the start of the special general meeting representing in person or by proxy not less than 33 1/3% of the outstanding shares carrying the right to vote will constitute a quorum for the transaction of business at the special general meeting. Abstentions and “broker non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum.

Vote Required

The proposal to approve and adopt the merger agreement and to approve the merger requires the affirmative vote of 66 2/3% of the votes cast at the special general meeting at which a quorum is present, in accordance with American Safety’s bye-laws. The adjournment proposal and the merger-related compensation proposal each requires the affirmative vote of a simple majority of the votes cast at the special general meeting at which a quorum is present.

Common Shares Owned by Our Directors and Executive Officers

As of the record date, our directors and executive officers held and were entitled to vote, in the aggregate, 993,533 common shares, which represented 10.32% of the aggregate voting power of the outstanding common shares entitled to vote at the special general meeting on such date. Each director, certain executive officers, certain relatives of such directors and executive officers and certain related family trusts have each agreed to vote all of the common shares held by them in favor of the proposal to approve and adopt the merger agreement and to approve the merger. See the section entitled “Voting Agreements” beginning on page 62 for more information. We currently expect that our directors and executive officers will vote their common shares in favor of the proposal to approve and adopt the merger agreement and to approve the merger, in accordance with the voting agreements.

How to Vote

Shareholders may vote using any of the following methods:

By telephone or via the Internet

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts allow you to vote your common shares and confirm that your instructions have been properly recorded.

Please follow the instructions on your proxy card and have it handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote via the Internet, you also can request electronic delivery of any future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day beginning on or about 11:59 p.m. Eastern Time on July 17, 2013 and closing at 11:59 p.m. Eastern Time on August 25, 2013. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your bank, brokerage firm or other nominee. Therefore, American Safety recommends that you follow the voting instructions in the materials you receive from your bank, brokerage firm or other nominee.

If you vote by telephone or via the Internet, you do not need to return your proxy card.

By mail

If you received your special general meeting materials by mail, you may complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy in favor of each proposal.

In person at the special general meeting

All shareholders as of the record date may vote in person at the special general meeting. You may also be represented by another person at the special general meeting by executing a proper proxy designating that person. Please note that if you are a beneficial owner of common shares, you must obtain a legal proxy from your bank, brokerage firm or other nominee and your account statement evidencing your beneficial ownership of common shares as of the record date, each of which must be presented to the inspectors of election with your ballot to be able to vote at the special general meeting.

By granting a proxy or submitting voting instructions

You may vote by granting a proxy to someone else or, for shares held in “street name”, by submitting voting instructions to your bank, brokerage firm or other nominee.

You may also authorize the persons named as proxies on the proxy card to vote your common shares by returning the proxy card by mail, through the Internet or by telephone. Although American Safety offers four different voting methods, American Safety encourages you to vote through the Internet, as American Safety believes it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the special general meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost effective alternatives to returning your proxy card by mail. If you vote your common shares through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your common shares through the Internet or by telephone, there is no need for you to mail back your proxy card.

Voting of Proxies

All common shares properly voted via the Internet or by telephone at or prior to 11:59 p.m. Eastern Time on August 25, 2013, and all common shares represented by properly executed proxies received 48 hours prior to the special general meeting or any adjournment or postponement thereof and, in each case, not revoked, will be voted in accordance with the instructions so provided. If no specific instructions are given with respect to a particular proposal to be acted upon at the special general meeting, common shares represented by a properly executed proxy will be voted in favor of each such proposal. Proxy cards returned without a signature will not be counted as present at the special general meeting and cannot be voted.

A properly submitted proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of common shares represented and entitled to vote at the special general meeting, will not be voted. Because the vote required to approve the proposals is based on a percentage of the votes cast assuming a quorum is present, an abstention with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Common shares represented by “broker non-votes” will also be counted for purposes of determining whether there is a quorum at the meeting. A broker non-vote occurs when shares held by a bank, brokerage firm or other nominee are represented at the meeting, but the nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the common shares on a particular proposal. Nominees may exercise discretion in voting on routine matters, but may not exercise discretion, and therefore will not vote, on non-routine matters. Under NYSE rules, all of the proposals in this proxy statement are non-routine matters and your bank, brokerage firm or other nominee may not vote on these matters without instructions from you. Because the vote required to approve the proposals is based on a percentage of the votes cast assuming a quorum is present, an abstention with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

If your common shares are held by your bank, brokerage firm or other nominee, you will receive a form from your bank, brokerage firm or other nominee seeking instruction as to how your common shares should be voted. If you do not issue voting instructions to your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee may not vote your common shares on any of the proposals. You should contact your bank, brokerage firm or other nominee with questions about how to provide or revoke your instructions.

Revocability of Proxies

You have the right to revoke your proxy at any time before the special general meeting by:

•	submitting a written notice of revocation to the Secretary of American Safety;

•	submitting a later-dated signed proxy card;

•	attending the special general meeting and voting in person or revoking your proxy in person, but attending the special general meeting will not in itself constitute the revocation of a proxy;

•	submitting another vote by telephone or over the Internet; or

•	if applicable, submitting new voting instructions to your bank, brokerage firm or other nominee.

Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received at American Safety Insurance Holdings, Ltd., Attention: Secretary, The Boyle Building, 2nd Floor, 31 Queen Street, Hamilton HM 11, Bermuda, at least two hours before the vote being taken.

Tabulation of Votes

The votes will be counted by one or more inspectors of election appointed for the special general meeting.

Solicitation of Proxies

The board is soliciting your proxy for the special general meeting, and American Safety will bear the cost of soliciting proxies. In addition, we have retained MacKenzie to assist in the solicitation of proxies. We will pay MacKenzie approximately $75,000 to $125,000, plus reasonable out-of-pocket expenses, for its assistance. Our directors, executive officers and employees also may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We also will request banks, brokerage firms and other nominees to forward proxy solicitation materials to the beneficial owners of common shares that the banks, brokerage firms and other nominees hold of record, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. American Safety and Fairfax have agreed to share equally all costs and expenses incurred in connection with the filing fees and cost of printing and mailing this proxy statement.

Adjournments and Postponements

In addition to the proposal to approve and adopt the merger agreement and to approve the merger and the merger-related compensation proposal, the shareholders are also being asked to approve a proposal that will give the chairman of the special general meeting authority to adjourn the special general meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special general meeting to approve the proposal to approve and adopt the merger agreement and to approve the merger. If this proposal is approved, the special general meeting could be successively adjourned to any date, subject to Fairfax’s consent. In addition, the chairman of the special general meeting could, subject to Fairfax’s consent, postpone the special general meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special general meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use by any of the methods described above in the section entitled “—Revocability of Proxies.” If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the proposal to approve and adopt the merger agreement and to approve the merger but do not indicate a choice on the adjournment proposal, your common shares will be voted in favor of the adjournment proposal. But if you indicate that you wish to vote against the proposal to approve and adopt the merger agreement and to approve the merger, your common shares will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of such proposal.

Householding

As permitted under the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified American Safety of their desire to receive multiple copies of this proxy statement.

American Safety will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to American Safety Insurance Holdings, Ltd., 31 Queen Street, Hamilton HM 11, Bermuda, Attention: Investor Relations, (441) 296-8560. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact American Safety at the address above to request multiple copies of the proxy statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact American Safety at the address above to request that only a single copy of the proxy statement be mailed in the future.

Questions and Additional Information

If you have questions about the merger or other matters in this proxy statement, need assistance in submitting your proxy or voting your common shares, or need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact MacKenzie Partners, Inc., our information agent, at (800) 322-2885 (toll free) or (212) 929-5500 (collect) or by email at proxy@MacKenziepartners.com, or contact us in writing at our principal executive offices at American Safety Insurance Holdings, Ltd., The Boyle Building, 2nd Floor, 31 Queen Street, Hamilton HM 11, Bermuda, or by telephone at (441) 296-8560.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully because it is the legal document that governs the merger.

Effects of the Merger

The merger agreement provides for the merger of merger sub with and into American Safety upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the Companies Act. American Safety will be the surviving company in the merger and will continue to do business following the merger as an indirect wholly-owned subsidiary of Fairfax. As a result of the merger, American Safety will cease to be a publicly-traded company.

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time, each common share (other than (i) common shares held in the treasury of American Safety or (ii) common shares owned by merger sub, Fairfax or any direct or indirect wholly-owned subsidiary of Fairfax immediately prior to the effective time) issued and outstanding immediately prior to the effective time will be converted into the right to receive the merger consideration, less any applicable withholding taxes.

At the effective time, each option to purchase common shares under the Company incentive plans that is outstanding and unexercised as of immediately prior to the effective time will become fully vested and exercisable. Each holder of an option to purchase common shares that is outstanding and unexercised as of the effective time will have the right to receive, in exchange for the cancelation of such option, a cash payment equal to the aggregate number of common shares issuable upon the exercise of such option multiplied by the amount (if any) by which $29.25 exceeds the exercise price of such option, without interest and less any applicable withholding taxes.

At the effective time, each restricted common share outstanding immediately prior to the effective time will become fully vested and canceled and converted into the right to receive $29.25 in cash, without interest and less any applicable withholding taxes.

Background of the Merger

The board and American Safety’s management (“management”) have regularly reviewed and considered business alternatives that could enhance shareholder value, including strategic alternatives, financing alternatives and opportunities for growth. Periodically, the board and management have received unsolicited expressions of interest from third parties regarding the acquisition of American Safety and have periodically discussed with various financial advisors potential transactions involving American Safety and other business alternatives as a means to enhance shareholder value.

At meetings of the board on March 5 and 6, 2012, the board and management discussed American Safety’s projected financial performance and challenges in the insurance industry, including weakening investment returns and the infrastructure costs that impacted the benefits of the premium growth American Safety had been experiencing. At meetings of the board on July 23 and 24, 2012, the board discussed with management the potential opportunities that existed for companies of size and scale comparable to American Safety to achieve significant improvement in return on equity and discussed strategic alternatives potentially available to American Safety, including a potential sale of American Safety. After discussion, the board instructed management to work with a financial advisor to develop for the board analyses of American Safety’s financial performance measured against peer companies.

From August to early November of 2012, management met with five parties, one of which is referred to as “Party A”. These discussions were exploratory in nature and did not involve a substantive discussion of a potential acquisition of American Safety.

At meetings of the board on October 22 and 23, 2012, management discussed with the board materials comparing American Safety’s financial and common share price performance relative to its peer group. Management also discussed with the board management’s projections for American Safety’s expected financial performance, including the potential opportunities that existed for companies of size and scale comparable to American Safety to achieve significant improvement in return on equity. Management also described the meetings it had with the four parties that had previously expressed an interest in potentially acquiring American Safety, including that each party indicated that it would be interested in holding further discussions regarding a potential acquisition of American Safety and requested access to non-public information about American Safety. After further discussion, the board directed management to continue its preliminary discussions with these parties and a limited number of other parties that management determined, with the assistance of BofA Merrill Lynch, which had previously provided financial advice to American Safety, could be interested in potentially acquiring American Safety.

In November and December of 2012 and January of 2013, management held meetings to review the financial performance and business plan of American Safety with three of the parties it met with in August and October (including Party A), Fairfax, and three additional parties, after execution of confidentiality agreements with these parties.

In January 2013, Shearman & Sterling LLP (“Shearman & Sterling”) was retained as outside legal counsel to American Safety in connection with a possible sale of American Safety.

During meetings of the board on January 21 and 22, 2013, representatives of BofA Merrill Lynch and Shearman & Sterling disclosed to the board relationships the two firms had with parties interested in potentially acquiring American Safety, including Fairfax. Representatives of Shearman & Sterling reviewed with the board its fiduciary duties in the context of a potential sale of American Safety and representatives of BofA Merrill Lynch provided an overview of financial performance of companies in the insurance industry generally and certain other information. Representatives of BofA Merrill Lynch also discussed with the board its views as to the level of interest in acquiring American Safety held by the parties that had met with management since the last board meeting and their views as to whether additional parties would be interested in such a transaction. After discussion of the foregoing and other matters, including the projected financial performance of American Safety, the board directed management, with the assistance of BofA Merrill Lynch, to continue discussions with those parties that had met with management and expressed an interest in further exploring a possible acquisition of American Safety, as well as additional parties BofA Merrill Lynch identified for the board.

On January 25, 2013, representatives of Shearman & Sterling discussed with the non-management directors the role of the board, management and American Safety’s financial advisor in connection with any process that might lead to a sale of American Safety.

Throughout February and early March of 2013, confidentiality agreements were executed with four additional parties interested in potentially acquiring American Safety. In February, BofA Merrill Lynch, at the direction of the board, requested that each party that had previously executed a confidentiality agreement and continued to express interest in potentially acquiring American Safety submit a preliminary, non-binding indication of interest on March 5, 2013. Parties that had signed confidentiality agreements were given access to certain limited non-public information to assist them in developing a preliminary valuation of American Safety.

During a meeting of the board on March 4, 2013, in which representatives of BofA Merrill Lynch and Shearman & Sterling participated, representatives of BofA Merrill Lynch provided the board with an update on the discussions it and management had been having with the parties interested in potentially acquiring American Safety.

On March 5, 2013, Party A submitted a preliminary non-binding indication of interest of $27.00 per share. Although no other indications of interest were received at this time, certain parties indicated that they would require additional time to conduct due diligence in order to develop a preliminary indication of interest.

Also on March 5, 2013, Catalina Holdings (Bermuda) Ltd. (“Catalina”) filed a Schedule 13D stating that it had purchased an aggregate of 548,390 common shares because it believed the common shares were undervalued and represented an attractive investment opportunity. Catalina further stated, among other things, that it expected to engage in discussions with management, the board, other shareholders of American Safety and other relevant parties concerning the business, assets, strategy and future plans of American Safety, possibly including proposing or considering sales of a material amount of assets of American Safety or its subsidiaries. Catalina also indicated that it might propose a change in the board or management of American Safety.

On March 6, 2013, a representative of Catalina contacted management, indicating that Catalina was interested in potentially acquiring American Safety. Catalina had not previously contacted American Safety.

On March 7, 2013, representatives of BofA Merrill Lynch and Shearman & Sterling discussed with the board the Schedule 13D filed by Catalina and its potential impact on the board’s consideration of a possible sale of American Safety. After discussion, the board expressed the view that BofA Merrill Lynch should invite Catalina into the process pursuant to which parties were exploring the possibility of proposing to acquire American Safety and management should issue a press release announcing the fact that American Safety had been exploring strategic alternatives. BofA Merrill Lynch subsequently contacted Catalina to invite them to participate in the process, consistent with other parties considering a potential acquisition of American Safety.

On March 13, 2013, American Safety issued a press release announcing that the board had been undertaking a review of strategic alternatives available to American Safety, including a potential sale of American Safety.

Following the press release, throughout March of 2013, representatives of BofA Merrill Lynch were contacted by additional parties expressing an interest in potentially acquiring American Safety. Throughout March and April of 2013, American Safety entered into confidentiality agreements with eleven parties, which included Catalina and parties referred to as “Party B,” “Party C,” and “Party D”.

In late March of 2013, representatives of Party A contacted representatives of BofA Merrill Lynch, stating that they were withdrawing from the process as they decided they were unwilling to move forward with their $27.00 per share proposal.

On March 17, 2013, BofA Merrill Lynch, at the direction of the board, requested that the parties that had executed confidentiality agreements and remained interested in pursuing a potential transaction with American Safety submit preliminary, non-binding indications of interest on April 8, 2013. These parties were given access to additional non-public information regarding American Safety and its business.

Between March 17, 2013 and April 8, 2013, interested parties met with members of management and conducted due diligence in anticipation of submitting preliminary, non-binding indications of interest on April 8, 2013.

On April 8, 2013, American Safety received six preliminary, non-binding indications of interest, including from Fairfax. Fairfax indicated to American Safety that it was interested in the company because it had good continuing businesses that would fit well with the existing operations at its subsidiaries Crum & Forster and Hudson Insurance and also a significant run-off component that would be managed by another of its subsidiaries,

Riverstone. Fairfax indicated it would be willing to acquire American Safety at a price per share of $29.10, before taking into account the vesting of American Safety’s outstanding restricted common shares upon the consummation of such acquisition. For purposes of comparing this proposal to others American Safety received, the per share price was adjusted to give effect to the vesting of American Safety’s outstanding restricted common shares upon the consummation of such acquisition, which resulted in an implied price per share of approximately $27.55. Each of the proposals submitted was subject to completion of customary due diligence and negotiation of definitive documentation.

At a meeting of the board on April 10, 2013, representatives of BofA Merrill Lynch summarized for the board the six preliminary, non-binding indications of interest received on April 8, 2013, and representatives of Shearman & Sterling reviewed with the board its fiduciary duties in the context of a potential sale of American Safety. Following discussion, including of the specific terms of each proposal, the board determined to invite each of the six parties that had submitted a preliminary indication of interest on April 8, 2013 to conduct additional due diligence on American Safety and, to the extent it wished to do so, to submit final proposals as promptly as practicable.

During the months of April and May of 2013, members of management and representatives of BofA Merrill Lynch met with each of the six parties that had submitted preliminary indications of interest on April 8, 2013 to discuss their proposals.

On May 6, 2013, Catalina’s financial advisor contacted a representative of BofA Merrill Lynch to reaffirm the proposal it had submitted on April 8, 2013 and request the ability to partner with a third party to potentially improve its ability to submit a more competitive proposal to acquire American Safety. American Safety’s management approved this request and after execution of a confidentiality agreement, the proposed partner was given access to diligence materials and met with management, and Catalina and its partner were permitted to share information with each other.

On May 14, 2013, representatives of Fairfax contacted representatives of BofA Merrill Lynch and stated that they had completed sufficient due diligence on American Safety to be prepared to acquire American Safety at a price of $27.50 per share taking into account the vesting of American Safety’s outstanding restricted common shares, provided that American Safety granted them exclusivity.

On May 15, 2013, during a conference call in which the board, BofA Merrill Lynch and Shearman & Sterling participated, representatives of BofA Merrill Lynch discussed with the board their conversation with Fairfax the previous day. After discussing the status of the other potential purchasers’ expressed interest in a possible acquisition of American Safety, the board discussed the fact that it would not be prepared to consider granting Fairfax exclusivity at that time unless Fairfax were to increase the price at which it proposed to acquire American Safety from $27.50 to at least $29.50 per share, which BofA Merrill Lynch communicated to Fairfax. Fairfax indicated to BofA Merrill Lynch that it was not prepared to offer $29.50 per share at that time, but would continue its evaluation of American Safety based on further due diligence.

On May 15, 2013, BofA Merrill Lynch, at the direction of the board, solicited final proposals for submission on May 30, 2013 from the six parties that had submitted preliminary, non-binding indications of interest on April 8 and distributed to these parties a draft merger agreement prepared by Shearman & Sterling in consultation with American Safety (the “draft merger agreement”).

On May 14, 2013, Tower Group International, Ltd. (“Tower”) contacted a representative of BofA Merrill Lynch expressing an interest in potentially acquiring all or a portion of American Safety. American Safety executed a confidentiality agreement with Tower, and Tower subsequently commenced its due diligence review of American Safety and met with management on May 20 and 21, 2013. Following the management presentation, Tower continued to express its interest in potentially acquiring either all of American Safety or only those assets related to American Safety’s reinsurance business, which is operated by American Safety Reinsurance Ltd., a subsidiary of American Safety (“ASR”). As representatives of Fairfax had previously communicated to representatives of BofA Merrill Lynch that they would not be interested in continuing to write new reinsurance business at ASR, at the direction of management, BofA Merrill Lynch suggested to Fairfax and Tower that they consider partnering in the submission of a final indication of interest, and Tower and Fairfax subsequently commenced discussions concerning the possibility of a mutually agreeable transaction.

On May 22, 2013, Party B contacted a representative of BofA Merrill Lynch to request the ability to partner with a third party to potentially improve its ability to submit a more competitive proposal to acquire American Safety. American Safety’s management approved this request and after execution of a confidentiality agreement, the proposed partner was given access to diligence materials and Party B and its partner were permitted to share information with each other.

On May 24, 2013, a representative of Fairfax contacted BofA Merrill Lynch, stating that Fairfax was considering increasing the per share price at which it would be prepared to acquire American Safety from the price indicated on April 8, 2013, provided that American Safety agreed to grant Fairfax exclusivity. In addition, the representative of Fairfax stated that Fairfax and Tower were close to reaching an agreement regarding the economic terms of the sale of ASR to Tower simultaneously with, or shortly following, the closing of the merger should Fairfax acquire American Safety. The representative of Fairfax confirmed that the consummation of the transaction with Tower would not be a condition to Fairfax’s obligation to consummate its acquisition of American Safety. Later that day, representatives of BofA Merrill Lynch discussed Fairfax’s statements with the board and representatives of Shearman & Sterling. After discussion, the board expressed the view that there was no compelling reason to grant exclusivity to Fairfax at such time and that the board would instead evaluate all proposals to acquire American Safety to be submitted on May 30, 2013.

On May 28, 2013, counsel to Catalina delivered to Shearman & Sterling a mark-up of the draft merger agreement. In addition, Fairfax submitted to BofA Merrill Lynch a mark-up of the draft merger agreement together with its proposal to acquire American Safety at price per share of $29.25, subject to confirmation that there was no decrease in the book value of American Safety’s investment portfolio since March 31, 2013 and requested that American Safety negotiate exclusively with Fairfax. Representatives of Shearman & Sterling separately contacted counsel to Catalina and Torys LLP (“Torys”), counsel to Fairfax, to discuss their respective mark-ups of the draft merger agreement.

On May 30, 2013, Catalina submitted a proposal to purchase 100% of the common shares of American Safety for a price per share of $29.00, a revised mark-up of the draft merger agreement, which addressed certain of the points discussed by Shearman & Sterling and counsel to Catalina, and documentation evidencing the debt financing it had obtained to finance a portion of the purchase price. Fairfax reiterated its proposal to purchase 100% of the common shares of American Safety for a price per share of $29.25 per share and a revised mark-up of the draft merger agreement, which addressed certain of the points discussed by Shearman & Sterling and Torys. Party C submitted a proposal to acquire American Safety at $29.00 per share, subject to additional due diligence but failed to submit a mark-up of the draft merger agreement.

On May 31, 2013, representatives of BofA Merrill Lynch, Shearman & Sterling and American Safety’s Oklahoma regulatory counsel Kerr, Irvine, Rhodes & Ables discussed with the board the proposals received to date. Representatives of BofA Merrill Lynch reported to the board that prior to the board meeting Fairfax had revised their proposal to remove any conditionality regarding the value of American Safety’s investment portfolio. A representative of Kerr, Irvine, Rhodes & Ables described for the board the approvals required to be obtained from the Oklahoma Insurance Department to consummate a sale of American Safety to either of the parties that had submitted definitive proposals. After discussion, the board determined not to grant exclusivity to Fairfax and to proceed only with Fairfax and Catalina, the only parties that had submitted definitive proposals not subject to further due diligence, and the board also directed BofA Merrill Lynch to contact each of Fairfax and Catalina to determine whether their proposals were their “best and final” offers.

Following the conclusion of the meeting, representatives of BofA Merrill Lynch contacted Fairfax and the financial advisor to Catalina and both Fairfax and Catalina’s financial advisor confirmed that, in fact, each party’s proposal was its “best and final” offer. In addition, Party D verbally indicated an implied range of interest between $26.74 and $27.70 per share, which was subject to further due diligence, without submitting any written proposal or mark-up of the draft merger agreement. Shearman & Sterling delivered revised draft merger agreements to each of Torys and the legal counsel to Catalina.

On June 1, 2013, Party C submitted a mark-up of the draft merger agreement and confirmed that its proposal of $29.00 per share remained subject to further due diligence. Party B submitted a proposal of $27.44 per share and a mark-up of the draft merger agreement and confirmed that its proposal was subject to further due diligence.

On June 1, 2013, there were separate conference calls between representatives of Shearman & Sterling and each of counsel to Catalina and Torys for purposes of negotiating the terms of their respective draft merger agreements. Later that day, Torys provided a revised draft merger agreement to Shearman & Sterling.

At a meeting of the board on June 2, 2013, which representatives of BofA Merrill Lynch and Shearman & Sterling attended, the board considered the proposals submitted to BofA Merrill Lynch for the acquisition of American Safety. Representatives of Shearman & Sterling discussed with the members of the board their fiduciary duties in the context of a potential sale of American Safety and certain other process considerations. Representatives of BofA Merrill Lynch described the process it and management had undertaken at the direction of the board that led to the submission of proposals to acquire American Safety, including that 39 parties either contacted, or were contacted by, American Safety or BofA Merrill Lynch, and that 26 parties executed confidentiality agreements. In addition, representatives of BofA Merrill Lynch reviewed with the board the proposals received to date, and confirmed that the two parties that had submitted definitive proposals, Fairfax and Catalina, had confirmed that the proposals submitted on May 28 and 30, 2013, represented their “best and final” offers. Representatives of Shearman & Sterling discussed the status of their negotiations with each of Torys and legal counsel to Catalina, including the limited number of remaining open issues on the draft merger agreements.

The board discussed the proposals received from Party B, Party C, and Party D, as well as the relative merits of the proposals submitted by Fairfax and Catalina, including that: Fairfax proposed to acquire American Safety at a higher per share price than Catalina; the consummation of a sale of American Safety to Fairfax was not conditioned on the consummation of the sale by Fairfax of American Safety’s reinsurance business to Tower; and the board’s determination that a sale of American Safety to Fairfax had greater certainty of being approved by the applicable regulators in a shorter time period than a sale of American Safety to Catalina.

BofA Merrill Lynch then reviewed with the board, among other things, its financial analysis of the merger consideration proposed by Fairfax and delivered to the board an oral opinion, which was confirmed by delivery of a written opinion dated June 2, 2013, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, such merger consideration to be received by American Safety’s shareholders was fair, from a financial point of view, to such shareholders.

Following further discussion, the board unanimously determined that pursuing a transaction with Fairfax would be in the best interest of American Safety and its shareholders and directed representatives of Shearman & Sterling to conclude negotiations of the merger agreement with Torys within certain parameters discussed with the board. On June 2, 2013, Shearman & Sterling continued to negotiate the definitive merger agreement with Torys, within the parameters set by the board.

On June 3, 2013, American Safety announced that it entered into the merger agreement with Fairfax pursuant to which Fairfax would acquire American Safety at a price per share of $29.25 in cash.

Reasons for the Merger

In evaluating the merger agreement and the merger, the board consulted with our management team and our outside legal and financial advisers and considered a number of factors weighing in favor of the merger, including, among others, the material factors set forth below (the order in which the following factors appear does not reflect any relative significance).

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American Safety’s Business and Prospects. The board believes that the merger maximizes value to American Safety’s shareholders and is a more attractive option for American Safety’s shareholders than any other reasonably available option, including continuing to operate American Safety on an independent, stand-alone basis. In making this determination, the board considered, on a historical and prospective basis, American Safety’s business, results of operation (including, among other things, trends in specialty commercial insurance, underwriting performance and return on equity), earnings, financial condition and book value, and the market price and volatility of, and trading information with respect to, American Safety’s common shares.

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American Safety’s challenges as a smaller independent company. The board also considered the risks and benefits associated with American Safety’s efforts and plans to conduct its business as an independent, stand-alone company as compared to the risks and benefits associated with the merger. The board considered that operating as a relatively small, stand-alone public company, American Safety faces continuing, and sometimes conflicting, pressures from customers, brokers, competitors, regulatory agencies, financial analysts and independent rating agencies. American Safety’s market capitalization is among the lowest of its peer group, limiting American Safety’s ability to weather market downturns or to grow significantly. American Safety expects that this merger will enable its shareholders to realize a significant premium that is not likely to be achieved in the near term as a stand-alone company.

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The Impact of Difficult Economic Conditions. The board considered American Safety’s prospects as an independent public company in light of current difficult economic conditions in the insurance industry.

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The Compelling Nature of the Merger Consideration. The board considered that the merger consideration represented a premium of: 22% to the closing price of American Safety’s common shares on May 31, 2013, the last trading day prior to the approval of the merger agreement; 73.2% to the closing price on December 6, 2012, the last trading day prior to the date Catalina began purchasing American Safety’s common shares; and 26.3% to the closing price on March 5, 2013, the date that Catalina filed a Schedule 13D with respect to its beneficial ownership of American Safety’s common shares. Further, the board considered that from American Safety’s initial public offering on February 13, 1998 until December 6, 2012, the last trading day prior to the date Catalina began purchasing American Safety’s common shares, the highest closing price of American Safety’s common shares was $24.09. The board also considered the fact that the merger consideration will be paid entirely in cash, which will provide liquidity and certainty of value to American Safety’s shareholders.

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The Low Likelihood that a Third Party Would Present a More Favorable Acquisition Proposal. The board discussed the fact that 38 potential purchasers in addition to Fairfax contacted American Safety or BofA Merrill Lynch, or were contacted by American Safety or BofA Merrill Lynch at the direction of American Safety, to determine whether they would be interested in potentially acquiring American Safety and that, following an extensive and public period during which offers were invited and the market was aware that American Safety was considering strategic alternatives, no other potential purchaser was prepared to make an offer to acquire American Safety on terms, including with respect to price and taking into account regulatory risk presented by such parties, as favorable to American Safety and its shareholders as the price and terms offered by Fairfax.

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BofA Merrill Lynch’s Opinion. The board considered the opinion of BofA Merrill Lynch, dated June 2, 2013, to the board as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by American Safety’s shareholders, as more fully described below in the section entitled “—Opinion of American Safety’s Financial Advisor” beginning on page 31.

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The Ability of the Board to Change its Recommendation and Terminate the Merger Agreement and that the “Break-Up” Fee and Other Deal Protection Measures Were Not Preclusive. The board considered the fact that the merger agreement allows American Safety to respond to unsolicited takeover proposals, to change or withdraw its recommendation to American Safety’s shareholders with respect to the approval and adoption of the merger agreement and approval of the merger and to terminate the merger agreement to enter into an alternative agreement relating to a superior proposal, subject, in certain situations, to the payment to Fairfax of a $9,186,000 “break-up” fee. The board considered the provisions in the merger agreement, including the no-solicitation provision, and determined in its reasonable judgment that such provisions would not preclude other interested third parties from submitting a competing offer for American Safety. In particular, the board considered the size of the “break-up” fee and determined that, at approximately 3% of the equity value of the transaction, it was reasonable in light of the benefits of the merger and would not, in the directors’ reasonable judgment, preclude other interested third parties from making a competing offer for American Safety. The board also considered the fact that the voting agreements to be entered into simultaneously with execution of the merger agreement between Fairfax and American Safety’s directors, certain officers, certain relatives of such directors and officers and related family trusts would terminate upon termination of the merger agreement. The board also considered the provision of the merger agreement requiring the company to enforce existing standstill agreements, which provision is qualified by the board’s ability to waive such standstill agreements to comply with the board’s fiduciary duties, and that certain standstill agreements, including the standstill agreements with Catalina, ceased to apply following the announcement that American Safety entered into the merger agreement with Fairfax.

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The High Likelihood that the Transaction with Fairfax will be Completed. The board considered Fairfax’s financial condition and the relatively limited conditions to the closing of the merger, including the fact that the merger agreement does not contain any financing contingency or contingency with respect to the transaction between Fairfax and Tower, and determined that, in its judgment and assuming approval and adoption of the merger agreement and approval of the merger by American Safety’s shareholders, there is a high likelihood that the merger will be completed. The board further considered Fairfax’s record in successfully completing acquisitions of numerous other companies.

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Shareholder Approval and Appraisal Rights. The board considered the fact that the proposal to approve and adopt the merger agreement and approve the merger requires the affirmative vote of 66 2/3% of the votes cast at the special general meeting at which a quorum is present, and therefore American Safety’s shareholders have the option to reject the merger by voting against such proposal. The board also considered the fact that the total number of American Safety’s common shares that would be subject to voting agreements would represent approximately 10.4% of American Safety’s outstanding common shares (after giving effect to the exercise of certain options). In addition, the board considered the fact that American Safety’s shareholders will have the right to demand appraisal of their shares in accordance with the procedures established by Bermuda law. See the section entitled “Appraisal Rights” beginning on page 67.

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The Terms of the Merger Agreement. The board considered all of the terms and conditions of the merger agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing, the form of the merger consideration and the structure of the termination rights, the fact that if either Fairfax or merger sub fails, or threatens to fail, to satisfy its obligations under the merger agreement, American Safety is entitled to enforce any provision of the merger agreement by a decree of specific performance, and the fact that the merger agreement was negotiated between two sophisticated parties in an arm’s-length negotiation.

The board also considered, among others, the following potentially negative factors in determining whether to approve the merger agreement (the order in which the following factors appear does not reflect any relative significance).

•	The Interests of Certain Individuals in the Merger. The board considered that American Safety’s officers and directors may have interests in the merger that are different from, or in addition to, the interests of American Safety’s shareholders, including the vesting and cash-out of all unvested restricted common shares and options to purchase common shares held by American Safety’s directors and certain officers and employees, the payment of severance or enhanced severance and benefits to American Safety’s executive officers and the interests of American Safety’s directors and officers in being entitled to continued indemnification and insurance coverage from the surviving corporation under the merger agreement.

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The No Solicitation, “Break-up” Fee and Expense Reimbursement Provisions. The board considered the restrictions contained in the merger agreement on American Safety’s ability to solicit competing proposals from third parties and the possibility that the $9,186,000 “break-up” fee may discourage an interested third party from submitting a competing, higher proposal to acquire American Safety. The board also considered the possibility that an expense reimbursement of up to $1.5 million may be payable to Fairfax.

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The Risk that the Merger will be Delayed or will not be Completed. The board considered the risk that the merger will be delayed or will not be completed, including the risk that the affirmative vote of American Safety’s shareholders or the required regulatory approvals may not be obtained, as well as the potential loss of value to American Safety’s shareholders and the potential negative impact on the operations and prospects of American Safety if the merger were delayed or were not completed for any reason.

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The Significant Costs Involved. The board considered the significant costs involved in connection with negotiating the merger agreement and completing the merger, the substantial management time and effort required to effectuate the merger and the related disruption to American Safety’s day-to-day operations during the pendency of the merger. If the merger is not consummated and American Safety is without recourse to Fairfax, American Safety would be required to bear such costs and expenses.

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The Potential Impact of the Announcement of the Merger Agreement. The board considered the risk that the pendency of the merger could adversely affect the relationship of American Safety and its subsidiaries with their respective employees, agents, policyholders and others with whom they have business dealings.

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The Interests of American Safety’s Shareholders in the Future of American Safety. The board considered the fact that, following the merger, American Safety’s shareholders will cease to participate in any future earnings growth of American Safety or benefit from any future increase in American Safety’s value.

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The Discount to American Safety’s Book Value Reflected by the Merger Consideration. The board considered the fact that the per share merger consideration represented 91% of the fully diluted book value per share of American Safety’s common shares as of March 31, 2013.

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The Impact of the Merger Agreement on the Operation of American Safety’s Business. The board considered the restrictions on the conduct of American Safety’s business prior to the consummation of the merger, which, subject to the limitations specified in the merger agreement, may delay or prevent American Safety from taking certain actions during the time that the merger agreement remains in effect.

The above discussion of the information and factors considered by the board includes the principal information and factors, both positive and negative, considered by the board in its evaluation of the merger agreement and the merger. The above discussion is not intended to be exhaustive and may not include all of the information and factors considered by the board. After considering the above factors, the board concluded that, in the aggregate, the positive factors relating to the merger agreement and merger significantly outweighed the potential negative factors.

In view of the variety of factors considered in connection with its evaluation, and the complexity of these matters, the board did not quantify or assign relative or specific weights to the factors considered in reaching its conclusion, nor did it consider it practical to do so. Rather, the board made its recommendation based on the totality of the information presented to and considered by it and the investigations it conducted. In addition, individual directors may have given different weights to different factors.

It should be noted that this explanation of the reasoning of the board and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section titled “Cautionary Statement Regarding Forward-Looking Information” beginning on page 15 of this proxy statement.

Recommendation of the Board

The board unanimously recommends that you vote “FOR” the proposal to approve and adopt the merger agreement and to approve the merger, “FOR” the adjournment proposal and “FOR” the merger-related compensation proposal.

Opinion of American Safety’s Financial Advisor

American Safety has retained BofA Merrill Lynch to act as American Safety’s financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. American Safety selected BofA Merrill Lynch to act as American Safety’s financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger and its reputation in the investment community.

On June 2, 2013, at a meeting of American Safety’s board held to evaluate the merger, BofA Merrill Lynch delivered to American Safety’s board an oral opinion, which was confirmed by delivery of a written opinion dated June 2, 2013, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of American Safety common shares was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion to American Safety’s board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to American Safety’s board for the benefit and use of American Safety’s board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to American Safety or in which American Safety might engage or as to the underlying business decision of American Safety to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch:

(1)	reviewed certain publicly available business and financial information relating to American Safety;

(2)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of American Safety furnished to or discussed with BofA Merrill Lynch by the management of American Safety, including certain financial forecasts relating to American Safety prepared by the management of American Safety (“American Safety management forecasts”);

(3)	discussed the past and current business, operations, financial condition and prospects of American Safety with members of senior management of American Safety;

(4)	reviewed the trading history for American Safety common shares and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

(5)	compared certain financial and stock market information of American Safety with similar information of other companies BofA Merrill Lynch deemed relevant;

(6)	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

(7)	considered (i) the fact that American Safety publicly announced that its board was undertaking a review of strategic alternatives, including a potential sale of American Safety, and (ii) the results of BofA Merrill Lynch’s efforts on behalf of American Safety to solicit, at the direction of the board of American Safety, indications of interest and definitive proposals from third parties with respect to a possible acquisition of American Safety;

(8)	participated in certain discussions and negotiations between representatives of American Safety and representatives of Fairfax;

(9)	reviewed a draft, dated May 31, 2013, of the Agreement and Plan of Merger; and

(10)	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of American Safety that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the American Safety management forecasts, BofA Merrill Lynch was advised by American Safety, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of American Safety as to the future financial performance of American Safety. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of American Safety, nor did it make any physical inspection of the properties or assets of American Safety. BofA Merrill Lynch did not evaluate the solvency or fair value of American Safety or Fairfax under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch is not an expert in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses, and it did not make an independent evaluation of the adequacy of the reserves of American Safety. In that regard, BofA Merrill Lynch did not make any analysis of, and expressed no opinion as to, the adequacy of the losses and loss adjustment expense reserves for American Safety. BofA Merrill Lynch assumed, at the direction of American Safety, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on American Safety or the contemplated benefits of the merger. BofA Merrill Lynch also assumed, at the direction of American Safety, that the final executed Agreement and Plan of Merger would not differ in any material respect from the draft agreement reviewed by BofA Merrill Lynch on May 31, 2013 and that the merger agreement would not contain any provisions inconsistent with such draft agreement or the final executed Agreement and Plan of Merger or any additional material provisions.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of American Safety common shares, and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to American Safety or in which American Safety might engage or as to the underlying business decision of American Safety to proceed with or effect the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the merger or any related matter. Except as described above, American Safety imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to American Safety’s board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

American Safety Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for American Safety and the following seventeen publicly traded companies in the large cap and small cap property and casualty insurance business, which, based on its professional judgment and experience, BofA Merrill Lynch deemed relevant to consider in relation to American Safety and the merger:

Large Cap Composite

•	Allied World Assurance Company Holdings, AG
•	Argo Group International Holdings, Ltd.
•	Aspen Insurance Holdings Limited
•	AXIS Capital Holdings
•	Endurance Specialty Holdings Ltd.
•	Markel Corp.
•	RLI Corp.
•	Tower Group International, Ltd.
•	W.R. Berkley Corp.

Small Cap Composite

•	Baldwin & Lyons, Inc.
•	EMC Insurance Group Inc.
•	Global Indemnity plc
•	Hallmark Financial Services, Inc.
•	Meadowbrook Insurance Group, Inc.
•	National Interstate Corp.
•	The Navigators Group, Inc.
•	United Fire Group, Inc.

BofA Merrill Lynch reviewed, among other things, earnings per share multiples based on closing stock prices on May 31, 2013, of the selected publicly traded companies as a multiple of calendar year 2013 estimated fully diluted earnings per share, commonly referred to as EPS. The range of EPS multiples for the selected publicly traded companies for calendar year 2013 was 8.5x to 20.4x for the large cap composite and 11.1x to 26.0x for the small cap composite. BofA Merrill Lynch also reviewed primary book value per share multiples, based on closing stock prices on May 31, 2013, of the selected publicly traded companies as a multiple of March 31, 2013 primary book value per share. The range of primary book value per share multiples for the selected publicly traded companies based on March 31, 2013 primary book value per share was 0.70x to 1.92x for the large cap composite and 0.69x to 1.57x for the small cap composite. BofA Merrill Lynch then applied calendar year 2013 EPS multiples of 10.0x to 12.0x derived from the selected publicly traded companies to American Safety’s calendar year 2013 estimated fully diluted EPS based on both American Safety’s management estimates and research analyst estimates and applied multiples of 0.65x to 0.85x derived from the selected publicly traded companies to American Safety’s March 31, 2013 primary book value per share. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of American Safety were based on the American Safety management forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for American Safety, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for American Safety			Merger Consideration
2013E EPS (American Safety Estimates)	2013E EPS (Research Analyst Estimates)	March 31, 2013 Primary Per Share Book Value
$20.10 - $24.12	$15.70 - $18.84	$22.97 - $30.04	$29.25

No company used in this analysis is identical or directly comparable to American Safety. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which American Safety was compared.

Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following thirteen selected transactions involving companies in the property and casualty insurance business, which, based on its professional judgment and experience, BofA Merrill Lynch deemed relevant to consider in relation to American Safety and the merger:

Announcement Date	Acquiror	Target
• 12/18/12	• Markel Corp.	• Alterra Corp.
• 8/27/12	• Enstar Group Ltd.	• SeaBright Holdings, Inc.
• 11/20/11	• Alleghany Corp.	• Transatlantic Holdings Inc.
• 9/8/11	• ACE Limited	• Penn Millers Holding Corp.
• 11/30/10	• United Fire & Casualty Co.	• Mercer Insurance Group
• 10/28/10	• Fairfax Financial Holdings Ltd.	• First Mercury Financial Corp.
• 7/15/10	• ProSight Specialty Insurance	• NYMAGIC, INC.
• 7/1/10	• First Mercury Financial Corp.	• Valiant Insurance Group, Inc.
• 6/9/10	• Old Republic Insurance Company	• PMA Capital Corp.
• 4/26/10	• National Interstate Corp.	• Vanliner Insurance Company
• 4/16/10	• QBE Insurance Group Limited	• NAU Country Insurance Company
• 3/3/10	• Max Capital Group Ltd.	• Harbor Point Ltd.
• 2/17/10	• Fairfax Financial Holdings Ltd.	• Zenith National Insurance Corp.

BofA Merrill Lynch reviewed transaction values, calculated as the equity value implied for the target company, based on the consideration payable in the selected transaction, as a multiple of the target company’s one year forward operating earnings and as a multiple of the target company’s fully diluted book value for the most recent quarter ending before the date on which the transaction was announced. The range of forward operating earnings multiples for the selected precedent transactions was 3.1x to 13.7x. The range of fully diluted book value multiples for the selected precedent transactions was 0.55x to 1.66x. BofA Merrill Lynch then applied one year forward operating earnings multiples of 11.0x to 13.0x derived from the selected transactions to American Safety’s calendar year 2013 estimated fully diluted EPS based both on American Safety’s management estimates and research analyst estimates and applied fully diluted book value multiples of 0.75x to 0.95x derived from the selected transactions to American Safety’s March 31, 2013 primary book value per share. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of American Safety were based on the American Safety management forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for American Safety, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for American Safety			Merger Consideration
2013E EPS (American Safety Estimates)	2013E EPS (Research Analyst Estimates)	March 31, 2013 Primary Per Share Book Value
$22.11 - $26.13	$17.27 - $20.41	$23.99 - $30.39	$29.25

No company, business or transaction used in this analysis is identical or directly comparable to American Safety or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which American Safety and the merger were compared.

Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of American Safety to calculate the estimated present value of the standalone, distributable, levered cash flows that American Safety was forecasted to generate during American Safety’s fiscal years 2013 through 2017 based on the American Safety management forecasts, a summary of which is set forth under “American Safety Unaudited Prospective Financial Information” below. BofA Merrill Lynch calculated terminal values for American Safety by applying terminal multiples of 0.80x to 1.00x to American Safety’s December 31, 2017 estimated equity value. The cash flows and terminal values were then discounted to present value as of January 1, 2013 using discount rates ranging from 10.0% to 12.0%, which were based on an estimate of American Safety’s cost of equity. This analysis indicated the following approximate implied per share equity value reference ranges for American Safety as compared to the merger consideration:

Implied Fully Diluted Per Share Equity Value Reference Range for American Safety	Merger Consideration
$21.71 - $28.05	$29.25

Other Factors

In rendering its opinion, BofA Merrill Lynch also reviewed and considered other factors, including:

•

historical trading prices of American Safety common shares during the period commencing on January 1, 2012 and ending on May 31, 2013 and trading volumes of American Safety’s common shares during the twelve-month and six-month periods ended May 31, 2013;

•	the historical ratio of price per share to trailing primary book value per share for American Safety during the period commencing on January 1, 2012 and ending on May 31, 2013;

•	operating return on average equity and the combined ratio for the selected publicly traded companies; and

•	implied premiums paid in selected precedent transactions in which the target company was publicly traded.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to American Safety’s board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of American Safety. The estimates of the future performance of American Safety in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the merger consideration and were provided to American Safety’s board in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of American Safety.

The type and amount of consideration payable in the merger was determined through negotiations between American Safety and Fairfax, rather than by any financial advisor, and was approved by American Safety’s board. The decision to enter into the merger agreement was solely that of American Safety’s board. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by American Safety’s board in its evaluation of the proposed merger and should not be viewed as determinative of the views of American Safety’s board or management with respect to the merger or the merger consideration.

American Safety has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee of approximately $4.8 million to $5.7 million, a portion of which was payable in connection with the rendering of its opinion and a significant portion of which is contingent upon the completion of the merger. American Safety also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of American Safety, Fairfax and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Fairfax and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as joint lead arranger and bookrunner for, and/or a lender under, certain credit or other facilities of, or loans to, Fairfax and/or certain of its affiliates, (ii) having acted or acting as manager or underwriter for various debt offerings of Fairfax and/or certain of its affiliates, (iii) having acted or acting as a dealer-manager in connection with certain debt and/or equity tender offers for Fairfax and/or certain of its affiliates, (iv) having acted as a financial advisor to an affiliate of Fairfax in connection with a merger and acquisition transaction, (v) having provided or providing certain swap, derivatives and foreign exchange trading services to Fairfax and/or certain of its affiliates, and (vi) having provided or providing certain treasury and trade management services and products to Fairfax and/or its affiliates. From June 1, 2011 through May 31, 2013, BofA Merrill Lynch and its affiliates received or derived, directly or indirectly, aggregate revenues of approximately $40.5 million from Fairfax and its affiliates for commercial, corporate and investment banking services.

American Safety Unaudited Prospective Financial Information

American Safety does not, as a matter of course, prepare or publicly disclose prospective financial information about American Safety’s future financial performance, revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, certain financial forecasts were prepared by and made available to the board and BofA Merrill Lynch in connection with the board’s evaluation of various strategic alternatives. Such financial projections were also provided to Fairfax during the due diligence process.

American Safety is including this prospective financial information in this proxy statement to provide its shareholders access to certain non-public unaudited forward-looking financial information that was made available to the board and BofA Merrill Lynch in connection with the approval of the merger agreement. The inclusion of this information in this proxy statement should not be regarded as an indication that American Safety, the board, BofA Merrill Lynch, Fairfax or any other recipient of this information considered, or now considers, this information to be reliable predictions of future results, and it should not be relied upon as such.

The prospective financial information is subjective in many respects and reflects numerous judgments, estimates and assumptions that are inherently uncertain, many of which are beyond American Safety’s control, including estimates and assumptions regarding general economic conditions, premium rate levels, loss ratios, loss cost trends, reinsurance costs, capital adequacy, investment yields and other financial metrics. Important factors that may affect actual results and cause this information not to be accurate include, but are not limited to, general economic trends, risks and uncertainties relating to American Safety’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, premium rate levels, property and casualty insurance industry loss cost trends, competition, reinsurance costs, capital adequacy and other factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Information” beginning on page 15 of this proxy statement and also described in the “Risk Factors” sections of our annual report on Form 10-K for the fiscal year ended December 31, 2012, as amended, and our quarterly reports on Form 10-Q thereafter. In addition, the prospective financial information does not reflect any events that could affect American Safety’s prospects, including changes in general business or economic conditions or any other transaction or event that has occurred since, or that may occur and that was not anticipated at, the time the financial projections were prepared. The prospective financial information also covers multiple years and by its nature becomes subject to greater uncertainty with each successive year. Furthermore, and for the same reasons, this information should not be construed as commentary by American Safety’s management as to how American Safety’s management expects American Safety’s actual results to compare to research analysts’ estimates. There can be no assurance that the prospective financial information is or will be accurate or that American Safety’s future financial results will not vary, even materially, from this information. None of American Safety, its affiliates, representatives or agents undertakes any obligation to update or otherwise to revise the prospective financial information to reflect circumstances existing or arising after the date such information was generated or to reflect the occurrence of future events, even if any or all of the underlying estimates and assumptions are shown to be in error or to have changed.

Set forth below is a summary of selected unaudited prospective financial information prepared by American Safety’s management and provided to BofA Merrill Lynch and Fairfax.

	2013	2014	2015	2016	2017
	(Dollars in millions except per share data)
Net premiums written	$250.3	$249.5	$279.3	$301.1	$320.2
Net operating income	$19.8	$26.3	$31.9	$35.1	$37.4
Diluted Operating EPS	$2.01	$2.73	$3.50	$4.09	$4.65
Combined ratio	100.9%	98.0%	95.9%	95.2%	95.0%
Common Shareholders’ Equity	$349.7	$358.2	$370.6	$385.5	$402.4
Book Value Per Share (Diluted)(1)	$35.46	$38.14	$41.86	$46.43	$51.80

(1)	Dilution based on period ending share price grown at 10% annually for project periods. Does not include restricted common shares that have not been earned.

The prospective financial information should be read together with the historical financial statements of American Safety, which have been filed with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 69. The prospective financial information was not prepared with a view toward public disclosure and, accordingly, does not comply with published guidelines of the SEC, the Public Company Accounting and Oversight Board or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm nor any other independent accountant has compiled, examined or performed any procedures with respect to the prospective financial information, nor have they expressed any opinion or given any form of assurance on the prospective financial information or its achievability, and accordingly assume no responsibility for it or its achievability. The report of American Safety’s independent registered public accounting firm incorporated into this proxy statement by reference relates to American Safety’s historical financial information. It does not extend to the prospective financial information and should not be read to do so.

There can be no assurance that any prospective financial information will be, or are likely to be, realized, or that the assumptions on which they are based will prove to be, or are likely to be, correct. None of American Safety, Fairfax or their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any shareholders or any other person regarding the ultimate performance of American Safety compared to the prospective financial information set forth above. American Safety has not made any representation to Fairfax, in the merger agreement or otherwise, concerning the prospective financial information. You are cautioned not to place undue reliance on this information in making a decision as to whether to vote for the proposal to approve and adopt the merger agreement and to approve the merger.

Financing of the Merger

Consummation of the merger is not conditioned on the receipt of financing by Fairfax. We anticipate that the total funds needed to consummate the merger will be approximately $306 million, which Fairfax has informed us will be funded from its internally available sources.

In connection with the merger, Fairfax has also entered into a stock purchase agreement with Tower, pursuant to which Fairfax intends to sell all of its interests in American Safety Reinsurance, Ltd., a subsidiary of American Safety, to Tower following the completion of the merger, subject to the terms and conditions of the stock purchase agreement. The consummation of the sale of American Safety Reinsurance, Ltd. is not a condition to the consummation of the merger.

Effective Time of Merger

The merger will become effective upon the issuance of a certificate of merger by the Registrar of Companies in Bermuda (the “Registrar”), or such later date specified in such certificate of merger. Under the terms of the merger agreement, American Safety and Fairfax agreed that they will request the Registrar to provide in the certificate of merger that the effective time will be the time when the merger application is filed with the Registrar, or a later date mutually agreed in writing by American Safety and Fairfax.

Payment of Merger Consideration and Surrender of Common Share Certificates

Each record holder of common shares (other than (i) common shares held in the treasury of American Safety or (ii) common shares owned by merger sub, Fairfax or any wholly-owned subsidiary of Fairfax) will receive shortly after the completion of the merger a letter of transmittal describing how such holder may exchange its common shares for the merger consideration.

You should not return your common share certificates with the enclosed proxy card, and you should not forward your common share certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until (i) you deliver a duly completed and validly executed letter of transmittal to the paying agent, in the case of certificated common shares or (ii) the paying agent receives an “agent’s message,” in the case of book-entry shares. You must also surrender your common share certificate or your certificate of book-entry shares, as applicable, to the paying agent. If ownership of your common shares is not registered in the transfer records of American Safety, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable common share transfer taxes have been paid or are not applicable.

The instructions to the letter of transmittal will tell you what to do if you have lost a share certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the surviving company, post a bond in form and substance and with surety reasonably satisfactory to the surviving company as indemnity against any claim that may be made against the surviving company in respect of the certificate.

Interests of Certain Persons in the Merger

In considering the recommendation of the board that you vote to approve the proposal to approve and adopt the merger agreement and approve the merger, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, those of our shareholders generally. The board considered the interests of these persons, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved and adopted, and the merger be approved, by the shareholders. For the purposes of all of the agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change in control.

Restricted Common Shares and Options

Our compensation committee has granted long-term equity compensation awards, consisting of restricted common shares and options, under American Safety’s 2007 Incentive Stock Plan, 1998 Incentive Stock Option Plan and 1998 Director Stock Award Plan (the “Company incentive plans”). As of June 21, 2013, there were 1,027,197 outstanding restricted common shares and options granted under the Company incentive plans.

At the effective time, each restricted common share issued and outstanding and subject to forfeiture will become fully vested without restrictions and will be treated as an unrestricted common share. Each director or executive officer who holds any restricted common shares will be entitled to receive the merger consideration with respect thereto, without interest, less any applicable withholding taxes.

At the effective time, each outstanding option to purchase common shares granted under a Company incentive plan that is outstanding and unexercised, whether or not vested or exercisable, shall become fully vested and exercisable. American Safety will cancel each outstanding and unexercised option granted under the Company incentive plans. Each holder of an option that is outstanding and unexercised immediately prior to the effective time and that has an exercise price per common share that is less than $29.25, the per-share merger consideration, will be entitled to be paid by American Safety a per share amount in cash equal to the excess, if any, of $29.25 (the per share merger consideration) over the applicable per share exercise price of such option, less any applicable withholding taxes.

The table set forth below quantifies the amounts, as of the date of this proxy statement, to which the executive officers of American Safety will be entitled at the effective time with respect to (i) the acceleration of vesting of the restricted common shares and options to purchase common shares of American Safety and (ii) the cancellation of each such executive officer’s restricted common shares and options the vesting of which is accelerated.

Insider	Number of Shares of Restricted Stock	Resulting Consideration	Number of Stock Options	Resulting Consideration
Stephen Crim	136,178	$3,983,207	—	—
Joseph Scollo	131,791	$3,854,887	—	—
Mark Haushill	90,923	$2,659,498	20,000	$263,600
Ambuj Jain	57,021	$1,667,864	—	—
Nicholas Pascall	33,568	$981,864	—	—

Each of the persons listed in the above table will also receive the merger consideration in respect of the common shares beneficially owned by them. See the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 64 for more information.

Deferred Compensation Plan

American Safety maintains a non-qualified deferred compensation plan, which provides participants with an opportunity to defer receipt of a portion of their salary, bonus and other special compensation. In addition, a discretionary match contribution equal to 4% of the difference between the participant’s annual base salary and the 401(k) earning contribution limit was approved by the board in February of 2013. All executive officers, other than Mr. Pascall, received and are fully vested in the discretionary match contribution. Upon termination, each executive officer will receive the unpaid balance of his accounts in a single lump sum, unless the participant has elected otherwise.

Employment Agreements

Stephen R. Crim is employed by American Safety as its Chief Executive Officer pursuant to an employment agreement dated August 1, 2007, as amended and restated August 9, 2011 (the “Crim agreement”). The Crim agreement provides for an initial term of three years, with automatic one year extensions unless either party gives notice of non-renewal at least 120 days prior to the expiration of the initial or then current renewal term. The Crim agreement provides for a base salary, which may be increased pursuant to a merit increase at each annual performance evaluation. In addition, Mr. Crim is eligible to receive an annual cash bonus, in an amount to be determined by the board, pursuant to American Safety’s long term incentive plan. Mr. Crim also is eligible to participate in all Company incentive plans, including the 2007 Incentive Stock Plan. The Crim agreement provides for a monthly automobile allowance of $1,000, up to $25,000 per year in reimbursement of the premium cost of a universal life insurance policy or other mutually agreeable similar instrument on Mr. Crim’s life and reimbursement of the premium cost of a supplemental long-term disability policy. Mr. Crim’s employment will be terminated following the merger, as a result of which he will be entitled to receive as severance (subject to execution of a release of claims) a lump sum amount equal to 36 times his monthly base salary, COBRA continuation coverage for up to 18 months after the date of termination and a cash lump sum payment in an amount equal to 100% of his bonus opportunity for 2013, reduced by the amount, if any, of the bonus opportunity that he previously elected to receive as restricted common shares. Additionally, the Crim agreement entitles Mr. Crim to a tax gross-up payment with respect to any excise tax imposed on payments made to him by American Safety pursuant to Section 4999 or Section 409A of the Internal Revenue Code.

Joseph D. Scollo, Jr. is employed by American Safety as its Executive Vice President and Chief Operating Officer pursuant to an employment agreement dated August 1, 2007, as amended and restated August 9, 2011 (the “Scollo agreement”). With the exception of salary levels, the Scollo agreement is substantially identical to the Crim agreement. Mr. Scollo’s employment will be terminated following the merger, as a result of which he will become entitled to receive his change in control-related severance payments and benefits.

Mark W. Haushill is employed by American Safety as its Chief Financial Officer pursuant to an employment agreement effective as of September 8, 2009, as amended and restated August 9, 2011 (the “Haushill agreement”). With the exception of salary levels, the Haushill agreement is substantially identical to the Crim agreement. Mr. Haushill’s employment will be terminated following the merger, as a result of which he will become entitled to receive his change in control-related severance payments and benefits.

Under their respective employment agreements, each of Messrs. Crim, Scollo and Haushill (the “executives”) have agreed not to reveal, divulge, or disclose any confidential information and will not use or make use of any confidential information during the employment period plus the longer period of 12 months from termination or the end of each applicable severance period (the “restricted period”). Additionally, the executives have each further agreed not to transmit or disclose any trade secret or make use of any such trade secret for the benefit of himself or for any other person without the prior written consent of American Safety at any time throughout the terms of the employment agreements and after termination of the employment agreements. The executives have also agreed not to solicit or induce any protected employees to terminate their employment relationship with American Safety or to enter into employment with any other person during the restricted period. Each of the executives has agreed not to solicit, divert, take away or attempt to solicit, divert or take away any of American Safety’s protected customers with whom they may have had contact on American Safety’s behalf during the 12 months immediately preceding the termination without American Safety’s prior written consent. The executives will not make statements detrimental to the interests of nor engage in any activities detrimental to American Safety or its officers, directors, shareholders, trustees, employees, agents, parent corporations, subsidiaries, affiliates, estates, successors, assigns and attorneys, or make statements about any of the aforementioned parties to the press without the prior written consent of American Safety, except as may be required by applicable law or regulation. If any of the executives breach any of the foregoing restrictive covenants, American Safety may require the executive to return to American Safety all compensation or other benefits received under the employment agreement after the date or termination, or may enjoin the executive from violating or threatening to violate the restrictive covenants and have the restrictive covenants specifically enforced.

Change in Control Agreements

Each of Mr. Jain and Mr. Pascall is party to a change in control agreement with American Safety, dated April 1, 2008 and November 1, 2012, respectively. Each change in control agreement provides for certain payments (subject to execution of a release of claims) if Mr. Jain or Mr. Pascall is terminated other than for “cause” or resigns for “good reason” (each as defined in the change in control agreement) in anticipation of or within 24 months following a change in control of American Safety. Mr. Jain’s employment will be terminated following the merger, as a result of which he will become entitled to receive the severance payments and benefits set forth below. Mr. Pascall’s agreement provides for the payment of 12 months of base salary, payment of premiums for National Health Insurance coverage for 12 months, payment of his housing allowance for 3 months, and 100% of his bonus opportunity for 2013, reduced by the amount, if any, of the bonus opportunity that he previously elected to receive as restricted common shares. Mr. Jain’s agreement provides for the payment of 12 months of base salary, 100% of his bonus opportunity for 2013, reduced by the amount, if any, of the bonus opportunity that he previously elected to receive as restricted common shares, and 12 months of COBRA coverage. Mr. Jain’s change in control agreement provides that Mr. Jain will be eligible to receive a tax gross-up payment with respect to any excise tax imposed on payments made to him by American Safety pursuant to Section 4999 or Section 409A of the Internal Revenue Code. The change in control agreements do not contain any restrictive covenants.

The table set forth below in the section entitled “—Golden Parachute Compensation” quantifies the cash severance amounts payable to American Safety’s named executive officers under their employment agreements or change in control agreements that are or may become payable in connection with the merger, in each case determined as of the date of this proxy statement. See “—Merger-Related Compensation for American Safety’s Named Executive Officers” below for more information.

The employment of each of our executive officers other than Mr. Pascall will be terminated following the effective time. Further, none of the members of our board will continue to serve on American Safety’s board following the merger.

Indemnification; Directors’ and Officers’ Insurance

The current and former directors and officers of American Safety will receive certain indemnification and other protections as described more fully in the section entitled “The Merger Agreement—Indemnification and Insurance.”

Merger-Related Compensation for American Safety’s Named Executive Officers

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension / NQDC ($)	Perquisites / Benefits ($)(3)	Tax Reimbursement ($)(4)	Other ($)	Total ($)
Stephen R. Crim	1,672,000	3,983,207	—	27,835	2,528,362	—	8,211,404
Joseph D. Scollo, Jr.	1,558,061	3,854,887	—	27,587	2,472,921	—	7,913,456
Mark W. Haushill	1,299,282	2,923,098	—	27,587	1,843,725	—	6,093,692
Ambuj Jain	477,397	1,667,864	—	18,557	864,709	—	3,028,527
Nicholas J. Pascall	636,667	981,864	—	50,223	0	—	1,668,754

(1)	As discussed in the sections entitled “—Employment Agreements” and “—Change in Control Agreements”, each of American Safety’s named executive officers is party to an agreement providing for the payment of severance or enhanced severance to the executive if his employment is terminated (“double trigger”) in connection with or within two years following a change in control of American Safety. The sums disclosed in this column reflect the amount that would be payable to our named executive officers if their employment were terminated as of the effective time.
(2)	As discussed in the section entitled “—Restricted Common Shares and Options”, the amounts disclosed in this column reflect the “single trigger” amounts to which the executive officers of American Safety will be entitled at the effective time with respect to (i) the acceleration of vesting of their restricted common shares and options to purchase common shares of American Safety and (ii) the cancellation of each such executive officer’s restricted common shares and options, calculated using the $29.25 per share merger consideration, pursuant to the terms of the merger agreement.
(3)	Represents payment of COBRA benefits for 18 months for Messrs. Crim, Scollo and Haushill, for 12 months for Mr. Jain and payment of National Health Insurance premiums for 12 months ($12,723) and three months of housing allowance ($37,500) for Mr. Pascall.
(4)	Includes the following tax reimbursement and gross-up payments:

	Crim	Scollo	Haushill	Jain
Federal income tax	$1,001,231	$979,277	$730,115	$342,425
State income tax	91,527	89,520	66,743	31,302
FICA	59,417	58,113	43,327	20,321
Excise tax	1,376,187	1,346,011	1,003,540	470,661

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (as defined below) whose common shares are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders. For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of common shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

For purposes of this discussion, we use the term “non-U.S. holder” to mean a beneficial owner of common shares that is not a U.S. holder or a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding common shares should consult the partner’s tax adviser regarding the U.S. federal income tax consequences of the merger to such partner.

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, judicial authorities, and administrative rulings, all of which are subject to change, possibly with retroactive effect. This discussion applies only to beneficial owners who hold common shares as capital assets, and does not apply to shareholders who hold an equity interest, actually or constructively, in Fairfax or the surviving company after the merger, shareholders who validly exercise their rights under the Companies Act to object to the merger or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers in securities or currencies, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, shareholders subject to the alternative minimum tax, U.S. expatriates, shareholders that have a functional currency other than the U.S. dollar, shareholders who hold common shares as part of a hedge, straddle, constructive sale or conversion transaction, or U.S. holders who own, directly or indirectly or constructively, 10% or more of the total combined voting power of the common shares). This discussion also does not address the receipt of cash in connection with the vesting of restricted common shares and options to purchase common shares, or any other matters relating to equity compensation or benefit plans. This discussion does not address any aspect of state, local or foreign tax laws, nor does it address any aspect of estate or gift taxation.

U.S. Holders

Exchange of Common Shares for Cash Pursuant to the Merger Agreement.

The receipt of cash in exchange for American Safety’s common shares in the merger will be a taxable transaction for U.S. federal income tax purposes. In general and subject to the rules described in the section entitled “—Passive Foreign Investment Company” below, a U.S. holder whose common shares are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such common shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such common shares. Gain or loss will be determined separately for each block of common shares (i.e., common shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that the U.S. holder’s holding period for such common shares is more than 12 months at the effective time. Short-term capital gains are subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains of non-corporate U.S. holders currently are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses. Any gain or loss recognized by a U.S. holder will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. A U.S. holder may be subject to an additional Medicare tax on unearned income of 3.8% (see the section entitled “—Additional Tax on Passive Income” below).

Backup Withholding and Information Reporting.

Backup withholding of tax may apply to cash payments to which a non-corporate U.S. holder is entitled under the merger agreement, unless the U.S. holder or other payee provides a taxpayer identification number and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete the Substitute Form W-9 included as part of the letter of transmittal and return it to the paying agent, in order to provide the information necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the merger under the backup withholding rules will be allowable as a refund or a credit against such U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Cash payments made pursuant to the merger will also be subject to information reporting unless an exemption applies.

Additional Tax on Passive Income

Certain U.S. holders who are an individuals, estates, or trusts may be required to pay a 3.8% Medicare on the lesser of (i) such U.S. holder’s “modified adjusted gross income” (or “adjusted gross income” in the case of estates and trusts) over certain thresholds and (ii) such U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of estates and trusts). Net investment income generally includes, among other things, a U.S. holder’s dividends and capital gains.

Passive Foreign Investment Company

Generally adverse U.S. federal income tax rules apply to U.S. holders owning shares of a passive foreign investment company (a “PFIC”). A non-U.S. corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either (a) 75% or more of such corporation’s gross income for such tax year is passive income, or (b) 50% or more of the value of such corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets. For this purpose, “passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains.

American Safety believes that it was not a PFIC during any of its 2003 through 2012 tax years and should not be a PFIC for its current tax year. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that American Safety has never been and will not become a PFIC for any tax year during which U.S. holders hold common shares.

If American Safety is a PFIC for its current taxable year or has been a PFIC during any prior year in which a U.S. holder held common shares and the U.S. holder has not made a valid qualified electing fund election, any gain recognized by a U.S. holder on the disposition of common shares generally would be allocated ratably over such U.S. holder’s holding period for its common shares. The amount allocated to the taxable year of the disposition and to any year before American Safety became a PFIC would be treated as ordinary income in the current taxable year. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that year and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax attributable to each such year.

If American Safety is a PFIC for the current taxable year or has been a PFIC during any prior year in which a U.S. holder held common shares, a U.S. holder generally would be required to file IRS Form 8621 with respect to its disposition of common shares. The PFIC rules are complex, and each U.S. holder should consult its own tax advisors regarding the applicable consequences of the merger to it if American Safety is or has been a PFIC during any prior year in which a U.S. holder held common shares.

Non-U.S. Holders

Exchange of Common Shares for Cash Pursuant to the Merger Agreement.

Any gain realized upon the receipt of cash in exchange for American Safety’s common shares in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States or (ii) the non-U.S. holder is a nonresident alien individual who will be present in the United States for 183 days or more during the taxable year of the merger, and certain other requirements are met.

Unless an applicable income tax treaty provides otherwise, gain described in (i) in the preceding paragraph will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder recognizing such gain were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Gain recognized by an individual non-U.S. holder described in (ii) in the preceding paragraph will be subject to U.S. federal income tax at a flat 30% rate (unless an applicable income tax treaty provides otherwise), but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States for U.S. federal income tax purposes).

Backup Withholding and Information Reporting.

Backup withholding of tax may apply to cash payments to which a non-U.S. holder is entitled under the merger agreement unless the non-U.S. holder furnishes the required certification as to its non-U.S. status by providing the applicable Internal Revenue Service Form W-8 or by otherwise establishing that such non-U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a non-U.S. holder pursuant to the merger under the backup withholding rules will be allowable as a refund or a credit against such non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service.

Cash payments made pursuant to the merger may also be subject to information reporting unless an exemption applies.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each shareholder should consult the shareholder’s tax adviser regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the merger in light of such shareholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the vesting of restricted common shares and options to purchase common shares.

Regulatory Approvals

American Safety and Fairfax have agreed to use reasonable best efforts to promptly obtain all authorizations, consents, orders and approvals of all governmental authorities and officials that may be or become necessary to enable the parties to consummate the merger and other transactions contemplated by the merger agreement as promptly as practicable, including using reasonable best efforts to obtain all required regulatory approvals.

Notwithstanding the foregoing, in no event will Fairfax, merger sub or any of their affiliates be required to take any action that would constitute a “burdensome condition,” as such term is defined in the section entitled “The Merger Agreement—Efforts to Complete the Merger” beginning on page 56.

U.S. Antitrust

Under the HSR Act, American Safety and Fairfax cannot close the merger until American Safety and Fairfax have notified the Antitrust Division and the FTC of the merger and furnished them with certain information and materials relating to the merger and the applicable waiting period has terminated or expired. The expiration or termination of the waiting period means the parties have satisfied the regulatory requirements under the HSR Act. American Safety and Fairfax filed the required notifications with the Antitrust Division and the FTC on June 14, 2013. On June 26, 2013, the FTC granted early termination of the required waiting period under the HSR Act.

At any time before or after the closing of the merger (the “closing”), the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the closing or seeking divestiture of substantial assets of American Safety and Fairfax. At any time before or after the closing, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the closing or seeking divestiture of substantial assets of American Safety and Fairfax. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Insurance and Other Regulatory Matters

The insurance laws and regulations of all 50 U.S. states and the District of Columbia and certain foreign jurisdictions generally require that before the acquisition of control of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain prior approval from the insurance regulator of the insurance company’s jurisdiction of domicile. In addition, under the laws of certain states and certain foreign jurisdictions, an acquirer must obtain the prior approval of, or submit a notification filing to, the jurisdiction’s insurance regulator to acquire control of an insurance company that is authorized to conduct business in that jurisdiction.

American Safety has insurance and reinsurance company subsidiaries domiciled in the State of Oklahoma, Bermuda and the Cayman Islands. In addition, one of its subsidiaries maintains a registered office in the United Kingdom that is regulated by the U.K. Financial Conduct Authority. The insurance laws of the State of Oklahoma require an acquiring person to obtain the approval of the Oklahoma Insurance Commissioner prior to the acquisition of control of an insurance company domiciled in such jurisdiction. On June 14, 2013, Fairfax and certain of its affiliates filed an application for approval of the merger with the Oklahoma Department of Insurance. In addition, Fairfax and certain of its affiliates have made or plan to make required pre-acquisition notification filings with the Cayman Islands Monetary Authority, the U.K. Financial Conduct Authority (if applicable) and the state insurance departments of Alaska, Arizona, Missouri, Tennessee and Virginia.

In addition, Vermont insurance regulators previously determined that American Safety is a “controlling person” with respect to American Safety Risk Retention Group, Inc. (“American Safety RRG”), a risk retention group organized under the laws of Vermont. American Safety previously asked for reconsideration of that determination. Fairfax has advised American Safety that, on June 24, 2013, the Vermont insurance regulators determined that Fairfax will not be a “controlling person” of American Safety RRG upon completion of the merger and that approval of the merger by the Vermont insurance regulators will not be required.

Although American Safety and Fairfax do not expect regulatory authorities in any of these jurisdictions to fail to approve the merger, there is no assurance that American Safety and/or Fairfax will obtain all required regulatory approvals on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition that would constitute a “burdensome condition” under the merger agreement, which, in such case, would permit Fairfax to refuse to close the transactions contemplated by the merger agreement.

Other than the approvals and notifications described above, American Safety is not aware of any material regulatory approvals required to be obtained, or waiting periods required to expire after the making of a filing. If the parties discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all, or would not include a restriction, limitation or condition that would constitute a “burdensome condition” under the merger agreement, which, in such case, would permit Fairfax to refuse to close the transactions contemplated by the merger agreement.

THE MERGER AGREEMENT

This section describes selected material terms of the merger agreement but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. We encourage you to carefully read the full text of the merger agreement because it is the legal document that governs the merger. The merger agreement has been included to provide you with information regarding certain of its terms. It is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 69.

The merger agreement contains customary representations and warranties made by the parties. The representations, warranties and covenants contained in the merger agreement were made solely for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the merger agreement. The representations and warranties and confidential disclosures may have been made for purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders and other investors. You are not a third-party beneficiary under the merger agreement and you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of American Safety, Fairfax or merger sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in American Safety’s public disclosures.

The Merger

The merger agreement provides for the merger of merger sub with and into American Safety upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the Companies Act, with American Safety surviving the merger as an indirect wholly-owned subsidiary of Fairfax. The merger will become effective at the time the certificate of merger is issued by the Registrar (or such other time as may be provided in the certificate of merger). The parties have agreed to request the Registrar to provide in the certificate of merger that the effective time will be the time when the merger application is filed with the Registrar or another time mutually agreed in writing by the parties. The closing of the merger is expected to occur on the second business day after the satisfaction or waiver of all closing conditions, which are summarized in “—Conditions to Completion of the Merger,” unless the parties agree in writing otherwise.

We expect to complete the merger and the other transactions contemplated by the merger agreement during the fourth quarter of 2013, although we cannot assure completion by any particular date, if at all. The merger is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of the parties to the merger agreement could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special general meeting in order to obtain the approval of the shareholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals. If the merger is not completed by December 2, 2013 (which date may be extended in certain circumstances), the merger agreement may be terminated by American Safety or Fairfax. Additional details regarding the termination of the merger agreement are set forth below under “—Termination of the Merger Agreement.”

American Safety’s Post-Closing Directors and Officers

Upon consummation of the merger, the directors of merger sub immediately prior to the effective time will be the initial directors of the surviving company until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal. The merger agreement provides that, except with respect to Mr. Pascall, the employment of each executive officer of American Safety will be terminated at the effective time.

Merger Consideration

At the effective time, each common share issued and outstanding immediately prior to the effective time will be canceled and converted into the right to receive $29.25 in cash, without interest and less any applicable withholding taxes, other than common shares:

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held by Fairfax, merger sub or any other direct or indirect wholly-owned subsidiary of Fairfax immediately prior to the effective time, which will be canceled without payment of any merger consideration with respect to such common shares; and

•	held by American Safety in treasury, which will be canceled without payment of any merger consideration with respect to such common shares.

All common shares that have been converted in the merger will be automatically canceled and will cease to exist pursuant to the merger agreement.

Treatment of Options and Restricted Common Shares

At the effective time, each outstanding option to purchase common shares under the Company incentive plans that is outstanding and unexercised as of immediately prior to the effective time will become fully vested and exercisable. American Safety will cancel each outstanding and unexercised option to purchase common shares as of the effective time. Each holder of an option to purchase common shares that is outstanding and unexercised as of the effective time will have the right to receive, in exchange for the cancellation of such option, a cash payment equal to the aggregate number of common shares issuable upon the exercise of such option multiplied by the amount (if any) by which $29.25 exceeds the exercise price of such option, without interest and less any applicable withholding taxes.

Each restricted common share outstanding as of immediately prior to the effective time will become fully vested as of the effective time and transferable and all restrictions on such restricted shares will lapse as of the effective time. Each such share will be canceled and converted into the right to receive $29.25 in cash, without interest, less any applicable withholding taxes.

Exchange Procedures

Prior to the effective time, Fairfax will appoint a paying agent, reasonably acceptable to American Safety, for the purpose of payment of the merger consideration described above to the shareholders. At the effective time, Fairfax will deposit with the paying agent for the benefit of the holders of the common shares issued and outstanding immediately prior to the effective time, cash in an amount sufficient to pay the aggregate merger consideration required to be paid pursuant to the merger agreement.

Promptly after the effective time, Fairfax will cause to be mailed to each record holder of common shares at the effective time who is entitled to receive the merger consideration described above a letter of transmittal and instructions describing the procedure for surrendering the certificates evidencing common shares or non-certificated “book-entry common shares” in exchange for the merger consideration. Upon (a) in case of the certificated shares, surrender of a certificate to the paying agent for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, or (b) in case of non-certificated shares, receipt by the paying agent of an “agent’s message”, and, in each case, such other documents as may be required pursuant to such instructions, the holder of such common shares will be entitled to receive in exchange for such shares the merger consideration, and each certificate or book-entry share surrendered will be canceled. YOU SHOULD NOT FORWARD YOUR CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES WITH THE ENCLOSED PROXY.

No interest will be paid or accrued on any cash payable as the merger consideration to the shareholders. Fairfax, the surviving company and the paying agent will be entitled to deduct and withhold any applicable taxes from the merger consideration. Any sum that is withheld will be deemed to have been paid to the shareholder with respect to whom it is withheld. From and after the effective time, the share transfer books of American Safety will be closed and there will be no registration of transfers of common shares on the records of American Safety.

Any portion of cash required to pay the merger consideration deposited with the paying agent that remains undistributed to former holders of common shares for one year after the effective time will be delivered to Fairfax upon demand. After such delivery, holders of common shares who have not complied with the above-described exchange procedures will thereafter only look to Fairfax or the surviving company for payment of the merger consideration. Any portion of unclaimed merger consideration that would otherwise escheat to or become government property will, to the extent permissible by law, become the property of Fairfax free and clear of any claims or interest of any person previously entitled thereto. None of the paying agent, Fairfax or American Safety will be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

The paying agent may pay the merger consideration to a person other than the person in whose name the certificated or non-certificated common shares are registered, if the certificates or book-entry shares representing such common shares are presented to the paying agent, together with all documents required to evidence and effect such transfer, and the person requesting payment must pay any transfer or other taxes payable by reason of the transfer or establish to Fairfax’s reasonable satisfaction that the taxes have been paid or are not required to be paid.

In the event that American Safety changes the number of common shares or securities convertible or exchangeable into or exercisable for common shares issued and outstanding prior to the effective time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, then the merger consideration will be equitably adjusted.

All dissenting shares will be canceled and converted into the right to receive fair value thereof under the Companies Act. Pursuant to the terms of the merger agreement, neither American Safety nor Fairfax will, without the prior written consent of the other party, voluntarily make any payment with respect to, or settle, any demands for appraisal of dissenting shares. The appraisal rights of the shareholders with respect to the dissenting shares are described in more detail in the section entitled “Appraisal Rights” beginning on page 67.

From and after the effective time, holders of common shares will cease to have any rights as shareholders of American Safety, except as otherwise provided in the merger agreement or by applicable law.

Representations and Warranties

The merger agreement contains customary representations and warranties of American Safety, that are subject to the disclosure letter American Safety delivered to Fairfax in connection with the merger agreement and the matters American Safety disclosed in certain documents filed with the SEC prior to the date of the merger agreement. The merger agreement also contains customary representations and warranties of Fairfax and merger sub, that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement.

In the merger agreement, American Safety, Fairfax and merger sub each made representations and warranties relating to, among other things:

•	organization and good standing;

•	accuracy, validity of and compliance with the organizational documents;

•	power and authority to enter into, and consummate the merger and the other transactions under, the merger agreement, and the enforceability of the merger agreement;

•	absence of violations of, or conflicts with, organizational documents, applicable law and certain agreements;

•	consents, approvals, registrations and filings with governmental entities;

•	absence of material pending or threatened litigation; and

•	absence of any undisclosed broker’s, finder’s or investment banker’s fees.

In the merger agreement, American Safety also made representations and warranties relating to, among other things:

•	capitalization;

•	compliance with applicable laws, licenses and permits;

•	SEC reports and financial statements, the absence of material undisclosed liabilities, and disclosure controls and procedures and internal controls over financial reporting;

•	absence of a material adverse effect (as described below) and the absence of certain other changes or events since December 31, 2012;

•	insurance matters;

•	investments and derivatives;

•	employee benefit plans;

•	labor and employment matters;

•	owned and leased real property;

•	tax matters;

•	material contracts;

•	insurance policies;

•	environmental matters;

•	intellectual property;

•	approval of the merger agreement by the board and the required vote by American Safety shareholders;

•	inapplicability of takeover statutes to the merger; and

•	receipt of the fairness opinion from BofA Merrill Lynch.

Many of the representations and warranties of American Safety are qualified such that they are not breached if American Safety fails to disclose matters that would not have a “material adverse effect” on American Safety. For purposes of the merger agreement, “material adverse effect” with respect to American Safety is defined to mean any event, circumstance, change or effect that (a) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of American Safety and its subsidiaries, taken as a whole, or (b) prevents or materially delays, or would reasonably be expected to prevent or materially delay, the consummation by American Safety of the merger or other transactions contemplated by the merger agreement. For purposes of clause (a) of the previous sentence, however, none of the following will be deemed to constitute, nor will they be taken into account in determining whether there has been, a “material adverse effect” on American Safety and its subsidiaries:

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change in general economic, political or financial market conditions (including changes in interest or exchange rates), if such change does not disproportionally adversely affect American Safety and its subsidiaries compared to other companies of similar size operating in the same industry and geographic regions in which American Safety and its subsidiaries operate;

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change affecting any of the industries, or the business conditions in the geographic regions, in which American Safety or its subsidiaries operate, if such change does not disproportionally adversely affect American Safety and its subsidiaries compared to other companies of similar size operating in the same industry and geographic regions in which American Safety and its subsidiaries operate;

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change in accounting requirements or principles required by U.S. generally accepted accounting principles (“U.S. GAAP”), or required by any change in applicable laws, including the pronouncements by the National Association of Insurance Commissioners, if such change does not disproportionally adversely affect American Safety and its subsidiaries compared to other companies of similar size operating in the same industry and geographic regions in which American Safety and its subsidiaries operate;

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any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any law after the date of the merger agreement, if such change does not disproportionally adversely affect American Safety and its subsidiaries compared to other companies of similar size operating in the same industry and geographic regions in which American Safety and its subsidiaries operate;

•	any seasonal fluctuation in the business of American Safety and its subsidiaries;

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any acts of terrorism or war or any weather related event, fire or natural disaster or any escalation thereof, if such change does not disproportionally adversely affect American Safety and its subsidiaries compared to other companies of similar size operating in the same industry and geographic regions in which American Safety and its subsidiaries operate;

•	the announcement of the execution of the merger agreement or the pendency of the consummation of the merger and the other transactions contemplated by the merger agreement;

•	the identity of Fairfax or any of its affiliates as the acquiror of American Safety or any facts or circumstances concerning Fairfax or any of its affiliates; and

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any failure to meet any internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period ending after the date of the merger agreement or decline in the trading price or volume of the common shares (but the underlying cause of such failure or decline may be taken into account in determining whether there was a material adverse effect on American Safety).

In addition, many of American Safety’s representations and warranties are qualified as to the actual knowledge of the executive officers or chief actuary of American Safety, and the knowledge as such persons would have following due inquiry.

In the merger agreement, Fairfax and merger sub also made representations and warranties relating to (a) the availability of funds of Fairfax to consummate the merger and the other transactions contemplated by the merger agreement and (b) operations of merger sub.

The representations and warranties in the merger agreement of each of American Safety, Fairfax and merger sub will terminate upon the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Business by American Safety Pending the Merger

Under the merger agreement, American Safety has agreed that, subject to certain exceptions in the merger agreement and in the disclosure letter of American Safety delivered to Fairfax in connection with the merger agreement, during the period from the date of the merger agreement to the effective time, American Safety and its subsidiaries will conduct their respective businesses in the ordinary course of business consistent with past practice and will use reasonable efforts to preserve substantially intact their business organization and their current material business relationships. American Safety has agreed that, subject to certain exceptions, it and its subsidiaries will not, without the prior written consent of Fairfax, do any of the following:

•	amend or otherwise change its organizational documents;

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issue, sell, dispose of or encumber (a) any shares, options, warrants or other rights to acquire shares, or any other ownership interests of American Safety or any subsidiary (except options to purchase common shares pursuant to Company incentive plans outstanding on the date of the merger agreement) or (b) any assets of American Safety or any of its subsidiaries except in the ordinary course of business consistent with past practice;

•	declare or pay any dividend or other distribution with respect to any of its shares;

•	reclassify, combine, split, subdivide, or redeem, or purchase or acquire any of its share capital;

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(a) acquire any company, corporation, partnership or other business organization; (b) except in certain circumstances, incur any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, obligations of any person, or modify the material terms of any existing indebtedness; (c) enter into, amend, or consent to the termination of certain material contracts or certain contracts not entered into in the ordinary course of business; (d) amend, waive or consent to the termination of any material rights of American Safety or any subsidiary; (e) make any commitment with respect to certain capital expenditures or information technology expenditures; or (f) extend, renew, or amend any material lease or sublease;

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(a) increase the compensation or the benefits provided to its current or former directors, officers or employees except as otherwise required under any existing employee plan; (b) grant any retention, severance or termination pay to, or enter into any employment, bonus, change of control or severance agreement with, any current or former director, officer or other employee of American Safety or of any subsidiary; (c) establish, adopt, enter into, terminate or amend any benefit plan for the benefit of any director, officer or employee except as required by law; or (d) loan or advance any money or other property to any current or former director, officer or employee of American Safety or its subsidiaries, subject to certain exceptions, in the case of the matters described in clauses (b) and (c);

•	except as required by applicable law, make, change or rescind any material tax election, file any amended tax return or settle or compromise any material income tax liability;

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fail to maintain in full force and effect the existing insurance policies (or alternative policies with comparable terms and conditions) covering American Safety and its subsidiaries and their respective properties, assets and businesses;

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commence or settle (a) any litigation, suit, action or proceeding other than settlements not exceeding $1.0 million in the aggregate (net of insurance proceeds) and that do not require any actions or impose any material restrictions on the business or operations of American Safety and its subsidiaries or (b) any litigation, suits, actions or proceedings involving any shareholder or group of shareholders, in each case, other than ordinary course insurance claims;

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enter into or amend any reinsurance agreements ceding liabilities to third parties or commute any reinsurance agreements of American Safety or any of its subsidiaries, except for (a) replacement of reinsurance agreements expiring between the date of the merger agreement and the closing in the ordinary course of business consistent with past practice, (b) any reinsurance agreements ceding premiums not in excess of $1.0 million annually, or (c) otherwise in the ordinary course of business;

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permit any subsidiary of American Safety which is required to be licensed as an insurance company, reinsurance company or insurance intermediary to conduct transactions in investment assets except with respect to the sale of non-cash investments;

•	fail to timely file all forms, reports, statements, schedules and other documents required to be filed by American Safety with the SEC;

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take any action, other than in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures, except as required by changes in U.S. GAAP or relevant statutory accounting principles;

•	enter into any material new line of business not conducted by American Safety or any of its subsidiaries as of the date of the merger agreement;

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fail to use commercially reasonable efforts to ensure that American Safety, American Safety Reinsurance Ltd. and its non-U.S. subsidiaries are not engaged in a U.S. trade or business for U.S. federal income tax purposes; and

•	announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

Liquidation of Non-Cash Investments

Pursuant to the merger agreement, American Safety has agreed to liquidate on an orderly basis all non-cash investments held by or on behalf of American Safety or its subsidiaries for proceeds consisting solely of cash or treasury bills for an amount that is at least equal to the book value of such non-cash investments as of March 31, 2013, with certain exceptions, unless Fairfax otherwise consents.

Shareholders’ Meeting

Subject to the provisions of the merger agreement described below in the section entitled “—No Solicitation of Acquisition Proposals,” American Safety has agreed to, as promptly as practicable after the execution of the merger agreement, call, give notice of, convene and hold a special general meeting of its shareholders in order to obtain the approval of the shareholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement. Subject to the provisions of the merger agreement discussed below in “—No Solicitation of Acquisition Proposals,” the board must (i) recommend to the shareholders that they adopt the merger agreement, (ii) include such recommendation in this proxy statement and (iii) use its reasonable best efforts to solicit and obtain the affirmative vote of 66 2/3% of the votes cast at a meeting of the shareholders at which a quorum is present in accordance with American Safety’s bye-laws to approve and adopt the merger agreement and the merger and the other transactions contemplated by the merger agreement.

No Solicitation of Acquisition Proposals

American Safety has agreed that, it, its subsidiaries and its directors or officers will not:

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solicit, encourage or initiate any inquiries or the implementation or submission of any proposal that constitutes or could reasonably be expected to lead to any proposal or offer relating to (a) any direct or indirect acquisition of (i) more than 15% of the assets of American Safety and its consolidated subsidiaries or (ii) more than 15% of any class of equity securities of American Safety; (b) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of American Safety; or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or other similar transaction involving American Safety (each, an “acquisition proposal”);

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participate in discussions or negotiations regarding, or furnish to any person any non-public information regarding American Safety and its subsidiaries in connection with, any acquisition proposal; or

•	otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

Notwithstanding the above, before the shareholders of American Safety approve and adopt the merger agreement and the merger, the board may furnish information in response to a request from, or engage in negotiations or discussions with, any person in connection with an unsolicited, written acquisition proposal providing for the acquisition of at least 50% of the consolidated assets or the voting power of American Safety and its subsidiaries, if:

•	the board determines in good faith (after consultation with its financial advisors) that such acquisition proposal could reasonably be expected to result in a superior proposal;

•	the board determines in good faith (after consultation with its outside legal counsel) that failure to take such actions would be inconsistent with fiduciary duties of the board under applicable law;

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American Safety receives from such person an executed confidentiality agreement with confidentiality terms no less favorable to American Safety with respect to confidentiality than the existing confidentiality agreement with Fairfax; and

•	all information provided to such person is promptly provided to Fairfax.

The term “superior proposal” means a written acquisition proposal that (a) relates to more than 50% of the outstanding common shares or all or substantially all of the assets of American Safety and its subsidiaries taken as a whole, (b) is on terms that the board determines in good faith (after receiving the advice of its financial advisor and after taking into account all the terms and conditions, and all legal, financial and regulatory aspects, of the acquisition proposal) are more favorable to American Safety’s shareholders than the transactions contemplated by the merger agreement and (c) the board determines is reasonably capable of being consummated.

American Safety has also agreed to immediately cease any discussions or negotiations with any third parties that may have been ongoing as of the date of the merger agreement with respect to any acquisition proposal. American Safety will promptly request that any confidential information that has been provided in any such discussions or negotiations is returned to American Safety or destroyed. American Safety must promptly (within 24 hours) notify Fairfax of (a) any inquiries or offers with respect to any acquisition proposal, (b) any request for non-public information with respect to any acquisition proposal, or (c) any inquiries to initiate or continue discussions or negotiations with respect to any acquisition proposal, indicating in such notice the name of such person and the material terms and conditions of any proposals or offers. American Safety has also agreed to keep Fairfax informed on a reasonably current basis of any material changes to the terms of any such proposals or offers.

Change in Recommendation by the Board

American Safety or its representatives may not and may not publicly propose to (a) withhold, withdraw or modify, in a manner adverse to Fairfax or merger sub, the recommendation by the board that the shareholders vote in favor of the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement, (b) approve or recommend or otherwise declare advisable any acquisition proposal, or (c) cause or permit American Safety to enter into any letter of intent or memorandum of understanding, or approve, recommend or otherwise declare advisable any letter of intent, acquisition agreement, merger agreement or other agreement relating or with respect to any acquisition proposal (an “alternative acquisition agreement”).

Notwithstanding the foregoing, before the shareholders approve and adopt the merger agreement and approve the merger, the board may do the following (each, a “change in board recommendation”):

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if, in response to an unsolicited, written acquisition proposal, the board determines in good faith (after consultation with its financial advisors) that such acquisition proposal is a superior proposal and (after consultation with its outside legal counsel) that its failure to take such action would be inconsistent with its fiduciary duties under applicable law, approve, recommend or otherwise declare advisable such superior proposal, and in connection with the approval or recommendation of such superior proposal, withhold, withdraw or modify its recommendation that the shareholders vote in favor of the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement; or

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if, in response to a material development or change in circumstances arising after the date of the merger agreement that was not known to the board as of the date of the merger agreement (an “intervening event”), the board determines in good faith (after consultation with its outside legal counsel) that its failure to take such action would be inconsistent with its fiduciary duties under applicable law, withdraw or modify its recommendation that the shareholders vote in favor of the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement.

The change in board recommendation may be made by the board, and the alternative acquisition agreement may be entered into by American Safety, only after the second business day following Fairfax’s receipt of written notice from American Safety describing, among other things, the action the board has determined to take and the underlying reasons for such action. American Safety must negotiate with Fairfax (to the extent Fairfax desires to negotiate) in good faith during such two business day period regarding any changes to the terms of the merger agreement as a result of the superior proposal or an intervening event such that the acquisition proposal no longer constitutes a superior proposal or the intervening event no longer requires the board to effect a change in board recommendation to comply with its fiduciary duties.

Pursuant to the terms of the merger agreement, American Safety has also agreed to immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted with respect to any acquisition proposal. American Safety must take the necessary steps to promptly inform any such party of American Safety’s obligations undertaken with respect to the acquisition proposal. In addition, American Safety is required to promptly request each person that has executed a confidentiality agreement in connection with its consideration of acquiring American Safety or any of its subsidiaries to return or destroy all confidentiality information furnished to such person. American Safety must fully enforce any such confidentiality agreements, including standstill provisions contained in such confidentiality agreements, except that with respect to the enforcement of standstill provisions, the board may elect not to enforce or waive such standstill provisions if it determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable law.

If American Safety terminates the merger agreement because the board approved or recommended a superior proposal (or an alternative acquisition agreement with respect to such superior proposal), then American Safety must pay the termination fee to Fairfax described below in “—Termination Fee”).

Efforts to Complete the Merger

Subject to the terms and conditions set forth in the merger agreement, each of the parties to the merger agreement has agreed to use reasonable best efforts to:

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promptly obtain all authorizations, consents, orders and approvals of all governmental authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations under, the merger agreement;

•	cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders, approvals, licenses, permits and waivers;

•	provide such other information to any governmental authority as such governmental authority may reasonably request in connection with the merger agreement; and

•	obtain all necessary consents, approvals or waivers from third parties.

Each party has agreed to make as promptly as practicable, but no later than ten business days following the date of the merger agreement, its respective filing pursuant to the HSR Act and to supply as promptly as reasonably practicable to the appropriate governmental authorities any additional information and documentary material that may be requested pursuant to the HSR Act. In addition, Fairfax agreed, with the full cooperation of American Safety, to prepare and file with the appropriate governmental authorities and to use its reasonable best efforts to obtain all approvals required under applicable insurance laws.

Fairfax and American Safety have agreed to use their reasonable best efforts to eliminate each and every impediment under any antitrust, competition or trade regulation law or insurance law that may be asserted by any governmental authority or any other party so as to enable the parties to consummate the merger and the other transactions contemplated by the merger agreement as promptly as practicable, and in any event prior to the date on which the merger agreement is terminated pursuant to its terms, including, with respect to antitrust and competition laws, proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture, license or other disposition of such of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant to the merger agreement, and the entrance into such other arrangements, as are necessary or advisable in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the merger and the other transactions contemplated by the merger agreement. In no event, however, will Fairfax, merger sub or any of their affiliates be required to take any action (each, a “burdensome condition”) that:

•

requires the sale, divestiture, license or other disposition of any assets, properties or businesses of any of Fairfax or merger sub or any of their respective subsidiaries or affiliates (other than American Safety and its subsidiaries);

•	limits the ability of Fairfax to retain any of its or its’ affiliates’ assets or businesses (other than American Safety and its subsidiaries); or

•

if such action has, or is reasonably likely to have, a material adverse effect on American Safety or on Fairfax’s freedom of action or rights with respect to American Safety, requires the sale, divestiture, license or other disposition of any assets, properties or businesses of American Safety or any of its subsidiaries, or limits the ability of Fairfax to (i) retain American Safety or any of its subsidiaries, or (ii) otherwise exercise full ownership rights with respect to the share capital of the surviving company.

American Safety has agreed to provide, upon reasonable notice and during normal business hours, to the officers, directors, employees, accountants, consultants, legal counsel and other representatives of Fairfax reasonable access to the officers, employees, agents, properties, offices, other facilities and books and records of American Safety and its subsidiaries, subject to certain restrictions. Fairfax, merger sub and their representatives will hold any such information in confidence to the extent required by, and in accordance with, the provisions of their existing confidentiality agreement.

Subject to certain limitations, American Safety has agreed to use its commercially reasonable efforts, at the expense of Fairfax, to take such actions as are reasonably requested by Fairfax to facilitate the sale of American Safety Reinsurance Ltd. to a third party, including by providing such information as may be required to make filings with and obtain approvals from governmental authorities in connection with such sale (including approvals under the HSR Act, if required, approvals under applicable insurance laws and approvals of the Bermuda Monetary Authority with respect to the payment of a dividend or other transactions) and taking such steps as may be reasonably required to restructure the assets, contracts and employees relating to American Safety Reinsurance Ltd. and its subsidiaries. The consummation of the sale of American Safety Reinsurance Ltd. is not a condition to the consummation of the merger.

Conditions to Completion of the Merger

Conditions to the Obligations of Each Party. Each party’s obligations to consummate the merger are subject to the satisfaction or written waiver (where permissible) of the following conditions:

•

the merger, the merger agreement and other transactions contemplated by the merger agreement must have been approved and adopted by the affirmative vote of 66 2/3% of the votes cast at a meeting of the shareholders at which a quorum is present in accordance with American Safety’s bye-laws;

•

no governmental entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order (whether temporary, preliminary or permanent) which is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the merger; and

•

any waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act must have expired or have been early terminated, and all consents, approvals, non-disapprovals and other authorizations of any governmental authority required to consummate the merger, must have been obtained.

Conditions to the Obligations of Fairfax and Merger Sub. The obligations of Fairfax and merger sub to effect the merger are subject to the satisfaction or (where permissible) waiver of the following additional conditions:

•

the representations and warranties made by American Safety in the merger agreement with respect to capitalization must be true and correct, except for de minimis errors, as of the closing, as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date);

•

the representations and warranties made by American Safety in the merger agreement with respect to organization and good standing and power and authority to enter into the merger agreement and consummate the merger must be true and correct in all respects, as of the closing, as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date);

•

all other representations and warranties made by American Safety in the merger agreement must be true and correct, except as would not constitute a material adverse effect (but without regard to materiality qualifiers contained therein), as of the closing, as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date);

•

American Safety has performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time;

•

American Safety has delivered to Fairfax a certificate, dated as of the date of the closing, signed by an authorized officer of American Safety, certifying on behalf of American Safety that all four conditions above have been satisfied; and

•	all consents of governmental authorities that must have been obtained have been obtained without the imposition of a burdensome condition.

Conditions to the Obligations of American Safety. The obligation of American Safety to effect the merger is subject to the satisfaction or (where permissible) waiver of the following additional conditions:

•

the representations and warranties of Fairfax and merger sub contained in the merger agreement that are qualified by materiality must be true and correct in all respects, and the representations and warranties of Fairfax and merger sub contained in the merger agreement that are not so qualified must be true and correct in all material respects, in each case as of the closing of the merger, as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date);

•

each of Fairfax and merger sub have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by Fairfax and merger sub on or prior to the effective time; and

•	Fairfax has delivered to American Safety a certificate, dated as of the date of the closing, signed by an authorized officer of Fairfax, certifying that both conditions above have been satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time, notwithstanding the adoption of the merger agreement by American Safety’s shareholders:

•	by mutual written consent of American Safety and Fairfax;

•	by either Fairfax or American Safety if:

•

the merger is not consummated on or before December 2, 2013 (the “end date”); provided, however, if on the end date any of the conditions to completion of the merger with respect to termination or expiration of the waiting periods under the HSR Act and related approvals and authorizations have not been satisfied but all other conditions to completion of the merger have been satisfied or waived, then Fairfax or American Safety may, upon prior written notice to the other party, extend the end date by an additional three months; provided, further, that this right to terminate the merger agreement will not be available to any party whose failure to comply with the merger agreement has been the principal cause of or resulted in the failure of the merger to be consummated by the end date (as such date may be extended);

•

any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or taken any other action permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger, and such law or action has become final and nonappealable, or any law that makes consummation of the merger illegal or otherwise prohibited is adopted following the date of execution of the merger agreement, provided that this right to terminate the merger agreement will not be available to any party whose failure to fulfill any material obligation under the merger agreement has caused such action; or

•

American Safety’s shareholders do not approve and adopt the merger agreement and the merger by the affirmative vote of 66 2/3% of the votes cast at a meeting of the shareholders at which a quorum is present in accordance with American Safety’s bye-laws, or any adjournment or postponement of such meeting;

•	by Fairfax if:

•

there has been a change in board recommendation or American Safety were to fail to include in this proxy statement the recommendation by the board that the shareholders vote in favor of the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

•	American Safety enters into any alternative acquisition agreement with respect to an acquisition proposal;

•

a tender offer or exchange offer (other than by Fairfax or its affiliates) for any outstanding common shares has commenced and not been withdrawn or terminated and, prior to the earlier of (a) the date prior to the date of the special general meeting or (b) 11 business days after the commencement of such offer, the board fails to recommend against acceptance of such offer;

•

American Safety has materially breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would result in a failure of the related conditions to Fairfax’s obligation to close to be satisfied and such breach cannot be cured prior to the end date; or

•	if the liquidation of all non-cash investments held by or on behalf of American Safety or its subsidiaries has not been completed in accordance with the merger agreement;

•	by American Safety if:

•

at any time prior to the approval and adoption of the merger agreement and the merger by American Safety’s shareholders, concurrently with such termination, American Safety enters into an alternative acquisition agreement with respect to a superior proposal, provided that prior to or simultaneously with the entry into such definitive agreement, American Safety has paid to Fairfax the termination fee (as described below in “—Termination Fee”); or

•

Fairfax has materially breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would result in a failure of the related conditions to American Safety’s obligation to close to be satisfied and such breach cannot be cured prior to the end date.

Termination Fee

American Safety has agreed to pay Fairfax a termination fee of $9,186,000, if the agreement is terminated:

•

by Fairfax or American Safety if the merger has not occurred prior to December 2, 2013 (subject to extension), or if American Safety’s shareholders do not approve and adopt the merger agreement and the merger by the affirmative vote of 66 2/3% of the votes cast at a meeting of the shareholders at which a quorum is present in accordance with American Safety’s bye-laws, or any adjournment or postponement of such meeting, if

•

at or prior to the termination date a proposal relating to (a) any direct or indirect acquisition of (i) more than 50% of the assets of American Safety and its consolidated subsidiaries, or (ii) more than 50% of any class of equity securities of American Safety; (b) any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of American Safety; or (c) any merger, consolidation, business combination, recapitalization or other similar transaction involving American Safety or any of its consolidated subsidiaries pursuant to which shareholders of American Safety immediately prior to the consummation of such transaction would cease to own directly or indirectly at least 50% of the voting power of the outstanding securities of American Safety (or of another person that directly or indirectly would own all or substantially all of the assets of American Safety) immediately following such transaction in the same proportion as they owned prior to the consummation of such transaction has been publicly announced and not publicly withdrawn (a “50% acquisition proposal”); and

•

within 12 months after such termination, American Safety enters into, or the board recommends or submits to the shareholders for adoption, an alternative acquisition agreement with respect to a 50% acquisition proposal;

•	by Fairfax if, on or prior to the date of the special general meeting or any adjournment or postponement thereof:

•

there has been a change in board recommendation or American Safety were to fail to include in this proxy statement the recommendation by the board that the shareholders vote in favor of the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

•	American Safety enters into any alternative acquisition agreement with respect to an acquisition proposal; or

•

a tender offer or exchange offer (other than by Fairfax or its affiliates) for any outstanding common shares has commenced and not been withdrawn or terminated and, prior to the earlier of (a) the date prior to the date of the special general meeting and (b) 11 business days after the commencement of such offer, the board fails to recommend against acceptance of such offer;

•

by American Safety, if at any time prior to the approval and adoption of the merger agreement and the merger by American Safety’s shareholders, concurrently with such termination, American Safety enters into an alternative acquisition agreement with respect to a superior proposal.

If Fairfax terminates the merger agreement in circumstances where American Safety has materially breached a covenant under the merger agreement, then American Safety will promptly pay up to $1.5 million of Fairfax’s documented out-of-pocket expenses incurred in connection with the merger agreement, provided, that if American Safety, within 12 months after such termination, enters into, or the board recommends or submits to the shareholders for adoption. or otherwise does not oppose, an alternative acquisition agreement, or a 50% acquisition proposal is consummated, American Safety is required to pay the termination fee of $9,186,000, less the amount of any expense reimbursement paid to Fairfax pursuant to this provision.

If the termination fee is payable by American Safety, then the payment to Fairfax or its designee of the termination fee will be the sole and exclusive remedy of Fairfax for any loss suffered by Fairfax or merger sub as a result of the failure of the merger and the other transactions contemplated by the merger agreement to be consummated, and upon such payment American Safety will not have any further liability or obligation for any losses with respect thereto (except in the case of fraud).

Expenses

Except as set forth above, all expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated. However, American Safety and Fairfax will share equally the filing fees and the cost of printing and mailing this proxy statement and the filing fees incurred in connection with the filings made pursuant to the HSR Act

Indemnification and Insurance

Fairfax and the surviving company will indemnify and hold harmless present or former directors and officers of American Safety or its subsidiaries in connection with their acts or omissions in those capacities occurring on or before the effective time to the fullest extent permitted by applicable law.

American Safety will provide, for six years after the effective time, directors’ and officers’ liability insurance with respect to matters arising on or before the effective time and covering the merger and the other transactions contemplated by the merger agreement, in substantially equivalent amount and scope as the current policies of directors’ and officers’ liability insurance maintained by American Safety and its subsidiaries. Either American Safety will purchase prior to the effective time, or the surviving company will purchase promptly following the effective time, a six year “tail” policy, with a premium not to exceed 250% of the current annual premium.

Employee Benefits Matters

Fairfax has agreed, pursuant to the merger agreement, to cause the surviving company and its subsidiaries to provide the employees of American Safety, for a period of one year following the merger, with the same level of base salary and total compensation opportunity and with employee benefits that are substantially similar in the aggregate to those provided to them prior to the merger or, if no less favorable, that are substantially similar in the aggregate to similarly situated employees of Fairfax or its affiliates. In addition, Fairfax has agreed to grant employees of American Safety or any of its subsidiaries credit for all periods of employment with American Safety and any of its subsidiaries for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by American Safety or any of its subsidiaries for service accrued or deemed accrued prior to the merger with American Safety or any of its subsidiaries, except to the extent that the receipt of such credit would result in the duplication of benefits. Fairfax has further agreed to (i) cause all limitations as to preexisting and at-work conditions of any employee with respect to such employee’s participation in the employee welfare benefit plans of Fairfax and the surviving company to be waived and (ii) to credit each employee for any co-payments, deductibles and out-of-pocket expenses paid by the employee during the relevant plan year.

In connection with the consummation of the merger, the employment of each of American Safety’s executive officers other than Mr. Pascall will be terminated, as a result of which each such officer will be entitled to receive severance or enhanced severance payments and benefits under his employment or change in control agreement. See the sections entitled “The Merger—Interests of Certain Persons in the Merger” and “The Merger—Merger-Related Compensation for American Safety’s Named Executive Officers” beginning on page 39 and 42, respectively, for additional information regarding the severance payments and benefits which may become payable to American Safety’s executive officers in connection with the merger.

Specific Performance; Remedies

In addition to any other right or remedy which Fairfax, merger sub or American Safety may have, each party is entitled to enforce any provision of the merger agreement by a decree of specific performance and to an injunction to prevent a breach or threatened breach of any provisions of the merger agreement, without posting any bond or similar instrument.

Modification or Amendment

At any time prior to the effective time, the parties to the merger agreement may modify or amend the merger agreement in writing. After the approval and adoption of the merger agreement and approval of the merger by the shareholders; however, no amendment may be made that would require further approval of the shareholders under applicable law without such further approval.

VOTING AGREEMENTS

In connection with the execution and delivery of the merger agreement by American Safety and Fairfax on June 2, 2013, Fairfax entered into voting agreements (the “voting agreements”) with American Safety’s directors, certain of its officers and certain relatives and related family trusts of such directors and officers (the “voting shareholders”) with respect to their respective common shares. Pursuant to the voting agreements, the voting shareholders have each agreed, among other things, to vote, or cause to be voted, all of its common shares (and any other such shares he or she may acquire after the date of the merger agreement):

•	in favor of the proposal to approve and adopt the merger agreement and the consummation of the transactions contemplated thereby;

•

against any action, agreement, transaction or proposal, including any “acquisition proposal” (as described in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” beginning on page 54) that would reasonably be expected to result in a material breach by American Safety under the merger agreement or a failure of any condition to American Safety’s obligations thereunder to be fulfilled; and

•	in favor of any other matter necessary to the consummation of the transactions contemplated by the merger agreement.

Each voting shareholder has also appointed Fairfax, and each executive officer of Fairfax, as its sole and exclusive attorney-in-fact and proxy to vote its common shares in accordance with the foregoing if such voting shareholder fails to do so. As of July 15, 2013, the record date for the special general meeting, the voting shareholders collectively were entitled to vote 1,001,301 common shares, or approximately 10.40% of American Safety’s outstanding common shares.

In the voting agreements, the voting shareholders have agreed not to, on or after the date of the voting agreements, among other things:

•

sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of their common shares, other than a transfer of any such common shares to any person who executes and delivers to Fairfax a joinder to the transferor’s voting agreement, pursuant to which such person agrees to be bound by all of the terms and provisions of such voting agreement;

•

deposit any of their common shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with the voting agreements;

•

enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of their common shares; or

•

take any action that would make any representation or warranty such voting shareholder made untrue or incorrect in any material respect or have the effect of preventing or disabling him from performing his obligations under the voting agreements.

The voting shareholders have also each agreed (i) not to take any action that American Safety is prohibited from taking under the merger agreement with respect to the solicitation of alternative transaction proposals and (ii) to provide Fairfax with certain information regarding, and notification of any material changes to, any such alternative transaction proposal.

The voting agreements will terminate upon the earlier to occur of (i) the termination of the merger agreement in accordance with its terms and (ii) the effective time. The foregoing description of the voting agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the voting agreements attached hereto as Annexes C though P, each of which is incorporated by reference into this proxy statement.

MARKET PRICE OF COMMON SHARES

The common shares are listed for trading on the NYSE under the symbol “ASI.” The table below shows, for the periods indicated, the price range of the common shares, as reported by Bloomberg L.P.

	Common Share Price
	High	Low
2010
Quarter ended March 31	$16.81	$13.26
Quarter ended June 30	16.90	14.50
Quarter ended September 30	16.65	15.11
Quarter ended December 31	22.40	16.20
2011
Quarter ended March 31	$21.95	$18.82
Quarter ended June 30	21.52	17.28
Quarter ended September 30	20.10	16.97
Quarter ended December 31	22.00	17.38
2012
Quarter ended March 31	$22.32	$18.04
Quarter ended June 30	19.39	17.08
Quarter ended September 30	19.61	16.71
Quarter ended December 31	19.05	15.75
2013
Quarter ended March 31	$25.70	$19.46
Quarter ended June 30	$29.02	$23.23
Quarter ending September 30 (through July 15, 2013)	$29.14	$28.96

The closing price of the common shares on the NYSE on May 31, 2013, the last trading day prior to the public announcement of the execution of the merger agreement, was $23.96 per common share. On July 15, 2013, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for the common shares on the NYSE was $29.10 per common share. You are encouraged to obtain current market quotations for our common shares in connection with voting your common shares at the special general meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following table contains certain information as of July 15, 2013 as to:

•	all persons who, to our knowledge, were the beneficial owners of more than 5% of the outstanding common shares;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The persons named hold sole voting and investment power with respect to the common shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person.

Name of Beneficial Owner(1)	Number of Common Shares	Common Shares that May be Acquired Within 60 Days	Total Common Shares	Percentage Ownership
Cody W. Birdwell(2)	208,099	—	208,099	2.16%
David V. Brueggen(3)	55,922	—	55,922	*
Harris K. Chorney	15,597	—	15,597	*
Stephen R. Crim(4)	220,209	98,977	319,186	3.32%
Lawrence I. Geneen(5)	24,583	—	24,583	*
Steven L. Groot(6)	39,184	—	39,184	*
Mark W. Haushill	11,334	3,051	14,385	*
Ambuj Jain	12,780	38,907	51,687	*
Thomas W. Meuller(7)	305,677	—	305,677	3.18%
Nicholas J. Pascall	6,373	13,963	20,336	*
Joseph D. Scollo, Jr.	93,775	80,015	173,790	1.81%
All directors and executive officers as a group (11 persons)	993,533	234,913	1,228,446	12.77%

Name of Beneficial Owner	Number of Common Shares	Common Shares that May be Acquired Within 60 Days	Total Common Shares	Percentage Ownership
Fairfax Financial Holdings Limited(8)	1,001,301	234,913	1,236,214	12.85%
BlackRock, Inc.(9)	734,411	—	734,411	7.63%
Dimensional Fund Advisors LP(10)	656,298	—	656,298	6.82%
Catalina Holdings (Bermuda) Ltd.(11)	548,390	—	548,390	5.70%
Ameriprise Financial, Inc.(12)	520,454	—	520,454	5.41%

*	Less than 1%
(1)	Each director and executive officer is subject to a voting agreement entered into with Fairfax in connection with the execution and delivery of the merger agreement.
(2)	Includes 116,221 common shares of record held by The Cody Birdwell Family Limited Partnership, over which Mr. Birdwell has sole voting power with respect to the common shares, and 3,000 common shares held in an IRA.
(3)	Includes 2,003 common shares owned by his wife.
(4)	Includes 38,995 common shares owned by his spouse and 1,569 common shares held of record as custodian for his children.

(5)	Includes 1,000 common shares owned by his spouse.
(6)	Held by K Groot & S Groot TTEE, Steven L. Groot Living Trust, U/A DTD 03/20/1997.
(7)	Includes 142,745 common shares held of record by The Mark C. Mueller Trust for which Mr. Thomas W. Mueller is the sole trustee. Mark C. Mueller is a brother of Thomas W. Mueller. Includes 140,000 common shares held of record by The Thomas W. Mueller Trust for which Mark C. Mueller is the sole trustee.
(8)	Its address is 95 Wellington Street West, Suite 800, Toronto, Ontario, M5J 2N7 according to a Schedule 13D as filed with the SEC. Fairfax’s beneficial ownership consists of common shares owned or controlled by directors, certain of its executive officers and certain relatives and related family trusts of such directors and executive officers over which Fairfax has voting control pursuant to the voting agreements.
(9)	Its address is 40 East 52nd Street, New York, NY 10022 according to a Schedule 13G as filed with the SEC.
(10)	Its address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746 according to a Schedule 13G as filed with the SEC.
(11)	Its address is Cumberland House, 1 Victoria Street, 7th Floor, Hamilton HM11, Bermuda according to a Schedule 13D as filed with the SEC.
(12)	Its address is 145 Ameriprise Financial Center, Minneapolis, MN 55474 according to a Schedule 13G as filed with the SEC.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION ARRANGEMENTS FOR AMERICAN SAFETY’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, American Safety is required to submit a proposal to the shareholders for a non-binding, advisory vote to approve the agreements or understandings with and items of compensation payable to, or which may become payable to, the named executive officers of American Safety that are based on or otherwise relate to the merger. This proposal, commonly known as “say-on-golden parachute,” and which we refer to as the merger-related compensation proposal, gives the shareholders the opportunity to vote on an advisory basis on the compensation that American Safety’s named executive officers will or may be entitled to receive that is based on or otherwise relates to the merger.

The compensation and benefits that American Safety’s named executive officers may be entitled to receive from American Safety that are based on or otherwise relate to the merger is summarized in the table entitled “Golden Parachute Compensation,” which is included in the section entitled “The Merger—Merger-Related Compensation for American Safety’s Named Executive Officers” beginning on page 42, including the associated narrative discussion. That summary discusses the agreements or understandings with and items of compensation payable to, or which may become payable to, the named executive officers of American Safety that are based on or otherwise relate to the merger. The board encourages you to review carefully the merger-related compensation information disclosed in this proxy statement.

The board recommends that the shareholders of American Safety approve the following resolution:

“RESOLVED, that the shareholders approve, on an advisory, non-binding basis, the agreements or understandings with and items of compensation payable to, or which may become payable to, the named executive officers of American Safety that are based on or otherwise relate to the merger, as disclosed in the section entitled “The Merger—Merger-Related Compensation for American Safety’s Named Executive Officers” beginning on page 42”.

The vote on the merger-related compensation proposal is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement and to approve the merger. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and to approve the merger and vote not to approve the merger-related compensation proposal and vice versa. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on American Safety, Fairfax or merger sub. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the shareholders.

The affirmative vote of a majority of the votes cast at the special general meeting will be required to approve the merger-related compensation proposal.

The Board recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis, the agreements or understandings with and items of compensation payable to, or which may become payable to American Safety’s named executive officers that are based on or otherwise relate to the merger.

APPRAISAL RIGHTS

Under Bermuda law, in the event of a merger of a Bermuda company with another company or corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. The board considers the fair value for each common share to be the merger consideration.

Any shareholder who is not satisfied that it has been offered fair value for its common shares and whose shares are not voted in favor of the merger agreement and the merger may exercise its appraisal rights under the Companies Act to have the fair value of its common shares appraised by the court. Persons owning beneficial interests in common shares but who are not shareholders of record should note that only persons who are shareholders of record are entitled to make an application for appraisal. Any shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its common shares with the court within ONE MONTH after the date the notice convening the special general meeting to approve the merger is deemed to have been received. The notice delivered with this proxy statement constitutes this notice. There are no statutory rules and limited decisions of the court prescribing in detail the operation of the provisions of the Companies Act governing appraisal rights that are set forth in Section 106 of the Companies Act or the process of appraisal by the court and there is uncertainty about the precise methodology that would be adopted by the court in determining the fair value of shares in an appraisal application under the Companies Act.

If a shareholder votes in favor of the merger agreement and the merger at the special general meeting, such shareholder will have no right to apply to the court to appraise the fair value of its common shares, and instead, if the merger is consummated, and as discussed in the section entitled “The Merger Agreement—Merger Consideration” beginning on page 48, each common share held by such shareholder will be converted into the right to receive the merger consideration. Voting against the merger, or not voting, will not in itself satisfy the requirements for notice and exercise of a shareholder’s right to apply for appraisal of the fair value of its common shares.

In any case where a registered holder of common shares has made an appraisal application (a “dissenting shareholder”), in respect of the common shares held by such dissenting shareholder (“dissenting shares”), and the merger has been made effective under Bermuda law before the court’s appraisal of the fair value of such dissenting shares then the dissenting shareholder shall be entitled to receive the merger consideration and, if the fair value of the dissenting shares is later appraised by the court, such dissenting shareholder will be paid the difference, if any, between the amount paid to him as merger consideration and the value appraised by the court within one month of the court’s appraisal.

In any case where the value of the dissenting shares held by a dissenting shareholder is appraised by the court before the merger has been made effective under Bermuda law, then American Safety will be required to pay the dissenting shareholder within one month of the court’s appraisal an amount equal to the value of the dissenting shares appraised by the court, unless the merger is terminated under the terms of the merger agreement, in which case no payment shall be made.

The payment to a shareholder of the fair value of its common shares as appraised by the court could be less than, equal to or more than the value of the merger consideration that the shareholder would have received in the merger if such shareholder had not exercised its appraisal rights in relation to its common shares; however, it is not anticipated to be less than the merger consideration.

A shareholder who has exercised appraisal rights has no right of appeal from an appraisal made by the court. The responsibility for costs of any application to the court under Section 106 of the Companies Act will be in the court’s discretion.

The relevant portion of Section 106 of the Companies Act in relation to appraisal rights is as follows:

“(6) Any shareholder who did not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

(6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either—

(a)	to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

(b)	to terminate the amalgamation or merger in accordance with subsection (7).

(6B) Where the Court has appraised any shares under subsection (6) and the amalgamation or merger has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court the amalgamated or surviving company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

(6C) No appeal shall lie from an appraisal by the Court under this section.

(6D) The costs of any application to the Court under this section shall be in the discretion of the Court.

(7) An amalgamation agreement or merger agreement may provide that at any time before the issue of a certificate of amalgamation or merger the agreement may be terminated by the directors of an amalgamating or merging company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating or merging companies.”

SHAREHOLDERS WHO HOLD THEIR COMMON SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BANKS, BROKERAGE FIRMS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE COMMON SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM AND OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

A shareholder who elects to exercise appraisal rights under Section 106(6) of the Companies Act should mail or deliver a written demand to:

American Safety Insurance Holdings, Ltd.

The Boyle Building, 2nd Floor

31 Queen Street

Hamilton HM 11, Bermuda

Attention: Secretary

DELISTING AND DEREGISTRATION OF COMMON SHARES

If the merger is completed, American Safety’s common shares will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our common shares.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, we will not have public shareholders and there will be no public participation in any future meeting of shareholders. As of the date of this proxy statement, the 2013 annual general meeting of shareholders has been indefinitely postponed. However, if the merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2013 annual general meeting of shareholders. In the event that the 2013 annual general meeting of shareholders is held, in order to be eligible for inclusion in American Safety’s 2013 proxy materials for the 2013 annual general meeting, any shareholder proposal must have been submitted in writing to American Safety’s secretary and received at American Safety’s registration office at The Boyle Building, 2nd Floor, 31 Queen Street, Hamilton HM11, Bermuda, by the close of business on January 30, 2013. This deadline has already expired. However, if American Safety holds a 2013 annual general meeting of shareholders and the date of such meeting is more than 30 days before or after July 23, 2013 (the anniversary date of American Safety’s 2012 annual general meeting of shareholders), the deadline for submitting a proposal for inclusion in American Safety’s proxy materials for the 2013 annual general meeting of shareholders will be changed to a reasonable time before American Safety begins to print and send its proxy materials for the 2013 annual general meeting of shareholders.

To be considered for presentation at the 2013 annual general meeting, in the event such meeting is held, any shareholder proposal, including nominations of directors, must have been received at American Safety’s registration office at the foregoing address on or before the close of business not less than 60 days prior to such meeting, or such later date as may be determined and announced in connection with the actual scheduling of the annual general meeting.

Additionally, under Bermuda law, any number of shareholders representing not less than five percent of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal to be submitted at the 2013 annual general meeting, in the event such meeting is held. Generally, notice of such a proposal must be received by us at our registered office, located at The Boyle Building, 2nd Floor, 31 Queen Street, Hamilton HM 11, Bermuda, not less than six weeks before the date of the 2013 annual general meeting, in the event such meeting is held, and must otherwise comply with the requirements of Bermuda law.

All shareholder proposals for inclusion in American Safety’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any shareholder proposal (regardless of whether it is included in American Safety’s proxy materials), American Safety’s bye-laws and Bermuda law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also access the SEC filings and other information about American Safety through our website at www.amsafety.com. The information contained in those websites is not incorporated by reference in this proxy statement.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	American Safety’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2012 (as filed on March 15, 2013 and amended on April 30, 2013);

•	American Safety’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (as filed on May 10, 2013);

•	American Safety’s Current Reports on Form 8-K filed on June 3, 2013, June 4, 2013, June 5, 2013 and July 10, 2013; and

•	American Safety’s Definitive Proxy Statement on Schedule 14A filed on June 1, 2012.

We also incorporate by reference additional documents that may be filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the special general meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings through American Safety’s website, the SEC or the SEC’s website at www.sec.gov. Documents incorporated by reference are available from American Safety without charge, excluding all exhibits, except that if American Safety has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge. Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from American Safety at the following address:

American Safety Insurance Holdings, Ltd.

The Boyle Building, 2nd Floor

31 Queen Street

Hamilton HM 11, Bermuda

Attention: Investor Relations

Telephone (441) 296-8560

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR COMMON SHARES AT THE SPECIAL GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 16, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

FAIRFAX FINANCIAL HOLDINGS LIMITED,

FAIRFAX BERMUDA HOLDINGS LTD.

and

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

Dated as of June 2, 2013

A-i

Exhibit A	Form of Merger Agreement
Exhibit B	Form of Memorandum of Association
Exhibit C	Form of Amended and Restated Bye-Laws

A-ii

AGREEMENT AND PLAN OF MERGER, dated as of June 2, 2013 (this “Agreement”), among Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), Fairfax Bermuda Holdings Ltd., a Bermuda exempted company and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), and American Safety Insurance Holdings, Ltd., a Bermuda exempted company (the “Company”).

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement and the merger agreement in the form attached hereto as Exhibit A (the “Merger Agreement”) and in accordance with the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Company (the “Merger”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that the Merger is fair to, and in the best interests of, the Company and its shareholders, and (ii) approved and adopted this Agreement, the Merger Agreement, and the transactions contemplated hereby and thereby, including the Merger;

WHEREAS, the Board of Directors of Merger Sub has (i) determined that the Merger is fair to, and in the best interests of, Merger Sub and its shareholder(s), and (ii) approved and adopted this Agreement, the Merger Agreement and the Transactions;

WHEREAS, Merger Sub has received shareholder approval of this Agreement, the Merger Agreement and the Transactions;

WHEREAS, upon consummation of the Merger, each issued and outstanding common share, par value $0.01 per share, of the Company (each a “Share” and together the “Shares”) will be cancelled and converted into the right to receive $29.25 per share in cash, upon the terms and subject to the conditions of and any exceptions in this Agreement; and

WHEREAS, concurrently with the execution of this Agreement, as part of the consideration for Parent’s willingness to enter into this Agreement, Parent is entering into voting agreements with certain of the Company’s directors and officers.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01 The Merger; Effective Time. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the Companies Act, prior to the Closing, Parent, Merger Sub and the Company shall cause (a) the Merger Agreement to be executed and delivered and (b) an application for registration of the Surviving Company (the “Merger Application”) to be prepared, executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Companies Act and (c) the Merger to become effective under the Companies Act. The Merger shall become effective upon the issuance of a certificate of merger (the “Certificate of Merger”) by the Registrar or such other time as the Certificate of Merger may provide. The parties to this Agreement agree that they will request the Registrar to provide in the Certificate of Merger that the Effective Time will be the time when the Merger Application is filed with the Registrar or another time mutually agreed in writing by the parties to this Agreement (the “Effective Time”). The name of the Surviving Company shall be “American Safety Insurance Holdings, Ltd.”

SECTION 1.02 Closing. Unless this Agreement shall have been terminated in accordance with Section 8.01, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York time, on the second business day after the later to be satisfied of the condition set forth in Section 7.01(a) or Section 7.01(c) (subject to the satisfaction or waiver (where permissible) of the other conditions to Closing set forth in Article VII, other than those that by their terms are to be satisfied at the Closing), at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by Parent and the Company.

SECTION 1.03 Effects of the Merger. As of the Effective Time, subject to the terms and conditions of this Agreement and the Merger Agreement, Merger Sub shall be merged with and into the Company, with the Company surviving such Merger (the “Surviving Company”). The parties to this Agreement acknowledge and agree that (a) the Merger shall be effected so as to constitute a “merger” as such term is understood under the Laws of Bermuda and (b) the Surviving Company shall be deemed to be a “surviving company” in accordance with Section 104H of the Companies Act. Pursuant to Section 109(2) of the Companies Act, from and after the Effective Time: (i) the Merger of the Company and Merger Sub and the vesting of their undertaking, property and liabilities in the Surviving Company shall become effective; (ii) the Surviving Company shall continue to be liable for the obligations and liabilities of each of the Company and Merger Sub; (iii) any existing cause of action, claim or liability to prosecution shall be unaffected; (iv) any civil, criminal or administrative action or proceeding pending by or against the Company or Merger Sub may continue to be prosecuted by or against the Surviving Company; (v) a conviction against or Order in favor of or against, the Company or Merger Sub may be enforced by or against the Surviving Company; however, the date of incorporation of the Surviving Company is the original date of incorporation of the Company and its merger with another company, including Merger Sub, does not alter its original date of incorporation; (vi) the Certificate of Merger shall be deemed to be the certificate of incorporation of the Surviving Company; (vii) the Registrar shall strike off the register Merger Sub; and (viii) the cessation of Merger Sub shall not be a winding up within Part XIII of the Companies Act.

SECTION 1.04 Surviving Company Memorandum of Association and Bye-Laws. (a) At the Effective Time, the memorandum of association of the Company shall be as set forth in Exhibit B attached hereto and shall be the memorandum of association of the Surviving Company until thereafter amended as provided by Law (the “Memorandum of Association”).

(b) At the Effective Time, the bye-laws of the Company shall be as set forth in Exhibit C attached hereto and shall be the bye-laws of the Surviving Company until thereafter amended as provided by Law (the “Bye-Laws”).

SECTION 1.05 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Bye-Laws of the Surviving Company, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (except as set forth in Section 2.01(b) and Section 2.04 and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive $29.25 in cash, without interest (the “Merger Consideration”). The Merger Consideration is payable in accordance with Section 2.02(b).

(b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held in the treasury of the Company and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned Subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) Shares of Merger Sub. Each share of par value $1.00, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of par value $0.01 per share, of the Surviving Company.

SECTION 2.02 Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall (i) appoint a bank or trust company reasonably acceptable to the Company (the “Paying Agent”), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent for the payment of the Merger Consideration in accordance with this Article II. At the Effective Time, Parent shall deposit, or cause the Surviving Company to deposit, with the Paying Agent, for the benefit of the holders of Shares issued and outstanding immediately prior to the Effective Time, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(a) (such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall be invested by the Paying Agent as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available), or a combination of the foregoing. Any net profit resulting from, or interest or income produced by, such investments shall be payable to Parent or as directed by Parent.

(b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Shares shall pass, only upon proper delivery of the Shares to the Paying Agent) and (ii) instructions for use in effecting the surrender of the certificates evidencing such Shares (each a “Certificate” and together the “Certificates”) or the non-certificated Shares represented by book-entry (“Book-Entry Shares”) in exchange for the Merger Consideration. Upon (A) surrender of a Certificate to the Paying Agent for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, or (B) receipt by the Paying Agent of an “agent’s message” in the case of Book-Entry Shares, and, in each case, such other documents as may be required pursuant to such instructions, the holder of such Shares shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive pursuant to Section 2.01(a), and the Certificate or Book-Entry Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate or Book-Entry Shares so surrendered are registered if the Certificate or Book-Entry Shares representing such Shares shall be presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer or otherwise be in proper form for transfer, and the person requesting such payment shall pay any transfer or other taxes required solely by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or Book-Entry Shares or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate or Book-Entry Share shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the holder of such Certificate or Book-Entry Share is entitled pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article II.

(c) No Further Rights. From and after the Effective Time, holders of Shares shall cease to have any rights as shareholders of the Company, except as provided herein or by Law.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Shares one year after the Effective Time shall be delivered to Parent or as directed by Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Parent or the Surviving Company for, and Parent and the Surviving Company shall remain liable for payment of their claim for the Merger Consideration without any interest thereon. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

(e) No Liability. None of the Paying Agent, Parent, Merger Sub or the Surviving Company shall be liable to any holder of Shares for any cash (including any dividends or distributions with respect to such Shares) delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(f) Withholding Rights. Each of the Paying Agent, the Surviving Company and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Company Share Options such amounts as it is required to deduct and withhold with respect to such payment under all applicable federal, foreign, state or local Tax laws and pay such withholding amount over to the appropriate taxing authority, provided that at least ten (10) business days prior to deducting or withholding any amount pursuant to this Section 2.02(f) (other than any employment taxes and where providing advance notice is not possible due to a change in Law), the Paying Agent, the Surviving Company or Parent (as applicable) shall notify the Company in writing of its intention to withhold or deduct such amounts and the parties shall use reasonable efforts to cause the Paying Agent to provide the Shareholders with customary tax withholding exemption forms, such as IRS Form W-9. To the extent that amounts are so properly withheld by the Paying Agent, the Surviving Company or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Company Share Options in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Company or Parent, as the case may be.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon (i) the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and (ii) if required by the Surviving Company, an indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Company, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 2.01(a).

SECTION 2.03 Share Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates or Book-Entry Shares presented to the Paying Agent or Parent for any reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

SECTION 2.04 Company Share Options and Restricted Shares. (a) At the Effective Time, (i) each outstanding option (each, a “Company Share Option”) to purchase Shares granted under the Company’s 1998 Incentive Stock Option Plan, the 2007 Incentive Stock Plan or the 1998 Director Stock Award Plan (the “Company Share Plans”) that is outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested or exercisable, shall become fully vested and exercisable as of the Effective Time, (ii) the Company shall cancel each Company Share Option that is outstanding and unexercised, as of the Effective Time

(in each case, without the creation of additional liability to the Company or any Subsidiaries), subject, if applicable, to the payment pursuant to Section 2.04(b), and (iii) each restricted Share that is subject to a restricted Share award granted under the Company Share Plans (“Restricted Shares”) and outstanding as of immediately prior to the Effective Time shall become fully vested as of the Effective Time and transferable and all restrictions on such restricted Shares shall lapse as of the Effective Time.

(b) Each holder of a Company Share Option that is outstanding and unexercised as of the Effective Time and has an exercise price per Share that is less than the Merger Consideration shall (subject to the provisions of this Section 2.04) be paid by the Surviving Company immediately after the Effective Time, in exchange for the cancellation of such Company Share Option, an amount in cash equal to the product of (i) the difference between the Merger Consideration and the applicable exercise price of such Company Share Option, and (ii) the aggregate number of Shares issuable upon exercise of such Company Share Option. All such payments shall be subject to all applicable federal, state and local Tax withholding requirements and shall be made as soon as practicable after the Effective Time.

(c) The Company shall ensure that no offering period under the Employee Stock Purchase Plan (the “ESPP”) shall be commenced on or after the date of this Agreement. If the Closing shall occur prior to the end of the offering period in existence under the ESPP on the date of this Agreement, the Company shall cause a new exercise date to be set under the ESPP, which date shall be no less than five days prior to the Effective Time, use the accumulated funds to purchase Shares in accordance with the terms and conditions of the ESPP, and ensure that the Shares so purchased are treated in accordance with Article II. The Company shall terminate the ESPP immediately prior to the Effective Time.

(d) Prior to the Effective Time, the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of Shares or other equity securities of the Company (including derivative securities) in connection with this Agreement by each person who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, as amended.

(e) Corporate Actions. At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.04. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Company will be required to deliver Shares or other capital stock of the Company to any person pursuant to or in settlement of Company Share Options.

SECTION 2.05 Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

SECTION 2.06 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall be cancelled and converted into the right to receive the fair value thereof under Section 106(2) of the Companies Act. The Company shall give Parent (a) prompt notice of (i) any demands for appraisal of Dissenting Shares or attempted withdrawal or withdrawals of such demands received by the Company and any other instruments served under the Companies Act and received by the Company relating to any Dissenting Shareholder’s right to be paid the fair value of such Dissenting Shareholder’s Dissenting Shares and (ii) to the Company’s knowledge, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (b) to the extent permitted by applicable Law, the opportunity to participate with the Company in any and all negotiations and proceedings with respect to any written demands for appraisal under the Companies Act. Neither the Company nor Parent shall, without the prior written consent of the other party, voluntarily make any payment with respect to, or settle, or offer to settle, any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the Companies Act.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the sections of the disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”) with respect to the corresponding sections of this Article III (provided that, disclosure of any fact or item in any section of the Company Disclosure Letter shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other section so long as the relevance of such disclosure to such other section is reasonably apparent), or as disclosed in the SEC Reports filed with the SEC prior to the date of this Agreement (excluding in each case, any disclosures set forth in any risk factor section or in any other section to the extent it is a forward looking statement or cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 3.01 Organization and Qualification; Subsidiaries. (a) Each of the Company and each Subsidiary of the Company is a corporation, exempted company, limited liability company or other legal entity validly existing and in good standing (or equivalent concept to the extent applicable) under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so validly existing and in good standing would not have a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries is duly qualified or licensed as a foreign legal entity to do business, and is in good standing, in each jurisdiction where the character of the properties or assets owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect.

(b) A true and complete list of all the Subsidiaries, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding share capital or other equity interests of each Subsidiary owned by the Company, each other Subsidiary and any other person, is set forth in Section 3.01(b) of the Company Disclosure Letter. The Company does not directly or indirectly own any material equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

SECTION 3.02 Memorandum of Association and Bye-Laws. The Company has made available to Parent a complete and correct copy of the memorandum of association and the bye-laws (or similar organizational documents), each as amended to date, of the Company and each Subsidiary. Such memorandum of association and bye-laws or similar organizational documents are in full force and effect as delivered and as of the date of this Agreement. Neither the Company nor any Subsidiary is in violation of any of the provisions of its memorandum of association or bye-laws or similar organizational documents, except for violations that would not have a Company Material Adverse Effect.

SECTION 3.03 Capitalization. (a) The authorized share capital of the Company consists of (i) 30,000,000 Shares and (ii) 5,000,000 preferred shares, par value $0.01 per share (“Company Preferred Shares”).

(b) As of the close of business on May 31, 2013 (the “Capitalization Date”), (i) 9,509,869 Shares (not including 686,258 Restricted Shares granted under the Company Share Plans) were issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) no Shares were held in the treasury of the Company, (iii) no Shares were held by the Subsidiaries, and (iv) 497,702 Shares were reserved for issuance pursuant to outstanding Company Share Options. Section 3.03(b) of the Company Disclosure Letter sets forth, as of the Capitalization Date, a list of (A) all holders of all Company Share Options (with the names of such holders redacted), (B) the date of grant, the number of Shares subject to such Company Share Options and the price per Share at which such Options may be exercised,

(C) all holders of Restricted Shares (with the names of such holders redacted) and (D) the date of grant, the number of Restricted Shares owned by each such holder and the vesting date or performance conditions attached thereto. Since the Capitalization Date, other than in connection with the issuance of Shares pursuant to the exercise of Company Share Options outstanding as of the Capitalization Date, there has been no change in the number of Shares, the number of outstanding Company Share Options or the number of outstanding Restricted Shares or any other equity-based awards. No Company Preferred Shares are issued and outstanding. Except as set forth in this Section 3.03 and Section 3.03(b) of the Company Disclosure Letter, there are (i) no outstanding securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company or any Subsidiary, or any securities convertible into or exchangeable therefor, (ii) no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of, or other equity or voting interests in, the Company or any Subsidiary, or any securities convertible into or exchangeable therefor, or obligating the Company or any Subsidiary to redeem, grant, issue or sell any capital stock of, or other equity or voting interests in, the Company or any Subsidiary or any securities convertible into or exchangeable therefor and (iii) no securities, synthetic securities, earn-outs or similar instruments or obligations by the Company or any of its Subsidiaries to make any payments based on (x) the price or value of any shares of capital stock of, or other equity or voting interests in, the Company or any Subsidiary, or any securities convertible into or exchangeable therefor, or dividends paid thereon or (y) revenues, earnings or financial performance or any other attribute of the Company. All Shares and shares of the Subsidiaries have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive (or similar) rights. All Shares subject to issuance upon exercise of Company Share Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Shares or any shares of any Subsidiary, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other person. None of the Company or any Subsidiary is a party to any shareholders’ agreement, voting trust agreement or registration rights agreement relating to any equity securities of the Company or any Subsidiary or any other Contract relating to disposition, voting or dividends with respect to any equity securities of the Company or of any Subsidiary.

(c) Each outstanding capital share, limited liability company interest, partnership interest or equity or similar interest of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share or interest is owned by the Company or another Subsidiary free and clear of all options, rights of first refusal, agreements, limitations on the Company’s or any Subsidiary’s voting, dividend or transfer rights, charges and other encumbrances or Liens of any nature whatsoever, other than the Oklahoma Insurance Law, and related regulations that restrict ownership or transfer of insurance agencies.

(d) Each Company Share Option (i) was granted in material compliance with all applicable Laws and all of the terms and conditions of the Company Share Plans pursuant to which it was issued, (ii) has an exercise price per Share to or greater than the fair market value of a Share on the date of such grant and (iii) has a grant date which was approved by the Board of Directors of the Company or a committee thereof no later than the grant date.

(e) As of the date of this Agreement, no bonds, notes, debentures or other indebtedness of the Company or any Subsidiary having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of the Company may vote are issued or outstanding.

(f) The Shares constitutes the only outstanding class of securities of the Company or its Subsidiaries registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”).

SECTION 3.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Shareholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the receipt of the Shareholder Approval with respect to the adoption of this Agreement and the filing and recordation of appropriate merger documents as required by the Companies Act). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

SECTION 3.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, (i) conflict with or violate the memorandum of association or bye-laws (or similar organizational documents) of the Company or any Subsidiary, (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) have been obtained, that all filings and other actions described in Section 3.05(b) have been made or taken and the Shareholder Approval has been obtained, conflict with or violate any federal, state, local or foreign law, statute, ordinance or common law, or any rule, regulation, standard, Order or agency requirement of any Governmental Authority (“Law”) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) by the Company or its Subsidiaries under, or give to others any right of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, Contract, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign government, regulatory or administrative authority or commission or other governmental authority or instrumentality or self-regulatory organization, domestic or foreign, or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) relating to the adoption of this Agreement and approval of the Merger by the Company’s shareholders, (iii) any filings required under the rules and regulations of the NYSE, (iv) the filing of the Merger Application and related attachments with the Registrar, (v) all consents, approvals, non-disapprovals and other authorizations of any Governmental Authority set forth in Section 7.01(c) of the Company Disclosure Letter with respect to the consummation of the Transactions, (vi) the premerger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and (vii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Company Material Adverse Effect.

SECTION 3.06 Permits; Compliance. Each of the Company and each Subsidiary is in possession of all licenses, permits, approvals, accreditations, consents, exemptions, variances, orders, certificates and other authorizations of any Governmental Authority necessary for each such entity to own, lease and operate its properties or assets or to carry on its business as it is now being conducted, including any insurance licenses or permissions from insurance regulatory authorities (the “Company Permits”), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is in conflict with, or in default, breach or violation of, (i) any Law applicable to such entity or by which any property or asset of such entity is bound or affected, or (ii) any Contract or Company Permit to which such entity is a party or by which such entity or any property or asset of such entity is bound, except for any such conflicts, defaults, breaches or violations that would not have a Company Material Adverse Effect.

SECTION 3.07 SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) The Company has timely filed all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since January 1, 2011 (collectively, the “SEC Reports”). The SEC Reports (i) were prepared, in all material respects, in accordance with the applicable requirements of the Securities Act, the Exchange Act, and, in each case, the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary is subject to the reporting requirements of the Exchange Act. To the knowledge of the Company, the Company is not subject to a review by the SEC, an outstanding comment by the SEC or outstanding SEC investigation.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to the absence of notes and normal and recurring year end adjustments which are not material to the Company and its Subsidiaries taken as a whole).

(c) The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the principal executive officer and the principal financial and accounting officer of the Company on a timely basis, by others within those entities. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP. The Company has disclosed, based on the most recent evaluation by or on behalf of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company’s Board (A) any significant deficiencies in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information has identified for the Company’s auditors and audit committee of the Company’s Board any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent (i) a summary of any such disclosure made by management to the Company’s auditors and audit committee since January 1, 2011 and (ii) any material communication since the January 1, 2011 made by management or the Company’s auditors to the audit committee required or contemplated by listing standards of the NYSE, the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. Since the January 1, 2011, no

material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company. The Company has made available to Parent a summary of all material complaints or concerns relating to other matters made since January 1, 2011 through the Company’s whistleblower hot line or equivalent system for receipt of employee concerns regarding possible violations of Law.

(d) Neither the Company nor any Subsidiary has any material liability or obligation of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, except for material liabilities and obligations (i) reflected or reserved against on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at March 31, 2013 (including the notes thereto) included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, or subsequent SEC Reports, (ii) incurred in connection with the Transactions, or (iii) incurred in the ordinary course of business since March 31, 2013 that would not have a Company Material Adverse Effect.

SECTION 3.08 Absence of Certain Changes or Events. Since December 31, 2012, (a) there has not been any event, circumstance, change or effect that has had or is reasonably likely to have a Company Material Adverse Effect, (b) except in connection with the Transactions, the Company and the Subsidiaries have conducted their businesses in the ordinary course of business, and (c) neither the Company nor and of its Subsidiaries has taken or failed to take any action which, if taken after the date of this Agreement, would constitute a breach of Section 5.01(a), (c), (d), (h), (m) or (n), except as set forth in Section 3.08(c) of the Company Disclosure Letter.

SECTION 3.09 Absence of Litigation. Except for litigation arising from ordinary course claims for insurance under Policies or reinsurance issued by a Company Insurance Subsidiary, Section 3.09 of the Company Disclosure Letter sets forth as of the date of this Agreement each material litigation, suit, action or proceeding before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened in writing against the Company or any Subsidiary, any property or asset of the Company or any Subsidiary or any present or former officer, director or employee thereof in his or her capacity as such. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is, as of the date of this Agreement, subject to any continuing Order of, settlement agreement or other similar written agreement with, any Governmental Authority, or any Order of any Governmental Authority that would have a Company Material Adverse Effect.

SECTION 3.10 Insurance Matters.

(a) Section 3.10(a) of the Company Disclosure Letter contains a true and complete list of each of the Company’s Subsidiaries which, by virtue of its operations and activities, is required to be licensed as an insurance company, reinsurance company or insurance intermediary (collectively, the “Company Insurance Subsidiaries”), together with the jurisdiction of domicile thereof and each jurisdiction in which each such Company Insurance Subsidiary is licensed to conduct the business of insurance or reinsurance. None of the Company Insurance Subsidiaries is commercially domiciled in any other jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its formation. Each of the Company Insurance Subsidiaries and each of the Company’s other Subsidiaries that provide services to the Company Insurance Subsidiaries is licensed or authorized, to the extent required by Law, in each jurisdiction where it engages in business and for each line of business written therein, except where the failure to be so licensed or authorized would not have a Company Material Adverse Effect.

(b) To the Company’s knowledge, as of the date of this Agreement, all of the Company’s Reinsurance Agreements are in full force and effect in accordance with their terms, except as would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Insurance Subsidiaries has received notice, nor does the Company have any knowledge of any violation or default in respect of any obligation under (or any condition which, with the passage of time or the giving of notice or both, would result in such violation or default), or has given notice of any intention to cancel, terminate or change the scope of rights and obligations under, or not to renew, any Reinsurance Agreement, except, in each case, as has not had a Company Material Adverse Effect. Except as has not had a Company Material Adverse Effect, (i) since January 1, 2013 neither the Company nor the Company Insurance Subsidiaries have received any written notice from any party to a Reinsurance Agreement that any amount of reinsurance ceded by the Company or such Company Insurance Subsidiary to such counterparty will be uncollectible or otherwise defaulted upon, (ii) to the Company’s knowledge, no party to a Reinsurance Agreement under which the Company or any Company Insurance Subsidiary is the cedent is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (iii) to the Company’s knowledge, the financial condition of any party to a Reinsurance Agreement under which the Company or any Company Insurance Subsidiary is the cedent is not impaired to the extent that a default thereunder is reasonably anticipated, (iv) to the Company’s knowledge, there are no, and since January 1, 2013, there have been no, disputes under any Reinsurance Agreement other than disputes in the ordinary course for which adequate loss reserves have been established and (v) the relevant Company Insurance Subsidiary is entitled under applicable Law and applicable Insurance Law to take full credit in the Company SAP Statements for all amounts recoverable by the Company under any Reinsurance Agreement and all such amounts recoverable have been properly recorded in its books and records of account (if so accounted therefor) and are properly reflected in the relevant Company SAP Statements, except as has not had a Company Material Adverse Effect.

(c) To the knowledge of the Company, each of the Company Insurance Subsidiaries has duly and timely filed all reports or other filings required to be filed with any insurance regulatory authority in the manner prescribed therefor under applicable Insurance Laws and Permits, and no Governmental Authority has asserted any deficiency or violation with respect thereto, except as has been cured or resolved to the satisfaction of the Governmental Authority or except, as would not have a Company Material Adverse Effect. Without limiting the foregoing, each of the Company and its Subsidiaries’ submissions, reports or other filings under applicable insurance holding company statutes or other applicable Insurance Laws with respect to Contracts and transactions between or among Company Insurance Subsidiaries and their affiliates, and all Contracts and transactions in effect between any Company Insurance Subsidiary and any affiliate are in compliance with the requirements of all applicable insurance holding company statutes or other applicable Insurance Laws and all required approvals or deemed approvals of insurance regulatory authorities with respect thereto have been received or obtained, except as would not have a Company Material Adverse Effect.

(d) The policy reserves of the Company Insurance Subsidiaries recorded in their Company SAP Statements have been computed: (i) in all material respects in accordance with commonly accepted actuarial standards consistently applied as in effect at such time, except as otherwise noted in the financial statements and notes thereto included in such Company SAP Statements; (ii) on the basis of methodologies consistent with those used in computing the corresponding reserves in the prior fiscal years, except as otherwise noted in the financial statements and notes thereto included in such Company SAP Statements; and (iii) in accordance in all material respects with applicable Insurance Law; provided, however, that the Company is not making any representation or warranty (express or implied) as to the adequacy or sufficiency of reserves for losses or loss expenses as of any date, provided, further that the Company believed in good faith that such reserves were adequate reserves for such losses or loss expenses at the time such reserves were booked. The Company has provided or made available to Parent, to the extent permitted by applicable Laws, true and complete copies of all Company SAP Statements for each Company Insurance Subsidiary for the periods beginning January 1, 2011 through the date hereof.

(e) To the Company’s knowledge, each insurance agent, general agent, agency, producer, broker, reinsurance intermediary, program manager, managing general agent and managing general underwriter currently selling, issuing or underwriting business for or on behalf of the Company or its Subsidiaries (including the Company and its Subsidiaries’ salaried employees) (each, an “Agent”) was duly licensed for the type of activity and business conducted or written, sold, produced, underwritten or managed for or on behalf of the Company or its Subsidiaries. To its knowledge, each program manager, managing general agent, third party administrator or claims adjuster or manager, at the time such person managed or administered business (including the administration, handling or adjusting of claims) for or on behalf of the Company or its Subsidiaries (each, an “Administrator”) was duly licensed for the type of activity conducted for or on behalf of the Company or its Subsidiaries. To the Company’s knowledge, no Agent or Administrator has materially violated or is currently in violation in any material respect of any term or provision of any Law applicable to the writing, sale, production, underwriting or administration of business for the Company or its Subsidiaries, except for such failures or such violations which have been cured, that have been resolved or settled through agreements with applicable Governmental Entities or that are barred by an applicable statute of limitations. Except as would not have a Company Material Adverse Effect, each Agent was appointed and compensated by the Company or its Subsidiaries in compliance in all respects with applicable Law and all processes and procedures used in making inquiries with respect of such Agent were undertaken in compliance with applicable Law. No Agent has binding authority on behalf of the Company or its Subsidiaries. As of the date of this Agreement, no Agent accounting individually for 2% or more of the total gross premiums of all of the Company Insurance Subsidiaries for the year ended December 31, 2012, has indicated to the Company or its Subsidiaries in writing or, to the Company’s knowledge, orally that such Agent will be unable or unwilling to continue its relationship as an Agent with the Company or its Subsidiary within twelve months after the date hereof. There are no outstanding powers of attorney or agreements issued by or on behalf of the Company or its Subsidiaries that obligates the Company or any of its Subsidiaries as guarantor, surety, co-signer, indemnitor or otherwise other than insurance policies and reinsurance Contracts issued in the ordinary course of business.

(f) Except as set forth on Schedule 3.10(f), no downgrade by a third party rating agency of the financial strength, claims paying ability, insurance or other ratings of the Company or any of its Subsidiaries will, directly or indirectly, contravene, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, to a right to challenge the Transactions, to an obligation to post any collateral under, to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of lien upon any of the properties or assets of the Company under, any provision of, (a) applicable Law with respect to the Company or its Subsidiaries, (b) the certificate of incorporation or bylaws of the Company or its Subsidiaries or (c) except as would not constitute a Company Material Adverse Effect, to the Company’s Knowledge, any Contract to which the Company or any of its Subsidiaries is a party or by which any of its assets or properties is bound.

SECTION 3.11 Investments; Derivatives.

(a) The information provided by the Company to Parent related to its investment assets, including bonds, notes, debentures, mortgage loans, real estate, collateral loans, derivatives (including swaps, caps, floors, foreign exchange, and options or forward agreements) and all other instruments of Indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, alternative investments and direct or indirect investments in hedge funds or private equity funds, whether entered into for its own or its Subsidiaries or their customers’ accounts (such investment assets, the “Investment Assets”) is true and complete in all material respects as of May 30, 2013. The Company has made available a true and complete copy as of the date of this Agreement of the Company’s and its Subsidiaries’ policies with respect to the investment of the Investment Assets (the “Investment Policy”) to Parent before the execution of this Agreement.

(b) To the Company’s knowledge, as of the date of this Agreement, the Investment Assets comply in all material respects with, and the acquisition thereof complied in all material respects with, any and all investment restrictions under applicable Law and the Investment Policy. Each of the Company and its Subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all encumbrances except Permitted Liens.

(c) To the Company’s knowledge, as of the date of this Agreement, none of the Company’s Investment Assets is subject to any capital calls or similar liabilities, or any restrictions or suspensions on redemptions, lock-

ups, “gates,” “side-pockets,” stepped-up fee provisions or other penalties or restrictions relating to withdrawals or redemptions, except as would not have a Company Material Adverse Effect.

(d) Each agreement with each investment manager or investment advisor providing services to the Company or any of its Subsidiaries was entered into, and the performance of each investment manager is evaluated, in a commercially reasonable, arm’s length manner.

SECTION 3.12 Employee Benefit Plans. (a) Section 3.12(a) of the Company Disclosure Letter lists all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, and all employment, termination, severance or other material Contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Subsidiary (collectively, the “Plans”). The Company has made available to Parent a true and complete copy of each Plan and each material document, if any, prepared in connection with each such Plan, including (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recent determination letter or prototype opinion letter from the Internal Revenue Service of the United States (“IRS”), (iv) the most recent annual report on Form 5500 (including schedules thereto), and (v) the most recently prepared actuarial valuation report and financial statement. There are no other material employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary.

(b) Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or prototype opinion letter from the IRS that the Plan is so qualified, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of the Company, no circumstance exists that would reasonably be expected to adversely affect the qualified status of such Plan.

(c) Each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws in all material respects.

(d) With respect to any Plan, as of the date of this Agreement and except as would not have a Company Material Adverse Effect (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened in writing and (ii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Authority is pending, in progress or, to the knowledge of the Company, threatened.

(e) Neither the Company nor any ERISA Affiliate has now or at any time in the past six years, contributed to, sponsored, or maintained a multiemployer pension plan (within the meaning of Section 3(37) of ERISA) or any Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit pension plan. No Plan provides health, medical or other welfare benefits after retirement or other termination of employment (other than as required by Section 4980B of the Code).

(f) Each Plan that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended to comply and has been operated in material compliance with all applicable requirements of Section 409A of the Code. The Company’s federal income tax return is not under examination by the IRS with respect to nonqualified deferred compensation. None of the Company nor any Subsidiary has maintained, sponsored, been a party to, participated in, or contributed to any plan, agreement or arrangement subject to Section 457A of the Code.

(g) Neither the execution of this Agreement nor the consummation of the Merger or the Transactions contemplated hereby will (i) entitle any employees of the Company or any Subsidiary to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Plans, (iii) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Parent to merge, amend or terminate any of the Plans, or (iv) result in payments under any of the Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

SECTION 3.13 Labor and Employment Matters. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union Contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees. To the knowledge of the Company, as of the date of this Agreement, there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company or any Subsidiary. As of the date of this Agreement, there is no strike, work stoppage or lockout pending, or, to the knowledge of the Company, threatened in writing, by or with respect to any employees of the Company or any Subsidiary. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws relating to labor or employment, including those related to wages, hours, workplace safety or health, immigration, equal employment opportunity, employment practices and discrimination in employment.

SECTION 3.14 Real Property. Section 3.14 of the Company Disclosure Letter sets forth a list of all real property owned by each of the Company and its Subsidiaries (the “Owned Real Property”) and all leasehold interests in real property leased, subleased, licensed or with respect to which a right to use or occupy has been granted to the Company or its Subsidiaries for which annual rent exceeds $50,000 (the “Real Property Leases,” and such leased real property subject to the Real Property Leases, together with the Owned Real Property, the “Real Property”). Each of the Company or its Subsidiaries has sole and exclusive, good and clear, record and marketable title to all Owned Real Property, or, in the case of leased real property held under Real Property Leases, an enforceable leasehold interest in, or right to use, all such leased real property, subject only to Permitted Liens.

SECTION 3.15 Taxes. (a) The Company and the Subsidiaries have timely filed or caused to be filed (taking into account any extension of time to file granted or obtained) all material Tax Returns required to be filed by the Company and the Subsidiaries in accordance with all applicable Laws with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed. All Taxes owed and due by the Company and each of the Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid except to the extent that such Taxes are being contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP. The Company and the Subsidiaries have maintained adequate provision on their books and records for all material Taxes that have accrued but are not yet due. All material amounts of Taxes required to have been withheld by or with respect to the Company and the Subsidiaries have been timely withheld and remitted to the applicable taxing authority.

(b) There are no pending or, to the knowledge of the Company, threatened in writing audits, examinations, investigations or other proceedings in respect of any material Tax of the Company or any Subsidiary. No deficiency for any material amount of Tax has been asserted or assessed by any taxing authority in writing against the Company or any Subsidiary, which deficiency has not been satisfied by payment, settled or been withdrawn or contested in good faith.

(c) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of any material Tax or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).

(d) No claim is pending by a taxing authority in a jurisdiction where the Company or any Subsidiary does not file a Tax Return that the Company or such Subsidiary is or may be subject to Tax by such jurisdiction.

(e) No Subsidiary that is a domestic corporation (within the meaning of Section 7701(a)(30) of the Code) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code (a “Domestic Corporation”)) in a distribution of stock qualifying for tax-free treatment under Section 355 or Section 361 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(f) Neither the Company nor any Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for a taxable period beginning after the Closing as a result of any (1) adjustment pursuant to Section 481 of the Code, the regulations thereunder or any similar provision under state or local Law, for a taxable period ending on or before the Closing, (2) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing, or (3) installment sale or open transaction disposition made on or prior to the Closing.

(g) None of the Company nor any Subsidiary is a party to, is bound by or has any obligation under, any Tax sharing, indemnification or similar agreement (other than any such agreement entered into in the ordinary course of business or any such agreement solely among the Company and any of the Subsidiaries or among any of the Subsidiaries).

(h) Neither the Company nor any Subsidiary has any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of any federal, state, provincial, local or foreign Law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any person other than the Company or another Subsidiary.

(i) No Subsidiary that is a Domestic Corporation has “participated” in a “reportable transaction” within the meaning of Section 1.6011-4 of the Treasury regulations, and ASRE has not “participated” in a “listed transaction” within the meaning of Section 1.6011-4 of the Treasury regulations.

(j) No Subsidiary that is a Domestic Corporation is, nor has any of them been, a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

(k) The Company, ASRE and each of its non-U.S. Subsidiaries have used commercially reasonable efforts to avoid being engaged in a US trade or business for US federal income tax purposes. Neither the Company, ASRE nor any of its non-U.S. Subsidiaries owns any United States real property interest, as such term is defined under Section 897(c) of the Code and the regulations thereunder.

(l) For purposes of this Agreement:

(i) “Tax” or “Taxes” shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority, including: any and all federal, state, local and foreign income, gross receipts, license, workers’ compensation, unemployment compensation, excise, severance, stamp, occupation, premium, windfall or other profits, production, occupancy, environmental, customs duties, stock, franchise, profits, withholding, social security (or similar), disability, property, sales, use, transfer, registration, value added, gains, alternative or add-on minimum, estimated, or other similar taxes or assessments of any kind whatsoever; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.

(ii) “Tax Returns” means any and all returns, declarations, claims for refund, or returns or statements, reports and forms relating to Taxes filed with any Tax authority (including any elections, estimates, estimates or information returns, schedules or attachments thereto) with respect to the Company or the Subsidiaries, including any amendment thereof.

SECTION 3.16 Material Contracts.

(a) Except for this Agreement and except for Contracts filed as exhibits to the SEC Reports, as of the date of this Agreement, none of the Company or any of its Subsidiaries is a party to or bound by any Contract:

(i) that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) containing covenants binding upon the Company or its Subsidiaries that restrict the ability of the Company or any of its Subsidiaries to operate or compete in any business or geographic area or during any period of time;

(iii) to which the Company or its Subsidiaries is a party that grant exclusivity or “most favored nation” status that restrict the activities of the Company or a Company Subsidiary in any material respect;

(iv) providing for any Indebtedness in excess of $1,000,000 of the Company or any of its Subsidiaries;

(v) relating to issuances of securities of the Company or any Company Subsidiary (other than awards under the Company Share Plans);

(vi) that is secured by or could give rise to any obligation by the Company or its Subsidiaries to post any collateral having a fair market value in excess of $1,000,000;

(vii) that relates to the formation, creation, operation, management or control of any corporation, partnership, joint venture or strategic alliance, or any business acquisition or divestiture, to which the Company or any of its Subsidiaries is a party and has any material obligation;

(viii) between the Company or any of its Subsidiaries and any government, political subdivision, agency or instrumentality of a government, other than Company Permits, that is material to the Company and its Subsidiaries, taken as a whole; and

(ix) all other Contracts, whether or not made in the ordinary course of business, the absence of which would constitute a Material Adverse Effect.

(x) each such Contract described in clauses (i) through (ix) is referred to herein as a “Material Contract”; provided that, Material Contracts shall not include (A) insurance policies issued by the Company or any Subsidiary in the ordinary course of business, (B) reinsurance Contracts and related letters of credit (whether assumed or ceded) entered into by the Company or any Subsidiary in the ordinary course of business and (C) Contracts between the Company or any Company Subsidiary and any agent, broker or producer entered into in the ordinary course of business.

(b) Each of the Material Contracts (and those Contracts which would be Material Contracts but for the exception of being filed as exhibits to the SEC Reports) is valid and binding on the Company or its Subsidiaries, as the case may be and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect as would not have a Company Material Adverse Effect. There is no default under any such Contracts by the Company or its Subsidiaries and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, in each case except as would not have a Company Material Adverse Effect.

SECTION 3.17 Insurance. Section 3.17 of the Company Disclosure Letter sets forth a complete and correct list of all material insurance policies owned or held by the Company and each Subsidiary, true and complete copies of which have been made available to Parent. With respect to each such insurance policy: (i) the policy with respect to the Company and its Subsidiaries is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) no notice of cancellation or termination has been received.

SECTION 3.18 Environmental Matters. To the knowledge of the Company: (a) the Company and each Subsidiary is in compliance with all applicable Environmental Laws; (b) the Company and the Subsidiaries possess all permits and approvals issued pursuant to any applicable Law relating to the protection of the environment or, as such relates to exposure to Hazardous Materials (as defined below), to health and safety (“Environmental Laws”) that are required to conduct the business of the Company and each Subsidiary as it is currently conducted, and are in compliance with all such permits and approvals; (c) no releases of (i) any petroleum products or byproducts, radioactive materials, friable asbestos or polychlorinated biphenyls or (ii) any waste, material or substance defined as a “hazardous substance,” “hazardous material,” or “hazardous waste,” “pollutant” or analogous terminology under any applicable Environmental Law (“Hazardous Materials”) have occurred at, on, from or under any real property currently owned or operated by the Company or any Subsidiary, for which releases the Company or any Subsidiary have incurred liability under any Environmental Law; and (d) neither the Company nor any Subsidiary has received any written claim or notice from any Governmental Authority alleging that the Company or any Subsidiary is or may be in violation of, or has any liability under, any Environmental Law, except, in the case of clauses (a) through (d), as would not have a Company Material Adverse Effect.

SECTION 3.19 Intellectual Property. Except as would not have a Company Material Adverse Effect: (a) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe the Intellectual Property rights of any person; (b) no person is infringing any Intellectual Property right owned by the Company or any of its Subsidiaries; (c) none of the Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding Order restricting the use thereof by the Company or its Subsidiaries; and (d) the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property owned by the Company or its Subsidiaries, the value of which to the Company and its Subsidiaries is contingent upon maintaining the confidentiality thereof.

SECTION 3.20 Board Approval; Vote Required. (a) The Company Board, by resolution duly adopted at a meeting duly called and held has: (i) determined that the Merger Consideration constitutes fair value for each Share in accordance with the Companies Act and deemed it advisable and fair to, and in the best interest of, the Company to enter into this Agreement and to consummate the Transactions; (ii) adopted this Agreement and authorized and approved the Transactions; and (iii) recommended that the shareholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger (the “Company Board Recommendation”), subject to Section 6.03(b), and directed that such matters be submitted for consideration by the Company shareholders at a general meeting of the shareholders of the Company.

(b) The affirmative vote of sixty-six and two thirds percent (66 2/3%) of the votes cast at a meeting of the holders of Shares at which a quorum is present in accordance with the Company’s bye-laws, to approve and adopt this Agreement and the Merger, (the “Shareholder Approval”) is the only vote of the holders of any class or series of the Company’s share capital or other securities necessary to approve this Agreement and consummate the Transactions to which the Company or any of its Subsidiaries is a party.

SECTION 3.21 Takeover Laws. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other anti-takeover statute or regulation would reasonably be expected to restrict or prohibit this Agreement, the Merger Agreement, or the consummation of the Merger or the Transactions.

SECTION 3.22 Opinion of Financial Advisor. The Company Board has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that, as of the date of this Agreement and based on and subject to the assumptions, qualifications, limitations and other matters referred to in such opinion, the Merger Consideration to be received by the holders of Shares is fair, from a financial point of view, to such holders.

SECTION 3.23 Brokers. No broker, finder or investment banker (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

SECTION 4.01 Corporate Organization. Each of Parent and Merger Sub is a corporation, exempted company, limited liability company or other legal entity, in each case, validly existing and in good standing (or equivalent concept to the extent applicable) under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so existing or in good standing or to have such power and authority would not, individually or in the aggregate, prevent or materially delay Parent or Merger Sub from consummating the Merger and the Transactions.

SECTION 4.02 Organizational Documents. Parent has heretofore furnished to the Company (i) a complete and correct copy of the Certificate of Incorporation and By-Laws of Parent, each as amended to date and (ii) a complete and correct copy of the memorandum of association and bye-laws of Merger Sub, each as amended to date. Such Certificate of Incorporation, By-Laws, memorandum of association and bye-laws are in full force and effect.

SECTION 4.03 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

SECTION 4.04 No Conflict; Required Filings and Consents; Agreements. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or the memorandum of association or bye-laws of Merger Sub, (ii) assuming that all consents, approvals and other authorizations described in Section 4.04(b) have been obtained and that all filings and other actions described in Section 4.04(b) have been made or taken, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, Contract, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay Parent and Merger Sub from consummating the Merger and the Transactions.

(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, (ii) applicable requirements, if any, of the NYSE, (iii) the filing of the Merger Application and related attachments with the Registrar, (iv) all consents, approvals, non-disapprovals and other authorizations of any Governmental Authority set forth in Section 7.01(c) of the Company Disclosure Letter, (v) the premerger notification and waiting period requirements of the HSR Act; and (vi) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay Parent or Merger Sub from consummating the Merger and the Transactions.

SECTION 4.05 Absence of Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of the officers of Parent, threatened in writing, against Parent or any of its affiliates before any Governmental Authority that would or seeks to prevent or materially delay Parent or Merger Sub from consummating the Merger and the Transactions. Neither Parent nor any of its affiliates is subject to any continuing Order of, settlement agreement or other similar written agreement with, any Governmental Authority, or any Order of any Governmental Authority that would or seeks to prevent or materially delay Parent or Merger Sub from consummating the Merger and the Transactions.

SECTION 4.06 Operations of Merger Sub. Merger Sub is an indirect wholly owned Subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

SECTION 4.07 Financing. Parent has sufficient funds to consummate the Transactions. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that it shall not be a condition to the obligations of Parent and the Merger Sub to consummate the Transactions that Parent and Merger Sub have sufficient funds for payment of the Merger Consideration.

SECTION 4.08 Brokers. The Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Letter, the businesses of the Company and the Subsidiaries shall be conducted in the ordinary course of business of the Company consistent with past practice and the Company shall use its reasonable efforts to preserve substantially intact the business organization of the Company and the

Subsidiaries and the current relationships of the Company and the Subsidiaries with any persons with which the Company or any Subsidiary has material business relations. Except as expressly contemplated by any other provision of this Agreement or as set forth in Section 5.01 of the Company Disclosure Letter, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed (except in the case of (c), which shall be in the Parent’s sole and absolute discretion):

(a) amend or otherwise change its memorandum of association, or bye-laws or equivalent organization documents;

(b) issue, sell, dispose of, encumber (other than Permitted Liens), or authorize such issuance, sale, disposition or encumbrance of, (i) any shares of any class of share capital of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such share capital, or any other ownership interest, of the Company or any Subsidiary (except for the issuance of Shares issuable pursuant to Company Share Options outstanding on the date of this Agreement or any Restricted Shares required to be issued pursuant to awards outstanding on the date of this Agreement) or (ii) any assets of the Company or any Subsidiary or any assets except in the ordinary course of business consistent with past practice;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, except for dividends or other distributions by any direct or indirect wholly owned Subsidiary to the Company or any other direct or indirect wholly owned Subsidiary;

(d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any share capital of the Company or any Subsidiary;

(e) (i) acquire (including by amalgamation, merger, consolidation, or acquisition of equity interests or assets or any other business combination) any company, corporation, partnership, other business organization (or any division thereof); (ii) except for draw-downs under existing revolving credit facilities in the ordinary course of insurance operations, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person or modify the material terms of any existing indebtedness for borrowed money; (iii) extend or renew, or modify or amend, the terms of any material lease or sublease of real property to which the Company or any of its Subsidiaries is a party; (iv) enter into, amend, or consent to the termination of any Material Contract or any Non-Ordinary Course Contract; (v) amend, waive or consent to the termination of any material rights of the Company or any Subsidiary; (vi) authorize, or make any commitment with respect to, capital expenditures that in the aggregate exceed by 10% the aggregate amount of the annual capital expenditures budget of the Company and the Subsidiaries, taken as a whole (a copy of which has been previously provided to Parent); or (vii) authorize, or make any commitment with respect to, information technology expenditures that in the aggregate exceed by 10% the aggregate amount of the annual information technology expenditures budget of the Company and the Subsidiaries, taken as a whole (a copy of which has been previously provided to Parent);

(f) (i) increase the compensation payable or to become payable or the benefits provided to its current or former directors, officers or employees except as otherwise required under any plan, program, policy, agreement or other arrangement in existence as of the date of this Agreement and previously made available to Parent; (ii) grant any retention, severance or termination pay to, or enter into any employment, bonus, change of control or severance agreement with, any current or former director, officer or other employee of the Company or of any Subsidiary; (iii) establish, adopt, enter into, terminate or amend any Plan, or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, for the benefit of any director, officer or employee except as required by Law; or (iv) loan or advance any money or other property to any current or former director, officer or employee of the Company or the Subsidiaries, except, in the case of the matters described in clauses (ii) and (iii), (x) in connection with the hiring of new employees who are not directors or executive officers in the ordinary course of business consistent with past practice and (y) in connection with the promotion of employees who are not directors or executive officers (and who will not be directors or executive officers after such promotion) in the ordinary course of business consistent with past practice;

(g) except as required by applicable Law, make, change or rescind any material Tax election, file any amended Tax Return or settle or compromise any material income Tax liability;

(h) fail to maintain in full force and effect the existing insurance policies (or alternative policies with comparable terms and conditions) covering the Company and the Subsidiaries and their respective properties, assets and businesses;

(i) commence or settle (x) any Action other than settlements involving not more than $1,000,000 in the aggregate (net of insurance proceeds) and that do not require any actions or impose any material restrictions on the business or operations of the Company and its Subsidiaries or (y) any Action involving any holder or group of holders of Shares, in each case, other than settlements or compromises of Actions arising from ordinary course claims for insurance under Policies or Reinsurance Agreements;

(j) enter into or amend any Reinsurance Agreements ceding liabilities to third parties or commute any Reinsurance Agreements of the Company or any of its Subsidiaries, except for (i) replacement of Reinsurance Agreements expiring between the date of this Agreement and the Closing in the ordinary course of business consistent with past practice, (ii) any Reinsurance Agreements ceding premiums not in excess of $1,000,000 annually, or (iii) otherwise in the ordinary course of business;

(k) permit any Company Insurance Subsidiary to conduct transactions in Investment Assets except in compliance with the Liquidation contemplated by Section 6.13;

(l) fail to timely file all forms, reports, statements, schedules and other documents required to be filed by the Company with the SEC;

(m) take any action, other than in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures, except as required by changes in GAAP or relevant statutory accounting principles;

(n) enter into any material new line of business not conducted by the Company or any of its Subsidiaries as of the date of this Agreement;

(o) fail to use commercially reasonable efforts to ensure that the Company, ASRE and its non-U.S. Subsidiaries are not engaged in a U.S. trade or business for U.S. federal income tax purposes; and

(p) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

SECTION 5.02 Control of Operations. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01 Proxy Statement; Company Shareholders’ Meeting. (a) As promptly as reasonably practicable following the date of this Agreement, and, in any event, within 15 days after the date hereof, the

Company shall prepare and file with the SEC the preliminary Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Proxy Statement, and the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable after the date on which the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement pursuant to Rule 14(a)-6 under the Exchange Act. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating to holders of Shares and reasonable opportunity to review and comment on all responses to requests for additional information. The Company covenants that none of the information included or incorporated by reference in the Proxy Statement will, at the date it is filed with the SEC or first mailed to the Company’s shareholders or at the time of the Company Shareholders’ Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein. Parent covenants that none of the information supplied by Parent or Merger Sub for inclusion in the Proxy Statement will, at the date it is filed with the SEC or first mailed to the Company’s shareholders or at the time of the Company Shareholders’ Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Company Shareholders’ Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company.

(b) Unless this Agreement is terminated pursuant to Section 8.01(f), the Company shall as promptly as practicable after the date hereof duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders’ Meeting”), for the purpose of obtaining the Shareholder Approval and shall not postpone, recess or adjourn such meeting except as required by Law or with the consent of Parent. Subject to Section 6.03(b), the Company Board shall (i) recommend to holders of the Shares that they adopt this Agreement, (ii) include such recommendation in the Proxy Statement and (iii) use its reasonable best efforts to solicit and obtain the Shareholder Approval.

SECTION 6.02 Access to Information; Confidentiality. (a) Except as otherwise prohibited by applicable Law or the terms of any Contract entered into prior to the date hereof or as would be reasonably expected to violate any attorney-client privilege (in which case the Company will use reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which such restrictions apply, including adopting additional specific procedures to protect the confidentiality of sensitive material), from the date of this Agreement until the Effective Time, the Company shall (and shall cause the Subsidiaries and the officers, employees, auditors and agents of the Company and the Company Subsidiaries to): (i) provide to Parent and to the officers, directors, employees, accountants, consultants, legal counsel, financing sources, agents and other representatives (collectively, “Representatives”) of Parent reasonable access, during normal business hours and upon reasonable prior notice to the Company by Parent, to the officers, employees, agents, properties, offices and other facilities of the Company and the Subsidiaries and to the books and records thereof, and (ii) furnish as promptly as practicable to Parent such financial, operating and other data and information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and the Subsidiaries as Parent or its Representatives may reasonably request.

(b) All information obtained by Parent, Merger Sub or its or their Representatives pursuant to this Section 6.02 shall be kept confidential in accordance with the confidentiality agreement, dated December 26, 2012 (the “Confidentiality Agreement”), between Parent and the Company. In connection therewith, Parent and Merger Sub may provide such information to Tower Group International, Ltd. as a Representative of Parent and Merger Sub, in accordance with and subject to the Confidentiality Agreement.

(c) No investigation pursuant to this Section 6.02 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

SECTION 6.03 No Solicitation of Transactions. (a) Except as permitted by this Section 6.03, from the date of this Agreement until the Effective Time or, if earlier, the termination of the Agreement in accordance with Article VIII, the Company agrees that neither it nor any Subsidiary, nor any of the officers or directors of it or any Subsidiary, shall, and that it shall use its reasonable best efforts to instruct and cause its and its Subsidiaries’ Representatives not to, directly or indirectly, (i) solicit, encourage or initiate any inquiries or the implementation or submission of any proposal that constitutes or could reasonably be expected to lead to, any Acquisition Proposal, or (ii) engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any Acquisition Proposal except to notify such person of the existence of this Section 6.03(a) or (iii) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal; provided, however, that, prior to, but not after, the receipt of the Shareholder Approval, nothing contained in this Agreement shall prevent the Company or the Company Board from furnishing information to (in response to a request therefor by), or engaging in negotiations or discussions with, any person in connection with a written, unsolicited, bona fide Acquisition Proposal providing for the acquisition of at least 50% of the consolidated assets or the voting power of the Company and its Subsidiaries by such person (an “Unsolicited Written Acquisition Proposal”), if prior to taking such action (A) the Company Board (1) determines in good faith (after consultation with its financial advisors) that such Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal, and (2) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable Law and (B) the Company receives from such person an executed confidentiality agreement with terms no less favorable to the Company with regard to confidentiality than the Confidentiality Agreement. Copies of any confidential information disclosed to any third party pursuant to this Section 6.03(a) and not previously provided to Parent shall promptly be provided to Parent.

(b) (1) Except as set forth in this Section 6.03(b), the Company, its Subsidiaries and Representatives shall not, and shall not publicly propose to: (i) withhold, withdraw or modify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation; (ii) approve or recommend or otherwise declare advisable any Acquisition Proposal; or (iii) except as expressly permitted by Section 8.01(f), cause or permit the Company to enter into any letter of intent or memorandum of understanding, or approve, recommend or otherwise declare advisable any letter of intent, acquisition agreement, merger agreement or other agreement relating or with respect to any Acquisition Proposal (other than a confidentiality agreement entered into in accordance with Section 6.03(a)) (an “Alternative Acquisition Agreement”). Notwithstanding anything in this Agreement to the contrary, prior to but not after the receipt of the Shareholder Approval, (x) if in response to the receipt of an Unsolicited Written Acquisition Proposal, if the Company Board (A) determines in good faith (after consultation with its financial advisors) that such Acquisition Proposal is a Superior Proposal and (B) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable Law, then the Company Board may approve, recommend or otherwise declare advisable such Superior Proposal and, in connection with the approval or recommendation of such Superior Proposal, withhold, withdraw or modify the Company Board Recommendation or (y) other than in connection with an Acquisition Proposal, if a material development or change in circumstances occurs or arises after the date of this Agreement that was not known by the Company Board as of the date of this Agreement (an “Intervening Event”) and the Company Board determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable Law, then the Company Board may withdraw or modify the Company Board Recommendation (either event described in the foregoing clauses (x) and (y) a “Change in Board Recommendation”).

(2) No (x) Change in Board Recommendation may be made by the Company Board and (y) no Alternative Acquisition Agreement shall be entered into by the Company until after the second business day following Parent’s receipt of notice from the Company advising that the Company Board intends to take such action and specifying the reasons and basis therefor, and including all necessary information under Section 6.03(f), during which time the Company shall negotiate in good faith with Parent (to the extent Parent desires to negotiate) to agree upon such changes to the terms of this Agreement as would result in, as applicable, (i) the Superior Proposal that is the subject of the Change in Board Recommendation or the Alternative Acquisition Agreement to no longer constitute a Superior Proposal or (ii) the Board’s failure to effect a Change in Board Recommendation as a result of an Intervening Event to no longer be inconsistent with its fiduciary duties under applicable Law. In determining whether to make a Change in Board Recommendation in response to a Superior Proposal or otherwise, or whether to enter into an Alternative Acquisition Agreement, the Company Board shall take into account, after consultation with its financial advisors, any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent in response to such notice. Any material amendment to any Acquisition Proposal or Alternative Acquisition Agreement will be deemed to be a new Acquisition Proposal or Alternative Acquisition Agreement for purposes of this Section 6.03, including with respect to the notice period referred to in this Section 6.03(b). Under no circumstance shall the Company enter into any Alternative Acquisition Agreement without complying with Section 8.01(f) and 8.03(b)(iv).

(c) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company’s shareholders if the Company Board determines in good faith (after consultation with its outside legal counsel) that it is required to do so under applicable Law.

(d) Except as set forth in Section 8.03(d) with respect to an Acquisition Proposal, for purposes of this Agreement:

(i) “Acquisition Proposal” means any proposal or offer (including any proposal from or to the Company’s shareholders) from any person other than Parent or Merger Sub relating to (1) any direct or indirect acquisition of (A) more than 15% of the assets of the Company and its consolidated Subsidiaries, taken as a whole, or (B) more than 15% of any class of equity securities of the Company; (2) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company; or (3) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company.

(ii) “Superior Proposal” means any written Acquisition Proposal that (1) relates to more than 50% of the outstanding Shares or all or substantially all of the assets of the Company and the Subsidiaries taken as a whole, (2) is on terms that the Company Board determines in good faith (after receiving the advice of its financial advisor and after taking into account all the terms and conditions, and all legal, financial and regulatory aspects, of the Acquisition Proposal) are more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated by this Agreement (after taking into account any revisions to the terms of the transaction contemplated by Section 6.03(b)(2) of this Agreement pursuant to Section 6.03(b)(2) and the time likely to be required to consummate such Acquisition Proposal) and (3) the Company Board determines is reasonably capable of being consummated.

(e) Existing Discussions. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.03. The Company also agrees that it will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return or destroy all confidential information heretofore furnished to such person by or on behalf of it or any of its Subsidiaries. The Company agrees that it will fully enforce any such confidentiality agreements, including standstill provisions contained in any such confidentiality agreements, except that with respect to the enforcement of standstill provisions, the Company Board may elect not to enforce or waive such standstill provisions if it determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable Law.

(f) Notice. The Company agrees that it will promptly (and, in any event, within 24 hours) notify Parent if any bona fide inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any non-public information with respect to an Acquisition Proposal is requested from, or any discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a reasonably current basis, of any material changes to the terms of any such proposals or offers (including any amendments thereto).

SECTION 6.04 Directors’ and Officers’ Indemnification and Insurance. (a) The Surviving Company and its Subsidiaries shall, and Parent shall cause the Surviving Company to, honor and fulfill in all respects the obligations of the Company and its Subsidiaries under any and all indemnification agreements between the Company or any of its Subsidiaries and any of their respective present or former directors and officers (collectively, the “Indemnified Parties”). In addition, the bye-laws of the Surviving Company shall contain provisions no less favorable with respect to exculpation and indemnification than are set forth in Section 40 of the bye-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company or any of the Subsidiaries.

(b) For a period of six (6) years after the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, to the fullest extent permitted under applicable Law, indemnify and hold harmless each Indemnified Party against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring on or before the Effective Time. The Surviving Company shall, and Parent shall cause the Surviving Company to, pay all expenses of each Indemnified Party in advance of the final disposition of any such Action to the fullest extent permitted by Law to advance such expenses upon receipt of an undertaking to repay such advances if it is ultimately determined in accordance with applicable Law that such Indemnified Party is not entitled to indemnification. In the event of any such claim, action, suit, proceeding or investigation, (i) the Surviving Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Company, promptly after statements therefor are received, (ii) the Surviving Company shall not settle, compromise or consent to the entry of any judgment in any pending or threatened Action to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents, and (iii) the Surviving Company shall cooperate in the defense of any such matter; provided, however, that the Surviving

Company shall not be liable for any settlement effected without the Surviving Company’s written consent (which consent shall not be unreasonably withheld or delayed); and provided, further, that, in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. The rights of each Indemnified Party under this Section 6.04(b) shall be in addition to any rights such person may have under the memorandum of association or the bye-laws or similar organizational documents of the Company and the Surviving Company or any of their Subsidiaries, or under any Law or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries. Any Indemnified Party wishing to claim indemnification under this Section 6.04, upon learning of any such Action shall notify the Surviving Company (but the failure so to notify the Surviving Company shall not relieve the Surviving Company from any liability which it may have under this Section 6.04 except to the extent such failure materially prejudices the Surviving Company), and shall deliver to the Surviving Company an undertaking of the kind described above. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel in each applicable jurisdiction if reasonably required) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

(c) Either the Company shall purchase prior to the Effective Time, or the Surviving Company shall purchase, promptly following the Effective Time, a six year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits, and from a carrier or carriers with comparable credit ratings, as the current policies of directors’ and officers’ liability insurance maintained by the Company and the Company Subsidiaries with respect to matters arising on or before the Effective Time and covering the Transactions; provided, however, that in no event shall the Company pay, or the Surviving Company be required to pay, more than 250% of the current annual premium paid by the Company for such insurance (the “Maximum Amount”); provided, further, that if the Surviving Company is unable to obtain the insurance required by this Section 6.04(c) for an amount less than or equal to the Maximum Amount, it shall obtain as much comparable insurance as possible for the Maximum Amount.

(d) In the event Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates or amalgamates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation, amalgamation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 6.04.

(e) Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 6.04.

SECTION 6.05 Employee Benefits Matters. (a) Parent hereby agrees that for a period of one year immediately following the Effective Time, it shall, or it shall cause, the Surviving Company and its Subsidiaries to, (i) provide each employee of the Company and of each of the Company’s Subsidiaries as of the Effective Time (each, an “Employee”) with at least the same level of base salary and total compensation opportunity that was provided to each such Employee immediately prior to the Effective Time, and (ii) provide the Employees with employee benefits that are either substantially similar in the aggregate to those provided to such Employees immediately prior to the Effective Time or, if no less favorable, that are substantially similar in the aggregate to those provided to similarly-situated employees of the Parent or an affiliate of the Parent. From and after the Effective Time, Parent shall cause the Surviving Company and its Subsidiaries to honor in accordance with their terms, all Contracts, policies, plans and commitments of the Company and the Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Subsidiary, including all severance agreements listed on Section 3.12(a) of the Company Disclosure Letter.

(b) Each Employee shall receive credit for all purposes (including, for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plans) under any employee benefit plan, program or arrangement established or maintained by Parent, the Surviving Company or any of their respective Subsidiaries under which each Employee may be eligible to participate on or after the Effective Time to the same extent recognized by the Company or any of the Subsidiaries under comparable Plans immediately prior to the Effective Time, except to the extent such credit would result in the duplication of benefits for the same period of service. Such plan, program or arrangement shall credit each such Employee for service accrued on or prior to the Effective Time with the Company, any Subsidiary and all affiliates where service with the affiliate was credited under a comparable Plan of the Company prior to the Effective Time.

(c) With respect to each “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA maintained, sponsored or contributed to by Parent or the Surviving Company (“Purchaser Welfare Benefit Plans”) in which an Employee may be eligible to participate on or after the Effective Time, Parent and the Surviving Company shall use commercially reasonable efforts to (a) waive, or cause the insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each Employee under any Purchaser Welfare Benefit Plan to the same extent such conditions would not have been applicable under the terms of a comparable Plan, and (b) provide credit to each Employee for any co-payments, deductibles and out-of-pocket expenses paid by such Employee under the Plans during the relevant plan year, up to and including the Effective Time.

(d) Each of the Company, Parent and Merger Sub acknowledges that consummation of the Transactions will constitute a change in control of the Company under the terms of the Company’s employee plans, programs and Contracts containing provisions triggering payment, vesting or other rights upon a change in control or similar transaction (collectively, the “Change in Control Plans”). Notwithstanding Section 6.05(a), and only with respect to the individuals listed on Section 6.05(d) of the Company Disclosure Letter, each of the Company, Parent and Merger Sub acknowledges and agrees that (i) the employment of such employee shall be terminated as of the Closing and (ii) that, pursuant to each such employee’s Change in Control Plan, the Company shall pay all amounts and benefits payable under the Change in Control Plans at the time of a change in control of the Company, in accordance with the respective terms of the Change in Control Plans as illustrated by Section 6.05(d) of the Company Disclosure Letter (including, without limitation, severance pay, acceleration of vesting of Restricted Shares and Company Share Options and payment of all tax equalization payments with respect to all of the foregoing, in each case, unless the relevant employee consents otherwise, subject to withholding of taxes at no more than the minimum rate required by applicable Law). Each of the Company, Parent and Merger Sub hereby acknowledges and agrees that each of the individuals listed on Section 6.05(d) of the Company Disclosure Schedule is an intended third party beneficiary of this Section 6.05(d).

(e) For the avoidance of doubt, nothing contained in this Section 6.05 shall (i) require the Surviving Company or Parent to provide severance or other benefits at levels higher than those provided by the Company as of the date hereof, (ii) be treated as an amendment of any particular Plan, (iii) give any third party any right to enforce the provisions of Section 6.05(a)-(c), (iv) obligate Parent, the Surviving Company or any of their affiliates to maintain any particular benefit plan or (v) restrict Parent, the Surviving Company or any of their affiliates from terminating the employment of any particular Employee for any reason at any time.

SECTION 6.06 Further Action. (a) Each of the parties hereto shall use reasonable best efforts to (i) promptly obtain all authorizations, consents, Orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, (ii) cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, Orders, approvals, licenses, permits and waivers, (iii) provide such other information to any Governmental Authority as such Governmental Authority may reasonably request in connection herewith and (iv) obtain all necessary consents, approvals or waivers from third parties. As promptly as practicable, but in any event no later than ten (10) business days, following the date of this Agreement, (x) each party shall make its respective filing, if necessary, pursuant to the HSR Act with respect to the Transactions and shall use reasonable best efforts to supply as promptly as reasonably practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act, and (y) Parent shall, with the full cooperation of the Company, prepare and file requests for approval of the Transactions with the applicable Governmental Authorities and shall use its reasonable best efforts to obtain all approvals required to be made under applicable Insurance Laws with respect to the Transactions, including an application with the Commissioner of the Oklahoma Insurance Department for approval of the change in control of the parent of American Safety Indemnity Company and American Safety Casualty Company in connection with the transactions contemplated hereby pursuant to the Oklahoma Insurance Law (the “Form A Approval”) and all other required pre-acquisition notification statements (including Form Es and equivalent forms) under applicable Insurance Laws set forth in Section 6.06(a) of the Company Disclosure Letter. Each party hereto agrees to make, as promptly as practicable after the date of this Agreement its respective filings and notifications, if any, under any other applicable antitrust, competition or trade regulation Law, and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the applicable antitrust, competition or trade regulation Law.

(b) Without limiting the generality of the foregoing, Parent and the Company shall, and shall cause each of its Subsidiaries to, use their reasonable best efforts to eliminate each and every impediment under any antitrust, competition or trade regulation Law or Insurance Law that may be asserted by any Governmental Authority or any other party so as to enable the parties hereto to consummate the Transactions as promptly as practicable, and in any event prior to the Termination Date, including, with respect to antitrust and competition Laws proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture, license or other disposition of such of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto, and the entrance into such other arrangements, as are necessary or advisable in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the Transactions. Notwithstanding the foregoing, neither Merger Sub nor Parent nor any of their affiliates will be required by this Section 6.06 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (A)(1) requires the sale, divestiture, license or other disposition of any assets, properties or businesses of any of Parent or Merger Sub or any of their respective subsidiaries or affiliates (other than the Company and its Subsidiaries) or (2) limits Parent’s freedom of action with respect to, or its ability to retain, any of Parent’s or its affiliates’ assets or businesses (other than the Company and its Subsidiaries) or (B)(1) requires the sale, divestiture, license or other disposition of any assets, properties or businesses of the Company or any of its Subsidiaries, (2) limits Parent’s freedom of action with respect to, or its ability to retain, the Company and the Company Subsidiaries or any portion thereof or (3) prohibits or limits in any material respect Parent’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Company if, in the case of each of clauses (B)(1), (2) and (3), such action has, or is reasonably likely to have, a Company Material Adverse Effect or material adverse effect on Parent’s freedom of action or rights with respect to the Company (any such limitation referred to in clauses (A) or (B), a “Burdensome Condition”). Each of Parent and the Company agrees to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the Closing prior to the Termination Date.

(c) Each party shall keep the other parties apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the Transactions, including without limitation, promptly notifying the other parties hereto of any material communication it or any of its affiliates receives from any Governmental Authority relating to any review or investigation of the Transactions under the HSR Act and shall permit the other party to review in advance (and to consider any comments made by the other party in relation to) any proposed material communication by such party to any Governmental Authority relating to such matters. None of the parties to this Agreement shall agree to participate in any substantive meeting, telephone call or discussion with any Governmental Authority in respect of any submissions, filings, investigation (including any settlement of the investigation), litigation or other inquiry relating to the matters that are the subject of this Agreement unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate at such meeting, telephone call or discussion. The parties to this Agreement shall (i) coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act and (ii) provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement; provided, however, that materials may be redacted (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

SECTION 6.07 Obligations of Parent and Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.08 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, each of Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions, except to the extent public disclosure is required by applicable Law or the requirements of the NYSE, in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any press release or making any such public statements, and except with respect to the matters described in Sections 6.03, 8.01 and 8.03.

SECTION 6.09 Transfer Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar Taxes which become payable in connection with the Transactions. Notwithstanding anything to the contrary herein, each of Parent and the Surviving Company agrees to assume liability for and pay any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar Taxes, as well as any transfer, recording, registration and other fees that may be imposed upon, payable or incurred in connection with this Agreement and the Transactions.

SECTION 6.10 Bermuda Required Actions. Before the Closing: (a) the Company shall: (i) procure that the statutory declaration required by Section 108(3) of the Companies Act is duly sworn by one of its officers, and (ii) prepare a duly certified copy of the Company shareholder resolutions evidencing the Shareholder Approval; and (b) Merger Sub shall (and Parent shall cause Merger Sub to) (A) procure that the statutory declarations required by Section 108(3) of the Companies Act is duly sworn by one of Merger Sub’s officers, (B) prepare a duly certified copy of the shareholder resolutions evidencing the approval the shareholder(s) of Merger Sub, of Merger and deliver such documents to the Company, and (C) prepare a notice advising the Registrar of the registered office of the Surviving Company.

SECTION 6.11 Takeover Statutes. If any takeover statute is or may become applicable to the Merger, the Company and the Company Board shall grant such approvals and take such reasonable actions as are within their power so as to eliminate or minimize the effects of such statue or regulation on the Transactions.

SECTION 6.12 Resignations. The Company shall procure letters of resignation, effective as of the Effective Time, from each of the members of the Company Board and each Board of Directors or similar governing body of each Subsidiary.

SECTION 6.13 Investments.

(a) The Company shall sell on an orderly basis all Non-Cash Investments held by or on behalf of the Company and its Subsidiaries, other than the Non-Cash Investments set forth in Section 6.13 of the Company

Disclosure Letter (the “Liquidation”) and the proceeds of such sales shall solely be either held in cash or Treasury Bills (and the Company shall not, without the prior written consent of Parent, acquire any Non-Cash Investments). The Liquidation shall commence promptly after the date of this Agreement and shall be completed no later than the close of business on the fourteenth (14th) day after the date of this Agreement. The Company shall consult regularly with Parent with respect to the Liquidation and how to achieve best pricing and will provide daily status reports on which securities have been sold and the sale price received. Parent shall be provided direct access to the Company’s third party investment managers.

(b) Notwithstanding Section 6.13(a), the Company shall not sell any Non-Cash Investment at a price less than the book value of such Non-Cash Investment as of March 31, 2013 (the “Specified Value”) without Parent’s prior written consent. If the Company is in good faith unable to sell a Non-Cash Investment at a price at least equal to the Specified Value within seven days after the date of this Agreement, it shall notify Parent of such fact in writing, identifying the Non-Cash Investment in reasonable detail and requesting to sell such Non-Cash Investment at a lower price, stating in good faith its estimate of the best reasonably available price for such Non-Cash Investment. If, following such written request, Parent does not give such consent within two business days, then (i) the Company shall not be required to liquidate such Non-Cash Investment and (ii) Parent and Merger Sub will be deemed to have waived the requirement to sell such Non-Cash Investment with respect Section 6.13(a); provided that, in any event, the Company shall continue to use reasonable efforts to sell such Non-Cash Investment at a price greater than the Specified Value.

(c) Notwithstanding Section 6.13(b), the Company may sell any Non-Cash Investment at a price less than the Specified Value without Parent’s prior written consent only if (i) the Specified Value minus the sale price for such Non-Cash Investment (the “Liquidation Loss”) would not exceed $100,000 as a result of such sale and (ii) the aggregate Liquidation Losses for all sales of Non-Cash Investments pursuant to this Section 6.13(c) would not exceed $1,000,000.

SECTION 6.14 American Safety Risk Retention Group. The Company shall have caused American Safety Risk Retention Group (“ASRRG”) to give notice of termination or non-renewal with respect to all capital support agreements and service agreement pursuant to which the Company and its Subsidiaries have any obligations not later than five business days after the date of this Agreement. In addition, all capital support agreements between the Company and ASRRG shall be terminated not later than the Closing.

SECTION 6.15 American Safety Reinsurance Ltd. The Company acknowledges that Parent (either directly or through the Company) intends to sell American Safety Reinsurance Ltd. (“ASRE”) to a third party substantially simultaneously with the consummation of the Merger or shortly thereafter. The Company agrees to use commercially reasonable efforts, at Parent’s expense, to take such actions as are reasonably requested by Parent to facilitate such transaction, including by providing such information as may be required to make filings with and obtain approvals from Governmental Authorities in connection with such sale (including HSR, if required, approvals under Insurance Laws and approvals of the Bermuda Monetary Authority with respect to the payment of a dividend or other transactions) and taking such steps as may be reasonably required to restructure the assets, contracts and employees relating to ASRE and its Subsidiaries; provided that the Company and ASRE shall not be required to take any action which is not contingent upon the consummation of the Merger unless such action can be reversed in the event the Merger is not consummated without material delay, expense or disruption to the business of the Company and its Subsidiaries. Parent acknowledges that the consummation of the sale of ASRE is not a condition to the consummation of the Merger.

ARTICLE VII

CONDITIONS TO THE MERGER

SECTION 7.01 Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver (where permissible) of the following conditions:

(a) Company Shareholder Approval. The Shareholder Approval shall have been obtained.

(b) No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, Law or Order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the Merger.

(c) Regulatory Approvals. (i) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, (ii) the Form A Approval shall have been obtained, (iii) the Merger Application and related attachments shall have been filed with the Registrar and (iv) all consents, approvals, non-disapprovals and other authorizations of any Governmental Authority set forth in Section 7.01(c) of the Company Disclosure Letter shall have been obtained.

SECTION 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties set forth in Section 3.03 shall be true and correct in all respects other than de minimis errors (ii) the representations and warranties of the Company contained in Sections 3.01(a) and 3.04 shall be true and correct in all respects, and (iii) all other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein) except where the failure of such representations and warranties to be so true and correct would not constitute a Company Material Adverse Effect, in the case of each of (i), (ii) and (iii), as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all material agreements and material covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time

(c) Officer Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

(d) Burdensome Condition. All consents of Governmental Authorities that have been obtained shall have been obtained without the imposition of any Burdensome Condition or consequence the acceptance of which would constitute a Burdensome Condition.

SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub that are qualified by materiality shall be true and correct in all respects, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Closing, as though made on and as of the Closing, except to the extent expressly made as of an earlier date, in which case as of such earlier date.

(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all material agreements and material covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by a duly authorized officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and (b).

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, and, other than with respect to clause (f), notwithstanding any prior adoption of this Agreement by the shareholders of the Company, as follows (the date of any such termination, the “Termination Date”):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Effective Time shall not have occurred on or before 11:59 p.m. New York City time on the six-month anniversary of the date of this Agreement (the “End Date”); provided, however, that if on the End Date any of the conditions set forth in Section 7.01(b) (to the extent relating to the matters set forth in Section 7.01(c)) or Section 7.01(c) shall not have been satisfied but all other conditions set forth in Article VII shall have been satisfied or waived or shall then be capable of being satisfied if the Closing were to take place on such date, then the End Date shall be extended, at the option of Parent or the Company upon written notice to the other party, by an additional three months; provided further, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any agreements and covenants under this Agreement has been the principal cause of or resulted in the failure of the Effective Time to occur on or before the End Date (as so extended);

(c) by either Parent or the Company if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, Law or Order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such decision, injunction, decree, ruling, Law or Order shall have become final and nonappealable, or if there shall be adopted following the date of execution of this Agreement any Law that makes consummation of the Merger illegal or otherwise prohibited; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (c) has not materially breached its obligations under Sections 6.06 and 6.10;

(d) by either Parent or the Company if this Agreement shall fail to receive the Shareholder Approval at the Company Shareholders’ Meeting or any adjournment or postponement thereof;

(e) by Parent if (i) there has been a Change in Board Recommendation or if the Company shall have failed to include in the Proxy Statement the Company Board Recommendation, (ii) the Company enters into any Alternative Acquisition Agreement with respect to an Acquisition Proposal or (iii) a tender offer or exchange offer (other than by Parent or an Affiliate of Parent) for any outstanding Shares shall have commenced pursuant to Rule 14d-2 under the Exchange Act and not been withdrawn or terminated and, prior to the earlier of (A) the date prior to the date of the Company Shareholders Meeting and (B) eleven (11) business days after the commencement of such tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act, the Company Board fails to recommend against acceptance of such offer;

(f) by the Company at any time prior to (but not after) the time the Shareholder Approval is obtained, if the Company concurrently with such termination enters into an Alternative Acquisition Agreement with respect to a Superior Proposal in compliance with Section 6.03; provided that the Termination Fee is paid to Parent in accordance with Section 8.03;

(g) by Parent, if there has been a material breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, which breach (i) would result in a failure of the conditions set forth in Section 7.02(a) or 7.02(b) and (ii) is not curable prior to the End Date; provided, that Parent shall have given the Company written notice, delivered at least 30 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.01(g) and the basis for such termination;

(h) by the Company, if there has been a material breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, which breach (i) would result in a failure of the conditions set forth in Section 7.03(a) or 7.03(b) and (ii) is not curable prior to the End Date; provided, that the Company shall have given Parent written notice, delivered at least 30 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.01(h) and the basis for such termination; and

(i) by Parent if the Liquidation has not been completed in accordance with Section 6.13 (including the time period stated therein), such termination to be effective as of 5:00 p.m. (New York City time) on the fifth business day following delivery by Parent to the Company of written notice of (i) such failure to consummate the Liquidation, (ii) the basis for Parent’s determination of such failure and (iii) Parent’s election to terminate this Agreement in accordance with this Section 8.01(i), unless the parties hereto otherwise agree prior to such time.

SECTION 8.02 Notice of Termination; Effect of Termination.

(a) A terminating party shall provide written notice of termination to the other party specifying with particularity the reason for such termination, and any such termination in accordance with Section 8.01 (except as provided in Section 8.01(i)) shall be effective immediately upon delivery of such written notice to the other party.

(b) In the event of any valid termination of this Agreement by any party as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party except with respect to this Section 8.02, Section 6.02(b), Section 8.03 and Article IX which shall remain in full force and effect; provided that, subject to Section 8.03(e), nothing herein shall relieve any party from liability for any intentional breach hereof prior to the date of such termination.

SECTION 8.03 Fees and Expenses. (a) All Expenses incurred in connection with this Agreement, the Transactions, the solicitation of shareholder approvals and all other matters related to the closing of the Merger shall be paid by the party incurring such Expenses, whether or not the Merger or any other Transaction is consummated, except as otherwise set forth in this Agreement. Notwithstanding the foregoing, (i) one-half of the filing fees and the cost of printing and mailing the Proxy Statement shall be paid by each of the Company and Parent, and (ii) one-half of the filing fees incurred in connection with the filings made pursuant to the HSR Act with respect to the Transactions shall be paid by each of the Company and Parent. “Expenses”, as used in this Agreement, shall include all reasonable out of pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement.

(b) If this Agreement shall be terminated:

(i) by Parent or the Company pursuant to Section 8.01(b) (End Date) or Section 8.01(d) (No Shareholder Approval), if (A) at or prior to the Termination Date an Acquisition Proposal has been publicly announced and not publicly withdrawn and (B) within twelve (12) months of the Termination Date the

Company enters into, or the Board recommends or submits to the shareholders of the Company for adoption an Alternate Acquisition Agreement or an Acquisition Proposal is consummated, then the Company shall pay Parent the amount of $9,186,000 (the “Company Termination Fee”) provided that for purposes of this Agreement, an Acquisition Proposal shall not be deemed to have been “publicly withdrawn” by any person if, within 12 months of the Termination Date, the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to, or shall have consummated or shall have approved or recommended to the Company’s shareholders, an Acquisition Proposal made by or on behalf of such person or any of its Affiliates;

(ii) by Parent pursuant to Section 8.01(g) (as a result of a material breach of a covenant) or Section 8.01(i), then the Company shall promptly, but in no event later than two days after being notified of such by Parent, pay all of the documented out-of-pocket Expenses, including those of the Paying Agent, incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $1,500,000, in each case payable by wire transfer of same day funds (the “Expense Reimbursement”); provided that if within twelve (12) months of the Termination Date the Company enters into, or the Board recommends or submits to the shareholders of the Company for adoption or otherwise does not oppose, an Alternate Acquisition Agreement or an Acquisition Proposal is consummated, then the Company shall pay Parent the Company Termination Fee, less the amount of Expense Reimbursement previously paid;

(iii) by Parent pursuant to Section 8.01(e) and, on or prior to the date of the Company Shareholders Meeting, any event giving rise to Parent’s right to terminate under Section 8.01(e) shall have occurred, then the Company shall pay Parent the Company Termination Fee; or

(iv) by the Company pursuant to Section 8.01(f), then the Company shall pay to Parent the Company Termination Fee.

(c) The Company Termination Fee payable by the Company under this Section 8.03 shall be paid to Parent or its designee by the Company in immediately available funds (i) concurrently with and as a condition to the effectiveness of a termination of this Agreement by the Company pursuant to Section 8.01(f) and (ii) within two (2) business days after the date of the event giving rise to the obligation to make such payment in all other circumstances. If the Company Termination Fee becomes payable and is in fact paid by the Company then the payment to Parent or its designees of the Company Termination Fee shall be the sole and exclusive remedy of Parent for any loss suffered by Parent or Merger Sub as a result of the failure of the Transactions to be consummated and upon such payment in accordance with this Section 8.03, the Company shall not have any further liability or obligation for any losses with respect thereto (except in the case of fraud).

(d) For purposes of this Section 8.03, Acquisition Proposal shall have the meaning assigned to such term in Section 6.03(d)(i), except that references to 15% in clauses (1) and (2) of the definition thereof shall be deemed to be references to 50% and clause (3) of the definition thereof shall be deemed amended and replaced in its entirety by the following language “(3) any merger, consolidation, business combination, recapitalization or other similar transaction involving the Company or any of its consolidated Subsidiaries pursuant to which shareholders of the Company immediately prior to the consummation of such transaction would cease to own directly or indirectly at least 50% of the voting power of the outstanding securities of the Company (or of another person that directly or indirectly would own all or substantially all of the assets of the Company) immediately following such transaction in the same proportion as they owned prior to the consummation of such transaction.”

(e) The parties acknowledge and agree that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.03, and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for the Company Termination Fee or the Expense Reimbursement or any portion thereof, the Company shall pay to Parent or Merger Sub its costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest on the amount of such payments at the prime rate of Citibank, N.A. in effect on the date such payments were required to be made through the date of payment. Each of the parties further acknowledges that the payment of the Company Termination Fee by the Company specified in this Section 8.03 is not a penalty, but in each case are liquidated damages in a reasonable amount that will compensate Parent, as the case may be, in the circumstances in which such fees are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In no event shall the Company be required to pay the Company Termination Fee in connection with the termination of this Agreement more than once.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01 Non Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time; provided, however, that this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by a nationally recognized next day courier service, registered or certified mail (postage prepaid, return receipt requested) or by facsimile transmission. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to Parent or Merger Sub:

Fairfax Financial Holdings Limited

95 Wellington Street West

Suite 800

Toronto ON

Facsimile No: (416) 367-4946

Attention: Paul Rivett

with a copy to:

Torys LLP

1114 Avenue of the Americas

23rd Floor

New York, New York 10036

Facsimile No: (212) 682-0200

Attention: Mile T. Kurta

if to the Company:

American Safety Insurance Holdings, Ltd.

The Boyle Building, 2nd Floor

31 Queen Street

Hamilton HM11, Bermuda

Facsimile No: (441) 296-8561

Attention: President

with copies to:

American Safety Administrative Services, Inc.

100 Galleria Parkway, Suite 700

Atlanta, GA 30339

Facsimile No: (678) 385-9145

Attention: Randolph L. Hutto, General Counsel

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Facsimile No: (212) 848-7179

Attention: Peter D. Lyons

                 David P. Connolly

Appleby

Canon’s Court

22 Victoria Street

PO Box HM 1179

Hamilton, Bermuda

Facsimile No: (441) 292-8666

Attention: Alan Bossin

                 Timothy Faries

SECTION 9.03 Certain Definitions. (a) For purposes of this Agreement:

“Actuarial Analyses” means all actuarial reports prepared by actuaries, independent or otherwise, with respect to a Company Insurance Subsidiary, and all material attachments, addenda, supplements and modifications thereto.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Bermuda Insurance Act” means the Bermuda Insurance Act 1978, as amended, and the regulations promulgated thereunder.

“business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York or Bermuda.

“Claims Administrator” means any person that investigates, adjusts, settles or pays any claims by or on behalf of the Company pursuant to any delegated claims settlement or payment authority.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any event, circumstance, change or effect, individually or in the aggregate with all other such events, circumstances, changes or effects, that (x) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Company Material Adverse Effect: (i) any event, circumstance, change or effect resulting from or relating to (A) a change in general economic, political or financial market conditions, including interest or exchange rates, (B) a change in the industries, or in the business conditions in the geographic regions, in which the Company and its Subsidiaries operate, (C) any change in accounting requirements or principles required by GAAP (or any interpretations thereof) or required by any change in applicable Laws (or any interpretations thereof), including pronouncements by the National Association of Insurance Commissioners, (D) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any Law after the date hereof, (E) any seasonal fluctuations in the business of the Company and the Subsidiaries, (F) any acts of terrorism or war or any weather related event, fire or natural disaster or any escalation thereof, (G) the announcement of the execution of this Agreement or the pendency or consummation of the Transactions, or (H) the identity of Parent or any of its affiliates as the acquiror of the Company or any facts or circumstances concerning Parent or any of its affiliates; provided, further, that, with respect to clauses (A), (B), (C), (D), and (F), such event, circumstance, change or effect does not disproportionately adversely affect the Company and its Subsidiaries compared to other companies of similar size operating in industries and geographic regions in which the Company and its Subsidiaries operate; or (ii) any failure to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period ending on or after the date of this Agreement or a decline in the price or trading volume of the Shares (provided that, the exception provided in this clause shall not prevent or otherwise affect a determination that any event, circumstance, change or effect underlying any such failure or decline has resulted in or contributed to a Company Material Adverse Effect), or (y) prevents or materially delays, or would reasonably be expected to prevent or materially delay, the consummation of the Merger or the Transactions by the Company.

“Company SAP Statement” means the statutory statements of the Company Insurance Subsidiaries as filed with the insurance regulators in their respective jurisdiction of domicile for the year ended December 31, 2012.

“Contract” means agreement, contract, arrangement, transaction, understanding, obligation or commitment to which a party is legally bound or to which its assets or properties are subject, whether oral or written, and any amendments and supplements thereto.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

“Dissenting Shareholder” means a holder of Shares who did not vote in favor of the Merger and who complies with all of the provisions of the Companies Act concerning the right of holders of Shares to require appraisal of their Shares under Bermuda Law.

“Dissenting Shares” shall mean Shares held by a Dissenting Shareholder.

“ERISA Affiliate” means any Subsidiary or any trade or business, whether or not incorporated, all of which together with the Company would be deemed a “single employer” within the meaning of Section 414(b), 414(c), 414(m) or 414(o) of the Code.

“Insurance Laws” means all applicable Laws regulating the business and products of insurance and all applicable Orders and directives of insurance regulatory authorities, including the Oklahoma Insurance Law and the Bermuda Insurance Act.

“Intellectual Property” means trademarks, service marks, trade names, domain names, mask works, inventions, patents, trade secrets, copyrights, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property rights.

“Investments” means all items that are or would be classified as investments on a consolidated balance sheet of the Company prepared in accordance with GAAP.

“knowledge of the Company” or “Company’s knowledge” means the actual knowledge of any of the executive officers or the chief actuary of the Company, and such knowledge as such persons would have following due inquiry.

“Liens” means any mortgages, liens or security interests, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer.

“Non-Cash Investments” means Investments that are not Treasury Bills and any investments in cash equivalents, including money market funds.

“Non-Ordinary Course Contracts” means any Contract (i) involving the payment or receipt of royalties or other amounts of more than $500,000 in the aggregate calculated based upon the revenues or income of the Company or its Subsidiaries or income or revenues related to any product of the Company or its Subsidiaries, other than insurance policies issued, or reinsurance contract entered into, by the Company or any Subsidiary in the ordinary course of business; (ii) not negotiated and entered into on an arm’s length basis; (iii) with any Claims Administrator; (iv) pursuant to which the Company or any of its Subsidiaries (A) licenses in Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole (other than license agreements for commercially available off-the-shelf software on standard terms) and provides for annual payments by the Company or any of its Subsidiaries in excess of $50,000 or aggregate payments in excess of $250,000; or (B) licenses out Intellectual Property owned by the Company or any of its Subsidiaries and provides for annual payments to the Company or any of its Subsidiaries in excess of $250,000; or (v) entered into outside the ordinary course of business of the Company and its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole.

“NYSE” means the New York Stock Exchange.

“Oklahoma Insurance Law” means Title 36 of the Oklahoma Statutes and the rules, regulations, bulletins and circular letters issued thereunder.

“Order” means with respect to any person, any award, decision, injunction, judgment, stipulation, order, ruling, subpoena, writ, decree, consent decree or verdict entered, issued, made or rendered by any arbitrator or Governmental Authority of competent jurisdiction affecting such person or any of its properties.

“Permitted Lien” means (a) statutory Liens for current Taxes, special assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business, (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over any Owned Real Property which are not violated in any material respect by the current use and operation of the Owned Real Property, (d) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under applicable legal requirements or other social security, (e) covenants, conditions, restrictions, easements, encumbrances and other similar matters of record affecting title to but not adversely affecting current occupancy or use of the owned real property in any material respect, (f) restrictions on the transfer of securities arising under federal and state securities laws, (g) any Liens on real property caused by state statutes and/or principles of common law and specific agreements within some leases providing for landlord liens with respect to tenant’s personal property, fixtures and/or leasehold improvements at the subject premises, and (h) Liens not materially affecting the present use of the encumbered assets or properties.

“person” means an individual, company, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Policies” means all policies, policy forms, binders, slips, treaties, certificates, insurance or reinsurance Contracts or participation agreements and other agreements of insurance or reinsurance, whether individual or group (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) and all amendments, applications and certificates pertaining thereto issued by any Company Insurance Subsidiary.

“Reinsurance Agreement” means any ceded reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements to which any Company Insurance Subsidiary is a party or under which a Company Insurance Subsidiary has any existing material rights, obligations or liabilities.

“Subsidiary” or “Subsidiaries” of the Company, the Surviving Company, Parent or any other person means an entity controlled by such person, directly or indirectly, through one or more intermediaries, and, without limiting the foregoing, includes any entity in respect of which such person, directly or indirectly, beneficially owns 50% or more of the voting securities or equity.

“Transactions” means the Merger and the other transactions contemplated by this Agreement.

“Treasury Bills” means securities issued by the Government of the United States of America, having maturities of not more than one year from the date of acquisition, for which the full faith and credit of the Government of the United States of America is pledged to provide for the payment thereof.

(b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Acquisition Proposal	§ 6.03(d)(i)
Action	§ 3.09
Administrator	§ 3.10(h)
Agent	§ 3.10(h)
Agreement	Preamble
Alternative Acquisition Agreement	§6.03(b)(iii)
ASRRG	§ 7.02(e)
ASRE	§ 6.15
Book-Entry Shares	§ 2.02(b)(ii)
Burdensome Condition	§ 6.06(b)
Bye-Laws	§ 1.04(b)
Capitalization Date	§ 3.03(b)
Certificate of Merger	§ 1.01
Certificates	§ 2.02(b)(ii)
Change in Board Recommendation	§ 6.03(b)
Change in Control Plans	§ 6.05(d)
Closing	§ 1.02
Companies Act	Recitals
Company	Preamble
Company Board	Recitals
Company Board Recommendation	§ 3.20(a)(iii)
Company Disclosure Letter	Article III
Company Insurance Subsidiaries	§ 3.10(a)
Company Permits	§ 3.06
Company Preferred Shares	§ 3.03(a)(ii)
Company Share Option	§ 2.04(a)(i)
Company Share Plans	§ 2.04(a)(i)
Company Shareholders’ Meeting	§ 6.01(b)
Company Termination Fee	§ 8.03(b)(i)
Confidentiality Agreement	§ 6.02(b)
Effective Time	§ 1.01
Employee	§ 6.05(a)(i)
End Date	§ 8.01(b)
Environmental Laws	§ 3.18(b)
ERISA	§ 3.12(a)
Exchange Act	§ 3.05(b)(i)
Exchange Fund	§ 2.02(a)
Expense Reimbursement	§ 8.03(b)(ii)
Expenses	§ 8.03(a)

Defined Term	Location of Definition
Form A Approval	§ 6.06(a)
GAAP	§ 3.07(b)
Governmental Authority	§ 3.05(b)
Hazardous Materials	§ 3.18(c)(ii)
HSR Act	§ 3.05(b)(vi)
Indemnified Parties	§ 6.04(a)
IRS	§ 3.12(b)
Investment Assets	§ 3.11(a)
Investment Policy	§ 3.11(a)
Law	§ 3.05(a)(ii)
Liquidation	§ 6.12(b)
Material Contracts	§ 3.16(a)(xv)
Maximum Amount	§ 6.04(c)
Memorandum of Association	§ 1.04(a)
Merger	Recitals
Merger Agreement	Recitals
Merger Application	§ 1.01
Merger Consideration	§ 2.01(a)
Merger Sub	Preamble
Owned Real Property	§ 3.14
Parent	Preamble
Paying Agent	§ 2.02(a)(i)
Plans	§ 3.12(a)
Policies	§ 3.10(g)
Proxy Statement	§ 3.05(b)(ii)
Purchaser Welfare Benefit Plans	§ 6.05(c)
Real Property	§ 3.14
Real Property Leases	§ 3.14
Registrar	§ 1.01
Representatives	§ 6.02(a)(i)
Restricted Shares	§ 2.04 (a)(iii)
SEC	§ 3.05(b)(ii)
SEC Reports	§ 3.07(a)
Securities Act	§ 3.03(f)
Shares	Recitals
Shareholder Approval	§ 3.20(b)
Specified Value	§ 6.12(b)
Superior Proposal	§ 6.03(d)(ii)
Surviving Company	§1.03
Tax or Taxes	§ 3.15(m)(i)
Tax Returns	§ 3.15(m)(ii)
Termination Date	§8.01
Unsolicited Written Acquisition Proposal	§ 6.03(a)(iii)

(c) When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a person are also to its permitted successors and assigns. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise specified in this Agreement, all reference to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

SECTION 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.05 Disclaimer of Other Representations and Warranties. Parent, Merger Sub and the Company each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (a) no party makes, and has not made, any representations or warranties relating to itself or its businesses or otherwise in connection with the Transactions, (b) no person has been authorized by any party to make any representation or warranty relating to such party or its businesses or otherwise in connection with the Transactions and, if made, such representation or warranty must not be relied upon as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any party or any of its Representatives are not and shall not be deemed to be or to include representations or warranties unless any such materials or information is the subject of any representation or warranty set forth in this Agreement.

SECTION 9.06 Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to one or more direct or indirect wholly owned Subsidiaries of Parent, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

SECTION 9.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 6.04 and 6.05(d) (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

SECTION 9.08 Remedies; Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, except as limited by Section 8.03) to seek and obtain (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. In circumstances where Parent or the Company is obligated to consummate the Merger and the Merger has not been consummated (other than as a result of the other party’s refusal to close in violation of this Agreement), each of Parent and the Company expressly acknowledges and agrees that the other party and its shareholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate such other party and its shareholders and that such other party on behalf of itself and its stockholders shall be entitled to enforce specifically Parent’s or the Company’s, as the case may be, obligation to consummate the Merger. Notwithstanding the foregoing or any other provision of this Agreement, the parties acknowledge and agree that Parent shall not be entitled to enforce specifically the obligations of the Company to consummate the transactions contemplated by this Agreement unless all of the conditions set forth in Section 7.01 and Section 7.03 shall have been satisfied or waived in writing by the Company. Notwithstanding the foregoing or any other provision of this Agreement, the parties acknowledge and agree that the Company shall not be entitled to enforce specifically the obligations of the Parent and Merger Sub to consummate the transactions contemplated by this Agreement unless all of the conditions set forth in Section 7.01 and Section 7.02 shall have been satisfied or waived in writing by Parent. Each party further agrees that no other party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.08, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

SECTION 9.09 Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the conflicts of Law rules of such state.

(b) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware State court and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.02 shall be deemed effective service of process on such party.

SECTION 9.10 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

SECTION 9.11 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement and the Transactions by the shareholders of the Company, no amendment shall be made except as allowed under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 9.12 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

SECTION 9.13 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

American Safety Insurance Holdings, Ltd.

By	/s/ Stephen R. Crim
Name: Stephen R. Crim Title: President & CEO

Fairfax Financial Holdings Limited

By	/s/ Peter Clarke
Name: Peter Clarke Title: Vice President

Fairfax Bermuda Holdings Ltd.

By	/s/ John Bator
Name: John Bator Title: Provisional Director

ANNEX A-1

DATED                    2013

(1) FAIRFAX FINANCIAL HOLDINGS LIMITED

(2) FAIRFAX BERMUDA HOLDINGS LTD.

(3) AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

MERGER AGREEMENT

THIS MERGER AGREEMENT is dated as of                     2013

BETWEEN:

(1)	Fairfax Financial Holdings Limited, a Canadian corporation [Corporation Address] (hereinafter called “Parent”)

(2)	Fairfax Bermuda Holdings Ltd., an exempted company incorporated under the laws of Bermuda having its registered office at [Company Address] (hereinafter called “Merger Sub”); and

(3)	American Safety Insurance Holdings, Ltd., an exempted company incorporated under the laws of Bermuda having its registered office at 31 Queen Street, 2nd Floor, Hamilton, Bermuda (hereinafter called the “Company”).

WHEREAS:

(A)	Merger Sub is a wholly-owned indirect subsidiary of Parent;

(B)	Parent, Merger Sub and the Company have agreed to enter into a business combined transaction pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Company, in accordance with the provisions of the Companies Act 1981 of Bermuda, as amended; and

(C)	This Agreement is the Merger Agreement referred to in the Agreement and Plan of Merger among Parent, Merger Sub and the Company, dated June 2, 2013.

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1.	DEFINITIONS

Unless otherwise defined herein, capitalized terms have the same meaning as used and defined in the Agreement and Plan of Merger.

2.	EFFECTIVENESS OF MERGER

The parties to this Agreement agree that, on the terms and subject to the conditions of this Agreement and the Agreement and Plan of Merger and in accordance with the Companies Act, at the Effective Time Merger Sub shall be merged with and into the Company with the Company surviving such Merger and continuing as the Surviving Company.

The Surviving Company will continue to be a Bermuda exempted company under the conditions of this Agreement and the Agreement and Plan of Agreement.

The Merger shall be conditional on the satisfaction on or before the Effective Time of each of the conditions to Merger identified in Article VII of the Agreement and Plan of Merger.

The Merger shall become effective upon the issue of a certificate of merger issued by the Registrar of Companies, such certificate to be issued at the Effective Time.

3.	NAME OF SURVIVING COMPANY

The Surviving Company shall be named American Safety Insurance Holdings, Ltd.

4.	MEMORANDUM OF ASSOCIATION

The Memorandum of Association of the Surviving Company shall be as set forth in Exhibit B of the Agreement and Plan of Merger.

A-1-1

5.	BYE-LAWS

The Bye-Laws of the Surviving Company shall be as set forth in Exhibit C of the Agreement and Plan of Merger.

6.	DIRECTORS

The directors of Merger Sub immediately prior to the effective time (the “Board of Directors”), whose names and addresses are set out below, shall be the Board of Directors of the Surviving Company until their successors are elected or appointed or until the earlier of their death, resignation or removal:

NAME                                                      ADDRESS

[                    ] – Director

[                    ] – Director

7.	CONVERSION OF SECURITIES

At the Effective Time by virtue of the Merger:

(i) each Share of the Company issued and outstanding immediately prior to the Effective Time shall be cancelled and shall be converted automatically into the right to receive Merger Consideration of $ [29.25] in cash, without interest; (ii) each Share held in the treasury of the Company and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; (iii) each share of par value $1.00 of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share par value $0.01 of the Surviving Company; and

(ii) any Dissenting Shares shall be cancelled and converted into the right to receive the fair value thereof under Section 106(2) of the Companies Act.

8.	SETTLEMENT OF MERGER CONSIDERATION

Promptly after the Effective Time the exchange procedures identified in Section 2.02 the Agreement of Plan of Merger shall be implemented.

8.	Miscellaneous

8.1	Termination

No party to this Agreement may terminate this Agreement or the Merger at any time and this Agreement at any time, other than as expressly set out herein or in the Agreement and Plan of Merger.

8.2	ENTIRE AGREEMENT

Except as set out in the Agreement and Plan of Merger, this Agreement and any documents referred to in this Agreement, constitute the entire agreement between the parties with respect to the subject matter of and the transactions referred to herein and supersede any previous arrangements, understandings and agreements between them relating to such subject matter and transactions.

8.3	VARIATIONS

Any variation of this Agreement shall be in writing and signed by or on behalf of all parties.

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8.4	WAIVER

Any waiver of any right under this Agreement shall only be effective if it is in writing, and shall apply only in the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived. No failure to exercise or delay in exercising any right or remedy provided under this Agreement or by law shall constitute a waiver of such right or remedy or prevent any future exercise in whole or in part thereof. No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy.

8.5	CUMULATIVE RIGHTS

Unless specifically provided otherwise, rights arising under this Agreement shall be cumulative and shall not exclude rights provided by law.

8.6	EXECUTION IN COUNTERPARTS

This Agreement may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

9.	NOTICES

All notices and other communications relating to this Agreement shall be in English and in writing by personal delivery, recorded delivery mail; courier or by facsimile transmission, with a confirmation copy despatched by personal delivery or recorded delivery mail and shall be effected with received. Notices shall be given as follows:

PARENT

Address:                                                          [INSERT ADDRESS]

For the Attention of:

Fax:

MERGER SUB

Address:                                                          [INSERT ADDRESS]

For the Attention of:

Fax:

COMPANY

Address:                                                          [INSERT ADDRESS]

For the Attention of:

Fax:

Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(a)	if delivered personally, on delivery;

(b)

if sent by facsimile, on completion of its transmission if transmitted during normal business hours (9.30 am to 5.30 pm) on any Business Day. A notice given by fax transmitted after midnight but on or before

A-1-3

9.30 am on any Business Day shall be deemed to be given at 9.30 am on that Business Day and a notice given by a fax transmitted after 5.30 pm but on or before midnight on any Business day shall be deemed to be given at 9.30 am on the following Business Day; and

(c)	if sent by recorded delivery mail or courier, on delivery.

10.	GOVERNING LAW

The terms and conditions of this agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of Bermuda. The parties to this agreement hereby irrevocably agree that the courts of Bermuda shall have non-exclusive jurisdiction in respect of any dispute, suite, action arbitration or proceedings (“Proceedings”) which may arise out of or in connection with this agreement and waive any objection to Proceedings in courts of Bermuda on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

Signature Page Follows

A-1-4

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first written above.

SIGNED for and on behalf of FAIRFAX FINANCIAL HOLDINGS LIMITED

By:

Name:

Title:

Witnessed:

By:

SIGNED for and on behalf of

FAIRFAX BERMUDA HOLDINGS LTD.

By:

Name:

Title:

Witnessed:

By:

SIGNED for and on behalf of

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

By:

Name:

Title:

Witnessed:

By:

A-1-5

ANNEX A-2

FORM NO. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF

COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

[NAME]

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted company as defined by the Companies Act 1981 (the “Act”).

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:- N/A

5.	The authorised share capital of the Company is US$200.00 divided into shares of US$0.01 each.

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.	The following are provisions regarding the powers of the Company –

Subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and –

(i)	pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

(ii)	pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares for cancellation; and

(iii)	pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

A-2-1

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

(Subscribers)	(Witnesses)

SUBSCRIBED this 30th day of May, 2013.

A-2-2

ANNEX A-3

BYE-LAWS

OF

[NAME OF COMPANY]

INTERPRETATION	A-3-1

1. Definitions	A-3-1

SHARES	A-3-2

2. Power to Issue Shares	A-3-2
3. Power of the Company to Purchase its Shares	A-3-2
4. Rights Attaching to Shares	A-3-2
5. Calls on Shares	A-3-3
6. Forfeiture of Shares	A-3-3
7. Share Certificates	A-3-4
8. Fractional Shares	A-3-4

REGISTRATION OF SHARES	A-3-4

9. Register of Members	A-3-4
10. Registered Holder Absolute Owner	A-3-4
11. Transfer of Registered Shares	A-3-4
12. Transmission of Registered Shares	A-3-5

ALTERATION OF SHARE CAPITAL	A-3-6

13. Power to Alter Capital	A-3-6
14. Variation of Rights Attaching to Shares	A-3-6

DIVIDENDS AND CAPITALISATION	A-3-7

15. Dividends	A-3-7
16. Power to Set Aside Profits	A-3-7
17. Method of Payment	A-3-7
18. Capitalisation	A-3-7

MEETINGS OF MEMBERS	A-3-8

19. Annual General Meetings	A-3-8
20. Special General Meetings	A-3-8
21. Requisitioned General Meetings	A-3-8
22. Notice	A-3-8
23. Giving Notice and Access	A-3-8
24. Postponement of General Meeting	A-3-9
25. Electronic Participation in Meetings	A-3-9
26. Quorum at General Meetings	A-3-9
27. Chairman to Preside at General Meetings	A-3-9
28. Voting on Resolutions	A-3-10
29. Power to Demand a Vote on a Poll	A-3-10
30. Voting by Joint Holders of Shares	A-3-11
31. Instrument of Proxy	A-3-11
32. Representation of Corporate Member	A-3-11
33. Adjournment of General Meeting	A-3-12
34. Written Resolutions	A-3-12
35. Directors Attendance at General Meetings	A-3-12

A-3-i

DIRECTORS AND OFFICERS	A-3-13

36. Election of Directors	A-3-13
37. Number of Directors	A-3-13
38. Term of Office of Directors	A-3-13
39. Alternate Directors	A-3-13
40. Removal of Directors	A-3-14
41. Vacancy in the Office of Director	A-3-14
42. Remuneration of Directors	A-3-14
43. Defect in Appointment	A-3-14
44. Directors to Manage Business	A-3-14
45. Powers of the Board of Directors	A-3-14
46. Register of Directors and Officers	A-3-15
47. Appointment of Officers	A-3-15
48. Appointment of Secretary	A-3-15
49. Duties of Officers	A-3-15
50. Remuneration of Officers	A-3-16
51. Conflicts of Interest	A-3-16
52. Indemnification and Exculpation of Directors and Officers	A-3-16

MEETINGS OF THE BOARD OF DIRECTORS	A-3-17

53. Board Meetings	A-3-17
54. Notice of Board Meetings	A-3-17
55. Electronic Participation in Meetings	A-3-17
56. Representation of Corporate Director	A-3-17
57. Quorum at Board Meetings	A-3-17
58. Board to Continue in the Event of Vacancy	A-3-17
59. Chairman to Preside	A-3-18
60. Written Resolutions	A-3-18
61. Validity of Prior Acts of the Board	A-3-18

CORPORATE RECORDS	A-3-18

62. Minutes	A-3-18
63. Place Where Corporate Records Kept	A-3-18
64. Form and Use of Seal	A-3-18

ACCOUNTS	A-3-18

65. Records of Account	A-3-18
66. Financial Year End	A-3-19

AUDITS	A-3-19

67. Annual Audit	A-3-19
68. Appointment of Auditor	A-3-19
69. Remuneration of Auditor	A-3-19
70. Duties of Auditor	A-3-19
71. Access to Records	A-3-19
72. Financial Statements and the Auditor’s Report	A-3-20
73. Vacancy in the Office of Auditor	A-3-20

A-3-ii

VOLUNTARY WINDING-UP AND DISSOLUTION	A-3-20

74. Winding-Up	A-3-20

CHANGES TO CONSTITUTION	A-3-20

75. Changes to Bye-laws	A-3-20
76. Changes to the Memorandum of Association	A-3-20
77. Discontinuance	A-3-20

A-3-iii

[Insert name of Company here]

INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981;

Alternate Director	an alternate director appointed in accordance with these Bye-laws;

Auditor	includes an individual or partnership;

Board	the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Company	the company for which these Bye-laws are approved and confirmed;

Director	a director of the Company and shall include an Alternate Director;

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of Members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; and

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

A-3-1

[Insert name of Company here]

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)	the word “corporation” means a corporation whether or not a company within the meaning of the Act; and

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3	In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1	Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe.

2.2	Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

4.1	Subject to any resolution of the Members to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital shall be divided into shares of a single class the holders of which shall, subject to these Bye-laws:

(a)	be entitled to one vote per share;

A-3-2

[Insert name of Company here]

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.2	All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Calls on Shares

5.1	The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.3	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.	Forfeiture of Shares

6.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

[Name of Company] (the “Company”)

You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [date]

[Signature of Secretary] By Order of the Board

6.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

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6.3	A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

6.4	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

7.	Share Certificates

7.1	Every Member shall be entitled to a certificate under the common seal (or a facsimile thereof) of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

7.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

7.3	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

9.	Register of Members

9.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

9.2	The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

10.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.	Transfer of Registered Shares

11.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

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Transfer of a Share or Shares

[Name of Company] (the “Company”)

FOR VALUE RECEIVED                      [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

11.2	Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

11.3	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

11.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

11.5	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

11.6	Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

12.	Transmission of Registered Shares

12.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased

Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

12.2

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate

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some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a

Member

[Name of Company] (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

12.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

12.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

13.	Power to Alter Capital

13.1	The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

13.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

14.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being

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wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

15.	Dividends

15.1	The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

15.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

15.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

15.4	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

16.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

17.	Method of Payment

17.1	Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

17.2	In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

17.3	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

18.	Capitalisation

18.1	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

18.2

The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full,

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partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

19.	Annual General Meetings

Subject to an election made by the Company in accordance with the Act to dispense with the holding of annual general meetings, an annual general meeting shall be held in each year (other than the year of incorporation) at such time and place as the president or the chairman of the Company (if any) or any two Directors or any Director and the Secretary or the Board shall appoint.

20.	Special General Meetings

The president or the chairman of the Company (if any) or any two Directors or any Director and the Secretary or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

21.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

22.	Notice

22.1	At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

22.2	At least five days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

22.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

22.4	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

22.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

23.	Giving Notice and Access

23.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)	by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

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(c)	by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)	by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

23.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

23.3	In proving service under paragraphs 23.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

24.	Postponement of General Meeting

The Secretary may postpone any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to the Members before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with these Bye-laws.

25.	Electronic Participation in Meetings

Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

26.	Quorum at General Meetings

26.1	At any general meeting two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.

26.2	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

27.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the chairman or the president of the Company, if there be one, shall act as chairman of the meeting at all general meetings at which

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such person is present. In their absence a chairman of the meeting shall be appointed or elected by those present at the meeting and entitled to vote.

28.	Voting on Resolutions

28.1	Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

28.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

28.3	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

28.4	In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

28.5	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

28.6	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

29.	Power to Demand a Vote on a Poll

29.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

29.2	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

29.3

A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such

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manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

29.4	Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

30.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

31.	Instrument of Proxy

31.1	An instrument appointing a proxy shall be in writing in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

[Name of Company] (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date] and at any adjournment thereof. [Any restrictions on voting to be inserted here.]

Signed this [date]

Member(s)

31.2	The instrument appointing a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid.

31.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

31.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

32.	Representation of Corporate Member

32.1

A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the

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same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

32.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

33.	Adjournment of General Meeting

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

34.	Written Resolutions

34.1	Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Bye-law.

34.2	Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

34.3	A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

34.4	A resolution in writing may be signed in any number of counterparts.

34.5	A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

34.6	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

34.7	This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

34.8	For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

35.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

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DIRECTORS AND OFFICERS

36.	Election of Directors

36.1	The Board shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy, at the annual general meeting or at any special general meeting called for that purpose.

36.2	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

37.	Number of Directors

The Board shall consist of not less than one Director or such number in excess thereof as the Members may determine.

38.	Term of Office of Directors

Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

39.	Alternate Directors

39.1	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.

39.2	Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary.

39.3	Any person elected or appointed pursuant to this Bye-law shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative, provided that such person shall not be counted more than once in determining whether or not a quorum is present.

39.4	An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

39.5	An Alternate Director’s office shall terminate –

(a)	in the case of an alternate elected by the Members:

(i)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to the Director for whom he was elected to act, would result in the termination of that Director; or

(ii)	if the Director for whom he was elected in the alternative ceases for any reason to be a Director, provided that the alternate removed in these circumstances may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy; and

(b)	in the case of an alternate appointed by a Director:

(i)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his appointor, would result in the termination of the appointor’s directorship; or

(ii)	when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or

(iii)	if the Alternate Director’s appointor ceases for any reason to be a Director.

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40.	Removal of Directors

40.1	Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

40.2	If a Director is removed from the Board under this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

41.	Vacancy in the Office of Director

41.1	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his office by notice to the Company.

41.2	The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.

42.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them (or in the case of a director that is a corporation, by its representative or representatives) in attending and returning from the Board meetings, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally.

43.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

44.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

45.	Powers of the Board of Directors

The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)

exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue

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debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

46.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

47.	Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

48.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

49.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

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50.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

51.	Conflicts of Interest

51.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

51.2	A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest as required by the Act.

51.3	An Interested Director who has complied with the requirements of the foregoing Bye-law may:

(a)	vote in respect of such contract or proposed contract; and/or

(b)	be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

52.	Indemnification and Exculpation of Directors and Officers

52.1	The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

52.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

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52.3	The Company may advance monies to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him.

MEETINGS OF THE BOARD OF DIRECTORS

53.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

54.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

55.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

56.	Representation of Corporate Director

56.1	A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

56.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a corporation which is a Director.

57.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a Board meeting shall be two Directors, provided that if there is only one Director for the time being in office the quorum shall be one.

58.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

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59.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the chairman or the president of the Company, if there be one, shall act as chairman of the meeting at all Board meetings at which such person is present. In their absence a chairman of the meeting shall be appointed or elected by the Directors present at the meeting.

60.	Written Resolutions

A resolution signed by (or in the case of a Director that is a corporation, on behalf of) all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by (or in the case of a Director that is a corporation, on behalf of) the last Director. For the purposes of this Bye-law only, “the Directors” shall not include an Alternate Director.

61.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

62.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings, meetings of managers and meetings of committees appointed by the Board.

63.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

64.	Form and Use of Seal

64.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

64.2	A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

64.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

65.	Records of Account

65.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

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(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

65.2	Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

65.3	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

66.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

67.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

68.	Appointment of Auditor

68.1	Subject to the Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.

68.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.	Remuneration of Auditor

69.1	The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine.

69.2	The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board.

70.	Duties of Auditor

70.1	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

70.2	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

71.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

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72.	Financial Statements and the Auditor’s Report

72.1	Subject to the following bye-law, the financial statements and/or the auditor’s report as required by the Act shall

(a)	be laid before the Members at the annual general meeting; or

(b)	be received, accepted, adopted, approved or otherwise acknowledged by the Members by written resolution passed in accordance with these Bye-laws; or

(c)	in circumstances where the Company has elected to dispense with the holding of an annual general meeting, be made available to the Members in accordance with the Act in such manner as the Board shall determine.

72.2	If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or auditor’s report thereon need be made available to the Members, and/or that no auditor shall be appointed then there shall be no obligation on the Company to do so.

73.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the auditor.

VOLUNTARY WINDING-UP AND DISSOLUTION

74.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

75.	Changes to Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.

76.	Changes to the Memorandum of Association

No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by a resolution of the Members.

77.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

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ANNEX B

[BANK OF AMERICA MERRILL LYNCH LETTERHEAD]

June 2, 2013

The Board of Directors

American Safety Insurance Holdings, Ltd.

31 Queen Street, 2nd Floor

Hamilton HM11

Bermuda

Members of the Board of Directors:

We understand that American Safety Insurance Holdings, Ltd. (“ASI”) proposes to enter into an Agreement and Plan of Merger (the “Plan of Merger”) among ASI, Fairfax Financing Holdings (“Parent”) and Fairfax Bermuda Holdings Ltd., an indirect wholly owned subsidiary of Parent (“Merger Sub”), and a merger agreement in a form to be attached as Exhibit A to the Plan of Merger (the “Merger Agreement” and, together with the Plan of Merger, the “Agreements”), pursuant to which, among other things, Merger Sub will merge with and into ASI (the “Merger”) and each outstanding common share, par value $0.01 per share, of ASI (each, an “ASI Common Share”), other than ASI Common Shares held in treasury or owned by Merger Sub, Parent or any of Parent’s wholly owned subsidiaries and other than Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $29.25 in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreements.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of ASI Common Shares of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to ASI;

(2)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of ASI furnished to or discussed with us by the management of ASI, including certain financial forecasts relating to ASI prepared by the management of ASI (such forecasts, the “ASI Forecasts”);

(3)	discussed the past and current business, operations, financial condition and prospects of ASI with members of senior management of ASI;

(4)	reviewed the trading history for ASI Common Shares and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5)	compared certain financial and stock market information of ASI with similar information of other companies we deemed relevant;

(6)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(7)	considered (i) the fact that ASI publicly announced that its Board of Directors was undertaking a review of strategic alternatives, including a potential sale of ASI, and (ii) the results of our efforts on behalf of ASI to solicit, at the direction of the Board of Directors of ASI, indications of interest and definitive proposals from third parties with respect to a possible acquisition of ASI;

(8)	participated in certain discussions and negotiations between representatives of ASI and representatives of Parent;

The Board of Directors

American Safety Insurance Holdings, Ltd.

(9)	reviewed a draft, dated May 31, 2013, of the Plan of Merger (the “Draft Agreement”); and

(10)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of ASI that management is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the ASI Forecasts, we have been advised by ASI, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of ASI as to the future financial performance of ASI. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of ASI, nor have we made any physical inspection of the properties or assets of ASI. We have not evaluated the solvency or fair value of ASI or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not experts in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses and we have not made an independent evaluation of the adequacy of the reserves of ASI. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the losses and loss adjustment expense reserves for ASI. We have assumed, at the direction of ASI, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on ASI or the contemplated benefits of the Merger. We also have assumed, at the direction of ASI, that that the final executed Plan of Merger will not differ in any material respect from the Draft Agreement and that the Merger Agreement will not contain any provisions inconsistent with the Draft Agreement or the final executed Plan of Merger or any additional material provisions.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of ASI Common Shares and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to ASI or in which ASI might engage or as to the underlying business decision of ASI to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to the Board of Directors of ASI in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, ASI has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

The Board of Directors

American Safety Insurance Holdings, Ltd.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of ASI, Parent and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as joint lead arranger and bookrunner for, and/or a lender under, certain credit or other facilities of, or loans to, Parent and/or certain of its affiliates, (ii) having acted or acting as manager or underwriter for various debt offerings of Parent and/or certain of its affiliates, (iii) having acted or acting as a dealer-manager in connection with certain debt and/or equity tender offers for Parent and/or certain of its affiliates, (iv) having acted as a financial advisor to an affiliate of Parent in connection with a merger and acquisition transaction, (v) having provided or providing certain swap, derivatives and foreign exchange trading services to Parent and/or certain of its affiliates, and (vi) having provided or providing certain treasury and trade management services and products to Parent and/or its affiliates.

It is understood that this letter is for the benefit and use of the Board of Directors of ASI (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of ASI Common Shares is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH

      INCORPORATED

ANNEX C

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), and David V. Brueggen (the “Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, the Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, the Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Shareholder, for and in the name, place and stead of the Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent the Shareholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Shareholder represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which Shareholder owns of record or otherwise has the power to vote, (ii) Shareholder owns the Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares for all purposes of this Agreement.

(b) (i) Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Shareholder to be a party or signatory to this Agreement shall not (x) prevent Shareholder from performing Shareholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Shareholder in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing, (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing Shareholder’s obligations hereunder; provided, however, Shareholder may transfer any or all of the Voting shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. The Shareholder shall (a) not, directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, and (b) direct or cause Shareholder’s Representatives not to engage in any action prohibited by Section 6.03 of the Merger Agreement. Shareholder shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholder. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any employee, officer, director, partner or other affiliate of the Shareholder, in Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, Shareholder makes no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above.

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/ David V. Brueggen
Name:	David V. Brueggen

Schedule I

53,919 Shares

ANNEX D

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this ‘‘Agreement”), among Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), Cody W. Birdwell and The Cody Birdwell Family Limited Partnership (together with Cody W. Birdwell, the ‘‘Shareholders” and each a “Shareholder”), solely in the Shareholders capacity as owners of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that each Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, each Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. Each Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, each Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of each of the Shareholders, for and in the name, place and stead of each of the Shareholders, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent either of the Shareholders fail to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Each of the Shareholders, jointly and severally, represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of shares of Shares (“Voting Shares”), of which each Shareholder owns of record or otherwise has the power to vote, (ii) each Shareholder owns its respective Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) each Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, either Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares of such Shareholder for all purposes of this Agreement.

(b) (i) Each Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by each of the Shareholders and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of each of the Shareholders, enforceable against the Shareholders in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Cody W. Birdwell to be a party or signatory to this Agreement shall not (x) prevent Cody W. Birdwell from performing his obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Cody W. Birdwell in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of either Shareholder for the execution and delivery of this Agreement by such Shareholder and, except as contemplated by the Merger Agreement, the consummation by such Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by either Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of such Shareholder to perform such Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Each Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of such Shareholder’s Voting Shares or otherwise agree to do any of the foregoing, (b) deposit such Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of such Voting Shares or (d) take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Shareholder from performing such Shareholder’s obligations hereunder; provided, however, such Shareholder may transfer any or all of its Voting Shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. Neither Shareholder shall (a) directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, or (b) direct or cause such Shareholder’s Representatives to engage in any action prohibited by Section 6.03 of the Merger Agreement. The Shareholders shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholders. Each of the Shareholders are entering into this Agreement solely in their respective capacities as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by either Shareholder or any employee, officer, director, partner or other affiliate of such Shareholder, in such Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, the Shareholders make no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and the Shareholders have caused this Agreement to be executed as of the date first written above

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/ Cody W. Birdwell
Name:	Cody W. Birdwell

The Cody Birdwell Family Limited Partnership

By:	/s/ Cody W. Birdwell
Name:	Cody W. Birdwell
Title:	General Partner

Schedule I

Cody W. Birdwell – 208,099 Shares (includes 116,221 Shares held by The Cody Birdwell Family Limited Partnership, over which Mr. Birdwell has sole voting power and 3,000 Shares held in an IRA)

The Cody Birdwell Family Limited Partnership – 116,221 Shares

ANNEX E

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), and Harris K. Chorney (the “Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, the Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, the Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Shareholder, for and in the name, place and stead of the Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent the Shareholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the

Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Shareholder represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which Shareholder owns of record or otherwise has the power to vote, (ii) Shareholder owns the Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares for all purposes of this Agreement.

(b) (i) Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Shareholder to be a party or signatory to this Agreement shall not (x) prevent Shareholder from performing Shareholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Shareholder in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing, (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing Shareholder’s obligations hereunder; provided, however, Shareholder may transfer any or all of the Voting shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. The Shareholder shall (a) not, directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, and (b) direct or cause Shareholder’s Representatives not to engage in any action prohibited by Section 6.03 of the Merger Agreement. Shareholder shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholder. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any employee, officer, director, partner or other affiliate of the Shareholder, in Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, Shareholder makes no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above.

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/ Harris R. Chorney
Name:	Harris R. Chorney

Schedule I

15,597 Shares

ANNEX F

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), and Lisbeth Lee Crim (the “Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, the Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, the Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Shareholder, for and in the name, place and stead of the Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent the Shareholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Shareholder represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which Shareholder owns of record or otherwise has the power to vote, (ii) Shareholder owns the Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares for all purposes of this Agreement.

(b) (i) Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Shareholder to be a party or signatory to this Agreement shall not (x) prevent Shareholder from performing Shareholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Shareholder in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing, (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing Shareholder’s obligations hereunder; provided, however, Shareholder may transfer any or all of the

Voting shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. The Shareholder shall (a) not, directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, and (b) direct or cause Shareholder’s Representatives not to engage in any action prohibited by Section 6.03 of the Merger Agreement. Shareholder shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholder. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any employee, officer, director, partner or other affiliate of the Shareholder, in Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, Shareholder makes no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/ Lisbeth Lee Crim
Name:	Lisbeth Lee Crim

Schedule I

38,995 Shares

ANNEX G

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), and Stephen R. Crim (the “Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, the Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, the Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Shareholder, for and in the name, place and stead of the Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent the Shareholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Shareholder represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which Shareholder owns of record or otherwise has the power to vote, (ii) Shareholder owns the Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares for all purposes of this Agreement.

(b) (i) Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Shareholder to be a party or signatory to this Agreement shall not (x) prevent Shareholder from performing Shareholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Shareholder in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing, (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing Shareholder’s obligations hereunder; provided, however, Shareholder may transfer any or all of the

Voting shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. The Shareholder shall (a) not, directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, and (b) direct or cause Shareholder’s Representatives not to engage in any action prohibited by Section 6.03 of the Merger Agreement. Shareholder shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholder. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any employee, officer, director, partner or other affiliate of the Shareholder, in Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, Shareholder makes no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/ Stephen R. Crim
Name:	Stephen R. Crim

Schedule I

114,366 (includes 1,569 Shares held of record as custodian for his children)

ANNEX H

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), and Lawrence I. Geneen (the “Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, the Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, the Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Shareholder, for and in the name, place and stead of the Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent the Shareholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Shareholder represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which Shareholder owns of record or otherwise has the power to vote, (ii) Shareholder owns the Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares for all purposes of this Agreement.

(b) (i) Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Shareholder to be a party or signatory to this Agreement shall not (x) prevent Shareholder from performing Shareholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Shareholder in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing, (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing Shareholder’s obligations hereunder; provided, however, Shareholder may transfer any or all of the Voting shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. The Shareholder shall (a) not, directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, and (b) direct or cause Shareholder’s Representatives not to engage in any action prohibited by Section 6.03 of the Merger Agreement. Shareholder shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholder. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any employee, officer, director, partner or other affiliate of the Shareholder, in Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, Shareholder makes no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/ Lawrence I. Geneen
Name:	Lawrence I. Geneen

Schedule I

23,583 Shares

ANNEX I

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), and Steven L. Groot (the “Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, the Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, the Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Shareholder, for and in the name, place and stead of the Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent the Shareholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Shareholder represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which Shareholder owns of record or otherwise has the power to vote, (ii) Shareholder owns the Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares for all purposes of this Agreement.

(b) (i) Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Shareholder to be a party or signatory to this Agreement shall not (x) prevent Shareholder from performing Shareholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Shareholder in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing, (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing Shareholder’s obligations hereunder; provided, however, Shareholder may transfer any or all of the

Voting shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. The Shareholder shall (a) not, directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, and (b) direct or cause Shareholder’s Representatives not to engage in any action prohibited by Section 6.03 of the Merger Agreement. Shareholder shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholder. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any employee, officer, director, partner or other affiliate of the Shareholder, in Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, Shareholder makes no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/Steven L. Groot
Name:	Steven L. Groot

Schedule I

39,184 Shares (held by K Groot & S Groot TTEE, Steven L. Groot Living Trust, U/A DTD 03/20/1997)

ANNEX J

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), and Mark W. Haushill (the “Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, the Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, the Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Shareholder, for and in the name, place and stead of the Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent the Shareholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Shareholder represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which Shareholder owns of record or otherwise has the power to vote, (ii) Shareholder owns the Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares for all purposes of this Agreement.

(b) (i) Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Shareholder to be a party or signatory to this Agreement shall not (x) prevent Shareholder from performing Shareholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Shareholder in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing, (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing Shareholder’s obligations hereunder; provided, however, Shareholder may transfer any or all of the

Voting shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. The Shareholder shall (a) not, directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, and (b) direct or cause Shareholder’s Representatives not to engage in any action prohibited by Section 6.03 of the Merger Agreement. Shareholder shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholder. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any employee, officer, director, partner or other affiliate of the Shareholder, in Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, Shareholder makes no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/ Mark W. Haushill
Name:	Mark W. Haushill

Schedule I

11,334 Shares

ANNEX K

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), and Randolph L. Hutto (the “Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, the Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, the Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Shareholder, for and in the name, place and stead of the Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent the Shareholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Shareholder represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which Shareholder owns of record or otherwise has the power to vote, (ii) Shareholder owns the Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares for all purposes of this Agreement.

(b) (i) Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Shareholder to be a party or signatory to this Agreement shall not (x) prevent Shareholder from performing Shareholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Shareholder in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing, (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing Shareholder’s obligations hereunder; provided, however, Shareholder may transfer any or all of the Voting shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. The Shareholder shall (a) not, directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, and (b) direct or cause Shareholder’s Representatives not to engage in any action prohibited by Section 6.03 of the Merger Agreement. Shareholder shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholder. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any employee, officer, director, partner or other affiliate of the Shareholder, in Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, Shareholder makes no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/ Randolph L. Hutto
Name: Randolph L. Hutto

Schedule I

10,771 Shares

ANNEX L

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), and Ambuj Jain (the “Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, the Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, the Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Shareholder, for and in the name, place and stead of the Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent the Shareholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Shareholder represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which Shareholder owns of record or otherwise has the power to vote, (ii) Shareholder owns the Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares for all purposes of this Agreement.

(b) (i) Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Shareholder to be a party or signatory to this Agreement shall not (x) prevent Shareholder from performing Shareholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Shareholder in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing, (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing Shareholder’s obligations hereunder; provided, however, Shareholder may transfer any or all of the

Voting shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. The Shareholder shall (a) not, directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, and (b) direct or cause Shareholder’s Representatives not to engage in any action prohibited by Section 6.03 of the Merger Agreement. Shareholder shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholder. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any employee, officer, director, partner or other affiliate of the Shareholder, in Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, Shareholder makes no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/ Ambuj Jain
Name: Ambuj Jain

Schedule I

12,780 Shares

ANNEX M

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), among Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), Thomas W. Mueller and The Mark C. Mueller Trust (together with Thomas W. Mueller, the “Shareholders” and each a “Shareholder”), solely in the Shareholders capacity as owners of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that each Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, each Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. Each Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, each Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of each of the Shareholders, for and in the name, place and stead of each of the Shareholders, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent either of the Shareholders fail to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Each of the Shareholders, jointly and severally, represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which each Shareholder owns of record or otherwise has the power to vote, (ii) each Shareholder owns its respective Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) each Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, either Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares of such Shareholder for all purposes of this Agreement.

(b) (i) Each Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by each of the Shareholders and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of each of the Shareholders, enforceable against the Shareholders in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Thomas W. Mueller to be a party or signatory to this Agreement shall not (x) prevent Thomas W. Mueller from performing his obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Thomas W. Mueller in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of either Shareholder for the execution and delivery of this Agreement by such Shareholder and, except as contemplated by the Merger Agreement, the consummation by such Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by either Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of such Shareholder to perform such Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Each Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of such Shareholder’s Voting Shares or otherwise agree to do any of the foregoing, (b) deposit such Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of such Voting Shares or (d) take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Shareholder from performing such Shareholder’s obligations hereunder; provided, however, such Shareholder may transfer any or all of its Voting Shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. Neither Shareholder shall (a) directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, or (b) direct or cause such Shareholder’s Representatives to engage in any action prohibited by Section 6.03 of the Merger Agreement. The Shareholders shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholders. Each of the Shareholders are entering into this Agreement solely in their respective capacities as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by either Shareholder or any employee, officer, director, partner or other affiliate of such Shareholder, in such Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, the Shareholders make no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and the Shareholders have caused this Agreement to be executed as of the date first written above

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/ Thomas W. Mueller
Name: Thomas W. Mueller

The Mark C. Mueller Trust

By:	/s/ Thomas W. Mueller
Name:	Thomas W. Mueller
Title:	Trustee

Schedule I

Thomas Mueller – 165,677 Shares (includes 142,745 Shares held of record by The Mark C. Mueller Trust for which Mr. Thomas Mueller is the sole trustee)

The Mark C. Mueller Trust – 142,745 Shares

ANNEX N

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), and The Thomas W. Mueller Trust (the “Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, the Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, the Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Shareholder, for and in the name, place and stead of the Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent the Shareholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Shareholder represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which Shareholder owns of record or otherwise has the power to vote, (ii) Shareholder owns the Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares for all purposes of this Agreement.

(b) (i) Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Shareholder to be a party or signatory to this Agreement shall not (x) prevent Shareholder from performing Shareholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Shareholder in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing, (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing Shareholder’s obligations hereunder; provided, however, Shareholder may transfer any or all of the

Voting shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. The Shareholder shall (a) not, directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, and (b) direct or cause Shareholder’s Representatives not to engage in any action prohibited by Section 6.03 of the Merger Agreement. Shareholder shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholder. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any employee, officer, director, partner or other affiliate of the Shareholder, in Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, Shareholder makes no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above.

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

The Thomas W. Mueller Trust

By:	/s/ Mark C. Mueller
Name:	Mark C. Mueller
Title:	Trustee

Schedule I

140,000 Shares

ANNEX O

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), and Nicholas J. Pascall (the “Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, the Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, the Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Shareholder, for and in the name, place and stead of the Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent the Shareholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Shareholder represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which Shareholder owns of record or otherwise has the power to vote, (ii) Shareholder owns the Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares for all purposes of this Agreement.

(b) (i) Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Shareholder to be a party or signatory to this Agreement shall not (x) prevent Shareholder from performing Shareholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Shareholder in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing, (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing Shareholder’s obligations hereunder; provided, however, Shareholder may transfer any or all of the

Voting shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. The Shareholder shall (a) not, directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, and (b) direct or cause Shareholder’s Representatives not to engage in any action prohibited by Section 6.03 of the Merger Agreement. Shareholder shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholder. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any employee, officer, director, partner or other affiliate of the Shareholder, in Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, Shareholder makes no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/ Nicholas J. Pascall
Name: Nicholas J. Pascall

Schedule I

6,373 Shares

ANNEX P

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 2, 2013 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian Corporation (“Parent”), and Joseph D. Scollo, Jr. (the “Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Shares”) of American Safety Insurance Holdings Ltd., a Bermuda exempted limited company (the “Company”).

WHEREAS, on June 2, 2013, Parent, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. At every meeting of the shareholders of the Company at which the adoption of the Merger Agreement and the approval of the Merger shall be voted upon and at every postponement or adjournment thereof, the Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all of the Voting Shares (as hereinafter defined ) entitled to be voted thereat or to cause all of the Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement and approval of the Merger; (ii) against any action, agreement or transaction (other than the adoption of the Merger Agreement or the approval of the Merger) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and the Transactions that is voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, the Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the Shareholder, for and in the name, place and stead of the Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent the Shareholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including an Acquisition Proposal) that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other material obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered voted upon by the Shareholders of the Company; provided, however, the foregoing shall be of no further force and effect in the event there has been a Change in Board Recommendation. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties. Shareholder represents and warrants that:

(a) (i) Schedule I to this Agreement sets forth the number of Shares (“Voting Shares”), of which Shareholder owns of record or otherwise has the power to vote, (ii) Shareholder owns the Voting Shares, free and clear of any claims, liens, charges, encumbrances, voting agreements and commitments of any kind (other than this Agreement) and (iii) Shareholder has the power to vote all the Voting Shares without restriction (other than as contemplated by this Agreement) and (iv) no proxies heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked. If, after the date hereof, Shareholder acquires the power to vote Voting Shares not set forth in Schedule I, such Shares shall be deemed to be Voting Shares for all purposes of this Agreement.

(b) (i) Shareholder has all necessary power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Shareholder to be a party or signatory to this Agreement shall not (x) prevent Shareholder from performing Shareholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Shareholder in accordance with its terms.

(c) (i) no filing with, and no permit, authorization, consent or approval of any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

4. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States, Bermuda or any jurisdiction having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Termination. This Agreement and all of the rights and obligations of the parties hereunder (except Section 9) shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. Section 9 shall survive the termination of this Agreement. Nothing in this Section 5 shall relieve any party of liability for any breach of this Agreement.

6. Transfer of Shares. Shareholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing, (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Voting Shares or (d) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Shareholder from performing Shareholder’s obligations hereunder; provided, however, Shareholder may transfer any or all of the

Voting shares to any person who shall have prior to such transfer executed and delivered to Parent a joinder to this Agreement reasonably acceptable to Parent pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement. Any transfer in breach of this Section 6 shall be void.

7. No Solicitation of Transactions. The Shareholder shall (a) not, directly or indirectly, through any officer, director, agent or otherwise, engage in any action prohibited by Section 6.03 of the Merger Agreement, and (b) direct or cause Shareholder’s Representatives not to engage in any action prohibited by Section 6.03 of the Merger Agreement. Shareholder shall promptly advise Parent and the Company orally and in writing of (a) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (b) any changes in any such Acquisition Proposal or request.

8. Agreement Solely as Shareholder. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any employee, officer, director, partner or other affiliate of the Shareholder, in Shareholder’s capacity as a director or officer of the Company (or a Company Subsidiary).

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(c) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(g) Parent Acknowledgement. Parent acknowledges that other than as set forth in Section 3, Shareholder makes no representation or warranty, express or implied.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above

Fairfax Financial Holdings Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President

/s/ Joseph D. Scollo, Jr.
Name: Joseph D. Scollo, Jr.

Schedule I

58,592 Shares

VOTE BY INTERNET - www.proxyvoting.com/ASI

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - TOLL-FREE: 1-888-215-6726

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to MacKenzie Partners, Inc. Proxy Tabulation Madison Square Station P.O. Box 865 New York, NY 10160-1051.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1-3.				For	Against	Abstain
1.

To approve and adopt the Agreement and Plan of Merger, dated as of June 2, 2013, among Fairfax Financial Holdings Limited, Fairfax Bermuda Holdings Ltd. and the Company, including the Bermuda merger agreement set forth on Exhibit A thereto, (the “merger agreement”) and to approve the merger of the Company and Fairfax Bermuda Holdings Ltd. (the “merger”) upon the terms and conditions set forth in the merger agreement.

				☐	☐	☐
2.

To approve an adjournment or recess of the special general meeting, if necessary or appropriate in the view of the chairman of the special general meeting, to allow the board to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and to approve the merger if there are not sufficient votes at the time of such adjournment or recess to approve and adopt the merger agreement and to approve the merger.

				☐	☐	☐
3.

To approve, on a non-binding, advisory basis, the agreements or understandings with, and items of compensation payable to, or which may become payable to, the Company’s named executive officers that are based on or otherwise relate to the merger.

				☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the special general meeting. This Proxy revokes all prior proxies with respect to the special general meeting and may be revoked prior to its exercise by depositing an instrument of revocation with the secretary no later than two hours prior to the commencement of the special general meeting. Unless otherwise specified, this Proxy will be Voted For each of the Proposals and in the discretion of the persons named as Proxies on any other matters which may properly come before the special general meeting or any adjournments thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000145404_1    R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting: The Notice, Proxy Statement and Proxy Card are available at http://OURMATERIALS.COM/ASI.

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AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS

The undersigned shareholder hereby appoints Stephen R. Crim and Randolph L. Hutto, each or any one of them, with full power of substitution as Proxies to represent and to vote, as designated on the reverse side, all the common shares of American Safety Insurance Holdings, Ltd. (the “Company”) held of record by the undersigned on July 15, 2013, at the special general meeting of shareholders (the “special general meeting”) to be held on August 26, 2013, at 9:00 a.m., local time, at the Hyatt Regency Aruba, J.E. Irausquin Blvd. #85, Palm Beach, Aruba, Dutch Caribbean, or any adjournment or recess thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000145404_2    R1.0.0.11699